Exhibit 10.1

Confidential

INVESTMENT AGREEMENT

by and among

ONESPAWORLD HOLDINGS LIMITED,

STEINER LEISURE LIMITED

and

EACH OF THE OTHER INVESTORS LISTED ON THE SIGNATURE PAGES HERETO

Dated as of April 30, 2020

i

ii

TABLE OF CONTENTS

Page

Schedules

Security Allocations	Schedule I
Post-Closing Board Composition	Schedule II

Exhibits

Form of Second Amended and Restated Memorandum of Association and Articles of Association	Exhibit A
Form of Warrant Agreement	Exhibit B
Form of Amended and Restated Registration Rights Agreement	Exhibit C
Form of Governance Agreement	Exhibit D

i

THIS INVESTMENT AGREEMENT (this “Agreement”) is entered into as of April 30, 2020, among OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner”), and the investors set forth on the signature pages hereto under the heading “Co-Investors” (each, a “Co-Investor” and, together with Steiner, collectively, the “Investors”, and each, an “Investor”).

WHEREAS, concurrently with the execution and delivery of this Agreement, (a) the Company and the lenders under the First Lien Credit Agreement, by and among the Company, Dory Intermediate LLC, Dory Acquisition Sub, Inc., the lenders party thereto and Goldman Sachs Lending Partners LLC, as the Administrative Agent and as the Collateral Agent (the “First Lien Credit Agreement”), are entering into an amendment pursuant to which the lenders consent to certain modifications to the First Lien Credit Agreement as set forth therein (the “First Lien Credit Agreement Amendment”), and (b) the Company and the lenders under the Second Lien Credit Agreement, by and among the Company, Dory Intermediate LLC, the lenders party thereto and Cortland Capital Market Services LLC, as the Administrative Agent and as the Collateral Agent (the “Second Lien Credit Agreement”) are entering into an amendment pursuant to which the lenders consent to certain modifications to the Second Lien Credit Agreement as set forth therein (the “Second Lien Credit Agreement Amendment”).

WHEREAS, the Company desires to issue, sell and deliver to the Investors, and the Investors severally and not jointly desire to purchase and acquire from the Company, pursuant to the terms and subject to the conditions set forth in this Agreement, (i) an aggregate of 3,731,250 shares of the Company’s voting common shares, par value US$0.0001 per share (the “Voting Common Shares”) and an aggregate of 15,018,750 shares of the Company’s nonvoting common shares, par value US$0.0001 per share (the “Non-Voting Common Shares” and together with the Voting Common Shares, the “Common Shares”), each having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the Second Amended and Restated Memorandum of Association and Articles of Association, substantially in the form attached hereto as Exhibit A (the “Second A&R Articles”), and (ii) an aggregate of 5,000,000 warrants (the “Warrants”, and together with the Common Shares, collectively, the “Purchased Securities”) representing the right to purchase one Common Share (Non-Voting Common Shares in the hands of any SLL Investor Holder and Voting Common Shares in the hands of all others) on the terms and subject to the conditions in the Warrant Agreement, substantially in the form attached hereto as Exhibit B (the “Warrant Agreement”), to be entered into by the Company and each Investor at the Closing.

WHEREAS, in consideration for, among other things, (a) Steiner providing a “back stop” for the Company’s equity financing and (b) Steiner’s agreement to voting limitations in respect of the Non-Voting Common Shares issuable to Steiner hereunder at the Closing and to convert a portion of the Common Shares issuable upon warrants directly or indirectly held by Steiner as of the date hereof into Non-Voting Common Shares on the terms and subject to the conditions herein, the Company desires to issue and deliver an aggregate of 2,833,250 Voting Common Shares and an aggregate of 2,166,750 Non-Voting Common Shares (collectively, the “Additional Shares” and together with the Purchased Securities, the “Acquired Securities”), such Common Shares representing the full satisfaction by the Company of its obligation to issue the Steiner Deferred Shares (as defined in the Business Combination Agreement, dated as of November 1, 2018 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “BCA”)) pursuant to Section 2.6 of the BCA.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Action” means any lawsuit, litigation, action, audit, demand, examination, hearing, claim, complaint, charge, investigation, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving, any Governmental Entity.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that (i) the Company and its Subsidiaries shall not be deemed to be Affiliates of any of the Investors or any of their respective Affiliates, and (ii) Catterton and the Affiliates of Catterton shall be deemed to be Affiliates of Steiner. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

“Alternative Transaction” means, in each case involving any Person other than the Steiner Investors or one of their Affiliates, any (i) direct or indirect sale, lease, assignment, exchange, acquisition or other transfer or disposition (whether by merger, consolidation, business combination, share exchange, joint venture or otherwise and whether in a single or series of transactions) of (A) all or substantially all of the assets of the Company or any of its Subsidiaries (including any securities of any such Subsidiary), or (B) 10% or more of the consolidated assets of the Company or to which 10% or more of the consolidated revenues or earnings of the Company are attributable for the most recent fiscal year in which audited financial statements are available; (ii) other than compensatory grants under Company Stock Plans, direct or indirect issuance, sale or other disposition (whether by merger, consolidation, business combination, share exchange, joint venture or otherwise), of securities (or options, rights, or warrants to purchase, or securities convertible into or exchangeable for, such securities), including any Equity Securities, of the Company or any of its Subsidiaries; (iii) tender offer or exchange offer as defined pursuant to the Exchange Act that, if consummated, would result in any Person or Group directly or indirectly acquiring beneficial ownership of 10% or more of any class or series (or the voting power of any class or series) of Equity Securities of the Company or any of its Subsidiaries or any other transaction (whether by merger, consolidation, business combination, share exchange, joint venture or otherwise) in which any Person or Group would, if consummated, directly or indirectly acquire beneficial ownership, or the right to acquire beneficial ownership, of 10% or more of any class or series (or the voting power of any class or series) of Equity Securities; or (iv) any combination of the foregoing (in each case, other than the arrangements contemplated by the Transaction Documents or pursuant to agreements in effect as of the date hereof with respect to the issued and outstanding Equity Securities of the Company described in the second sentence of Section 3.02(a)).

Any Person shall be deemed to “beneficially own,” to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

“Articles” means the Amended and Restated Memorandum of Association and Articles of Association of the Company, as may be amended, supplemented or otherwise modified from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York and Nassau, Bahamas are authorized or required by Law, regulation or executive order to be closed.

“Catterton” means Catterton Management Company, L.L.C.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Stock Plans” means the Company’s 2019 Equity Incentive Plan, as amended, supplemented or otherwise modified from time to time.

“Contract” means any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, arrangement or understanding.

“EBITDA” means “Consolidated EBITDA”, as defined in the First Lien Credit Agreement, or, if the First Lien Credit Agreement is of no further force and effect, the definition of “Consolidated EBITDA” (or, if no such definition, a similar construct) under the credit agreement governing the Company’s senior-most credit facility.

“Equity Securities” means, as applicable, (a) any capital stock, membership interests or other share or equity capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share or equity capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share or equity capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share or equity capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fraud” means, with respect to a party, a knowing and intentional misrepresentation of a material fact with respect to any representation or warranty made by such Party in Article III or Article IV, as applicable, of this Agreement with the intent to induce another Party to execute this Agreement and consummate the transactions contemplated hereby and upon which such other Party reasonably relied and as a result of which such other Party suffered damages.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governance Agreement” means the Governance Agreement to be entered into at the Steiner Closing by and among the Company, Steiner and HYAC, substantially in the form attached hereto as Exhibit D.

“Governmental Entity” means any U.S. or non-U.S. federal, state, local, municipal or other governmental or quasi-governmental or regulatory (including any stock exchange) authority, agency, court, commission, arbitral body or other entity or self-regulatory organization.

“Group” means a “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision, of the Exchange Act.

“HYAC” means Haymaker Acquisition Corp., a Delaware corporation.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IBC Act” means the International Business Companies Act, 2000, as amended.

“Immediate Family Member” means, with respect to any individual, any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such individual, or any Person (other than a tenant or an employee) sharing the household of such individual.

“Judgment” means any judgment, injunction, order or decree of any Governmental Entity.

“Knowledge” means, with respect to the Company, the actual knowledge as of the date hereof of Leonard Fluxman, Stephen Lazarus or Glen Fusfield, assuming due inquiry of the direct reports of such individuals.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Liabilities” means, collectively, all obligations, liabilities, commitments, debts, deficiencies, penalties, taxes, fines, claims, losses, costs or expenses and causes of actions of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due.

“Liens” means any pledges, liens, charges, mortgages, encumbrances, security interests, preemptive right, right of first offer or refusal, purchase right, transfer restriction, servitude, license, charge, option, warrant or other similar encumbrance or restriction.

“Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, assets, Liabilities or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur: any effect, change, event or occurrence that results from or arises in connection with (i) changes in or conditions generally affecting the industry in which the Company and its Subsidiaries operate, (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (iii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or man-made disaster, or any escalation or worsening of any of the foregoing, (iv) natural disaster or any pandemic or epidemic, including COVID-19, (v) any change in GAAP (or authoritative interpretation thereof) after the date hereof, including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board, or applicable Law, (vi) any change resulting or arising from the execution and delivery of this Agreement or the public announcement of the Transactions (provided that the exception in this clause (vi) with respect to the execution and delivery of this Agreement shall not apply to the representations and warranties set forth in Section 3.03(b) to the extent that such representations or warranties purport to address the consequences resulting or arising from the execution and delivery of this Agreement or the condition set forth in Section 6.03(a) to the extent it relates to such representations and warranties), (vii) any decline, in and of itself, in the market price, or change in trading volume, of the capital stock of the Company or (viii) any failure to meet any internal or public projections guidance or estimates (it being understood that the exceptions in clauses (vii) and (viii) shall not prevent or otherwise affect a determination that any circumstance, development, effect, change, event, occurrence or state of facts giving rise to or contributing to any such change, decline or failure referred to therein is, or should be taken into account in determining whether there has been, a Material Adverse Effect); provided, that the exceptions in clauses (i), (ii), (iii), (iv) and (v) above shall not apply to the extent such circumstance, development, effect, change, event, occurrence or state of facts has a material and disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, or (b) the ability of the Company and its Subsidiaries to timely consummate the Transactions or to perform their respective obligations under the Transaction Documents.

“NASDAQ” means The Nasdaq Capital Market and its successors.

“Neuberger Berman” means (i) Neuberger Berman Alternative Funds, Neuberger Berman Long Short Fund and (ii) NB All Cap Alpha Master Ltd.

“Option” means an unexercised option to purchase Common Shares granted under a Company Stock Plan or otherwise.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Related Documents” means the Second A&R Articles, the Governance Agreement, the Registration Rights Agreement, the Warrant Agreement and any other Contracts between or among the Company, one or more of the Investors or any of their respective Affiliates entered into in connection with the transactions contemplated by this Agreement.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement to be entered into by and among the Company, each of the Investors and the other Persons set forth therein, substantially in the form attached hereto as Exhibit C.

“Representative” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“RSU” means a restricted stock unit in respect of Common Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means the affirmative vote of a majority of the votes cast by shareholders of the Company present in person or represented by proxy at the Company Shareholders’ Meeting to approve (a) the issuance of the Purchased Securities and Warrant Shares contemplated hereby for purposes of NASDAQ Rule 5635 or any successor rule thereto and (b) the amendment of the Articles pursuant to the Second A&R Articles.

“SLL Investor Holders” means, collectively, (a) Steiner, (b) Catterton Management Company, L.L.C. and (c) any Affiliates of the foregoing that beneficially own Common Shares as of any determination time.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Related Documents.

“Transactions” means the transactions contemplated by this Agreement and the Related Documents.

“Warrant Shares” means the Non-Voting Common Shares or Voting Common Shares, as applicable, issuable upon the exercise of the Warrants.

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Acquired Securities	Recitals
Action	3.06
Additional Company SEC Documents	3.05(a)
Additional Shares	Recitals
Agreement	Preamble
Audit Committee	5.07(a)
Backstop Securities	6.07(a)
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.03(a)
BCA	Recitals
Capitalization Date	3.02
CFC	3.12
Closing	2.02
Closing Date	2.02
Co-Investor	Recitals
Co-Investor Closing	2.02(a)
Common Shares	Recitals
Company	Preamble
Company Adverse Recommendation Change	5.08(a)
Company Board Recommendation	3.03(c)
Company Fundamental Representations	6.03(a)
Company Indemnitees	7.06
Company SEC Documents	3.05(a)
Company Securities	3.02(a)
Company Shareholders’ Meeting	5.03(b)
Compensation Committee	5.07(a)

Term	Section
Covered Shares	5.08(e)
D&O Indemnification Agreement	5.17
Defaulting Co-Investor	6.07(a)
Defaulting Co-Investor Backstop Election	6.07(a)
Director Designation Agreement	8.11
DOJ	5.09
Filed SEC Documents	Article III
First Lien Credit Agreement	Recitals
First Lien Credit Agreement Amendment	Recitals
FTC	5.09
Haymaker Sponsor Holders	Recitals
Incurrence	5.14(b)(xi)
IRS	4.11
Indemnified Liabilities	7.06
Initial Class A Steiner Designees	5.07(a)
Initial Non-Continuing Class C Steiner Designee	5.07(a)
Initial Specified Steiner Designees	5.07(a)
Initial Steiner Designees	5.07(a)
Investor	Preamble
Investor Indemnitees	7.06
Investor Purchase Price	2.01
Investors	Recitals
IRS	5.16
Material Contract	3.03(b)
New Steiner Designee	5.17
Nominating Committee	5.07(a)
Non-Recourse Party	7.05
Non-Voting Common Shares	Recitals
Notice of Claim	7.06(c)
Outside Date	5.17
Placement Agent	Article III
Proxy Statement	3.04
Purchase	2.01
Purchase Price	2.01
Second A&R Articles	Recitals
Second Lien Credit Agreement	Recitals
Steiner	Preamble
Steiner Closing	Recitals
Transaction Litigation	5.18
Voting Common Shares	Recitals
Warrant Agreement	Recitals
Warrants	Recitals

ARTICLE II

Purchase and Sale

SECTION 2.01 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement (including Section 6.07), at the Closing, each Investor agrees with the Company and the Company agrees with each Investor that each such Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to each Investor, such Investor’s Purchased Securities in exchange for such Investor’s purchase price, in each case, set forth opposite his, her or its name on Schedule II (the purchase price of any Investor, the “Investor Purchase Price”, and the aggregate purchase price of all Investors, the “Purchase Price”), free and clear of any Liens (other than transfer restrictions under applicable securities Law or under the Articles). The purchase of the Purchased Securities by each Investor pursuant to this Section 2.01 is referred to as such Investor’s “Purchase”. At the Steiner Closing, the Company shall also issue and deliver the Additional Shares to Steiner or its designee, free and clear of any Liens (other than transfer restrictions under applicable securities Law or under the Articles). Steiner acknowledges and agrees that the issuance and delivery of the Additional Shares at the Steiner Closing shall represent, upon the issuance and delivery thereof, the full satisfaction by the Company of its obligation to issue the Steiner Deferred Shares pursuant to Section 2.6 of the BCA; provided that, for the avoidance of doubt, if this Agreement is terminated in accordance with its terms, Steiner’s rights, and the Company’s obligations, under Section 2.6 of the BCA shall remain unaltered and in full force and effect in accordance with the terms of the BCA.

SECTION 2.02 Closing.

(a) The closing of the Purchase by Steiner (the “Steiner Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.03, on the second Business Day following the satisfaction (or, to the extent permitted by Law, the waiver by the party entitled to the benefit thereof) of the conditions set forth in Sections 6.01, 6.02, 6.04 and 6.05, other than those conditions that by their nature are to be satisfied as of the Closing Date (but subject to the satisfaction or waiver of such conditions at the Steiner Closing), or at such other place, time and date as shall be agreed between the Company and Steiner. The Steiner Closing shall be deemed to occur and be effective as of 12:01 a.m., New York City time, on the Closing Date.

(b) The closing of the Purchase by the Co-Investors (the “Co-Investor Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.03, on the second Business Day following the satisfaction (or, to the extent permitted by Law, the waiver by the party entitled to the benefit thereof) of the conditions set forth in Sections 6.01, 6.03, 6.04, and 6.06 other than those conditions that by their nature are to be satisfied as of the Closing Date (but subject to the satisfaction or waiver of such conditions at the Co-Investor Closing), or at such other place, time and date as shall be agreed between the Company and a majority-in-interest of the Investors (based on the number of Acquired Securities to be issued hereunder). The Co-Investor Closing shall be deemed to occur and be effective as of 12:01 a.m., New York City time, on the Closing Date. To the extent the applicable conditions have been satisfied, the parties hereto intend for the Co-Investor Closing and the Steiner Closing to occur concurrently on the Closing Date, subject to Section 6.07, Section 7.01(f) and the other applicable provisions contained herein. The term “Closing” shall mean (i) when used in reference to Steiner, the Steiner Closing and (ii) when used in reference to a Co-Investor, the Co-Investor Closing, and the term “Closing Date” means the date on which the Steiner Closing and/or the Co-Investor Closing occur, as the context so requires.

(c) At the applicable Closing, to effect the purchase and sale of the Purchased Securities and the issuance and delivery of the Additional Shares, and upon the terms and subject to the conditions set forth in this Agreement, (i) each Investor shall pay to the Company, by wire transfer to a bank account designated in writing by the Company to such Investor at least two Business Days prior to the applicable Closing Date, in immediately available funds, such Investor’s Investor Purchase Price, (ii) the Company shall deliver to each Investor evidence of the Acquired Securities issued to him, her or it at the Closing in book entry form (or, if the Acquired Securities are to be represented in certificated form, certificates representing such Acquired Securities), (iii) the Company shall (A) execute and deliver to the applicable Investors party thereto the Governance Agreement, the Registration Rights Agreement and the Warrant

Agreement, (B) cause HYAC to execute and deliver to Steiner the Governance Agreement and (C) cause HYAC and use reasonable best efforts to cause the remaining members of Haymaker Sponsor, LLC who hold Registrable Securities (as defined in the Registration Rights Agreement, dated as of March 19, 2019, by and among the Company, Steiner, Haymaker Sponsor, LLC and, solely for the purpose of certain provisions thereof, Haymaker Acquisition Corp.) (such holders of Registrable Securities, the “Haymaker Sponsor Holders”) to execute and deliver to each of Investors the Registration Rights Agreement, (iv) Steiner shall execute and deliver to the Company the Governance Agreement, the Registration Rights Agreement and the Warrant Agreement, and (v) each Co-Investor shall execute and deliver to the Company the Registration Rights Agreement and the Warrant Agreement.

SECTION 2.03 Adjustments. Without limiting or affecting any of the provisions of Section 5.04, if, during the period between the date of this Agreement and the applicable Closing, any change in the outstanding Equity Securities of the Company shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of Equity Securities of the Company, subdivision or other similar transaction, or any dividend thereon payable in the Equity Securities of the Company with a record date during such period, the number of Acquired Securities and the exercise price of the Warrants to be issued at the applicable Closing shall be appropriately adjusted to eliminate the effect of such event on the number of Purchased Securities or the exercise price of the Warrants, as applicable.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to each Investor and Nomura Securities International, Inc. (the “Placement Agent”) as of the date hereof and as of the applicable Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as disclosed in any report, schedule, form, statement or other document (including exhibits (including those incorporated by reference and publicly available) and excluding any disclosures set forth in any “risk factors” section, any “forward looking statements” within the meanings of the Securities Act or the Exchange Act and any other disclosures that are generally cautionary, predictive or forward-looking in nature) filed with, or furnished to, the SEC and publicly available prior to the date hereof (the “Filed SEC Documents”) as follows:

SECTION 3.01 Organization; Standing.

(a) The Company has been duly organized and is validly existing as an international business company in good standing under the Laws of The Bahamas. The Company has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, except where the failure to have such power or authority would not have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (or the equivalent thereof, if applicable, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or good standing necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. True and complete copies of the Articles (as amended to the date hereof) are included in the Filed SEC Documents and are in full force and effect.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (or the equivalent thereof, if applicable, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of the jurisdiction of its organization or formation, as applicable. Each of the Company’s Subsidiaries is duly licensed, qualified to do business and in good standing (or the equivalent thereof, if applicable, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, qualification or good standing necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02 Capitalization.

(a) As of April 28, 2020, the authorized capital stock of the Company consists of 250,000,000 Common Shares. At the close of business on April 28, 2020 (the “Capitalization Date”), (i) 61,218,151 Common Shares were issued and outstanding, (ii) no Common Shares were held by the Company in its treasury, (iii) 2,200,164 Common Shares were reserved and available for issuance pursuant to the Company Stock Plans, (iv) Options were issued and outstanding under the Company Stock Plans to purchase 4,375,892 Common Shares, (v) 423,944 Common Shares were subject to outstanding RSUs issued under the Company Stock Plans, (vi) warrants representing the right to purchase 24,150,379 Common Shares were issued and outstanding and (vii) no preferred shares were issued and outstanding. Since the Capitalization Date through the applicable Closing, except for (x) the issuance of the Acquired Securities pursuant to this Agreement, at the applicable Closing, or (y) the issuance of Equity Securities of the Company on or after the date hereof to the extent permitted by Section 5.14, neither the Company nor any of its Subsidiaries has (A) issued any Company Securities or incurred any obligation (whether contingent or otherwise) to make any payments based on the price or value of any Equity Securities or dividends or distributions paid thereon, other than the issuance of Common Shares in connection with the vesting, settlement or exercise of the Options and RSUs referred to above in accordance with their existing terms and conditions and that were outstanding as of the Capitalization Date or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Equity Securities of the Company.

(b) Except as described in Section 3.02(a), as of the Capitalization Date, there were no (i) outstanding shares of capital stock of, or other Equity Securities in, the Company, (ii) outstanding securities convertible into or exchangeable for shares of capital stock of, or other Equity Securities in, the Company, (iii) outstanding options, warrants, stock appreciation rights, phantom stock rights, rights or other commitments or Contracts to acquire from the Company or any Subsidiary, or that obligate the Company or any Subsidiary to issue, any capital stock of, or other Equity Securities in, or any securities convertible into or exchangeable for shares of capital stock of, or other Equity Securities in, the Company, (iv) obligations of the Company or any Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract or commitment relating to any capital stock of, or other Equity Securities in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) or (v) other obligations by the Company or any of its Subsidiaries to make any payments or provide any economic value based on the price or value of any Company Securities or dividends or distributions paid thereon. Except with respect to the Company Stock Plans, there are no outstanding Contracts or other arrangements of any kind that obligate (whether contingent or otherwise) the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such Contracts or other arrangements relating to any Company Securities, nor are there any Contracts or other arrangements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or offer or similar rights with respect to any Company Securities. Other than as set forth in the Filed SEC Documents, none of the Company or any Subsidiary of the Company is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar Contract or understanding relating to any Company Securities or any other Contract or arrangement relating to the disposition, voting, transfer or dividends of or with respect to any Company Securities. All outstanding Common Shares have been duly authorized and validly issued and are fully paid, nonassessable and were not issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right. The Acquired Securities and the Warrant Shares will be, when issued, duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens (other than transfer restrictions under applicable Law, this Agreement or the Articles) and issued in compliance with all applicable securities Laws, and none of the Acquired Securities or the Warrant Shares will be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or offer or similar right. The Acquired Securities and the Warrant Shares, when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Second A&R Articles or, in the case of the Warrants, the Warrant Agreement. The Warrant Shares have been duly reserved for issuance. A sufficient number of Voting Common Shares has been, or will be at the applicable Closing, duly reserved for issuance upon the conversion of Non-Voting Common Shares into Voting Common Shares in accordance with Second A&R Articles. Upon the issuance of Common Shares following an exercise of the Warrants in accordance with the Warrant Agreement, such Common Shares when issued, will be duly authorized and validly issued, fully paid and nonassessable and free and clear of all Liens (other than transfer restrictions under applicable Law, this Agreement or the Articles), with the holders thereof being entitled to all rights accorded to a holder of Common Shares. Upon the issuance of Voting Common Shares following a conversion of Non-Voting Common Shares into Voting Common Shares in accordance with the Second A&R Articles, such Voting Common Shares when issued, will be duly authorized and validly issued, fully paid and nonassessable and free and clear of all Liens (other than transfer restrictions under applicable Law, this Agreement or the Articles).

(c) All of the outstanding Equity Securities of each material Subsidiary of the Company are held, directly or indirectly, by the Company, and each such Equity Security is duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens (other than Liens related to the First Lien Credit Agreement and the Second Lien Credit Agreement and transfer restrictions under applicable Law or the Articles) and was not issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or offer or similar right, and, except as set forth in the Transaction Documents, there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or Contract, any Contracts granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or offer or similar rights with respect to any securities of any Subsidiary of the Company.

SECTION 3.03 Authority; Noncontravention; Voting Requirements.

(a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the Related Documents to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Related Documents to which it is or will be a party, and the consummation by it of the Transactions, have been (or, in the case of any Related Document entered into after the date hereof, will be, upon execution thereof) duly authorized and approved by the Board, and, except for filing the Second A&R Articles with the Registrar General’s Department of The Bahamas pursuant to the IBC Act and obtaining Shareholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Related Documents and the consummation by it of the Transactions. This Agreement has been, and each of the Related Documents to which it is or will be a party will be, upon execution thereof, duly executed and delivered by the Company and, assuming this Agreement has been and each of the

Related Documents to which the Company is or will be a party is or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the Investors and/or the other Persons party thereto, this Agreement and each of the Related Documents to which it is or will be a party will be, upon execution thereof, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement nor any of the Related Documents (or, in the case of any Related Document entered into after the date hereof, will be, upon execution thereof) by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, does or will (i) conflict with or violate any provision of (A) the Articles or (B) any organizational documents of any of the Company’s Subsidiaries or (ii) assuming that the authorizations, consents and approvals expressly referred to in Section 3.04 are obtained prior to the applicable Closing Date and the filings expressly referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired, (x) violate or constitute a default (or constitute an event that, with notice or lapse of time or both, would constitute a violation or default) under any of the contracts filed as exhibits, pursuant to Item 601(b)(10) of Regulation S-K, to the Company’s most recent Annual Report on Form 10-K (each, a “Material Contract”) or accelerate any obligations or rights under or give a right of termination of (whether or not with notice, lapse of time or both) any such Material Contract, (y) violate any Law, Judgment, writ or injunction of any Governmental Entity applicable to the Company or any of its Subsidiaries or (z) result in the creation of any Lien on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clause (ii), where such conflict, violation, default or other event, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(c) The Board, at a meeting duly called and held, adopted resolutions (i) approving and declaring advisable and in the best interests of the Company and its shareholders the Transactions and the execution, delivery and performance by the Company of this Agreement, the Related Documents and the consummation of the Transactions, (ii) directing that the Company submit the Transactions to a vote at a meeting of the Company’s shareholders in accordance with the terms of this Agreement and (iii) recommending that the Company’s shareholders adopt and approve this Agreement and approve the Transactions (such recommendation, the “Company Board Recommendation”), which resolutions have not been subsequently rescinded, modified or withdrawn.

(d) The Shareholder Approval is the only vote or approval of the holders of any Equity Securities of the Company or any of its Subsidiaries that is required under the rules and regulations of the SEC, the IBC Act, NASDAQ or otherwise to approve the Transactions and the consummation thereof.

SECTION 3.04 Governmental Approvals. Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of a proxy statement relating to the Company Shareholders’ Meeting (as amended, supplemented or otherwise modified from time to time, the “Proxy Statement”), (b) the filing with the SEC of such current reports and other documents, if any, required to be filed with the SEC under the Exchange Act or Securities Act in connection with the Transactions, (c) compliance with the rules and regulations of NASDAQ, including in connection with obtaining Shareholder Approval, (d) the filing of the Second A&R Articles with the Registrar General’s Department of The Bahamas pursuant to the IBC Act, and (e) any filings, authorizations, consents or approvals as may be required under the HSR Act, no consent or approval of, or filing with, license from, permit or authorization of, declaration of or registration with, or notice to, any Governmental Entity or any stock market or stock exchange on which the Company’s Common Shares are listed for trading are necessary for or required to be made or obtained in connection with the execution and delivery of this Agreement or the Related Documents by the Company, the performance by the Company of its obligations hereunder or thereunder or the consummation by the Company of the Transactions, other than such consents, approvals, filings, licenses, permits, authorizations, declarations, registrations or notices the failure of which to obtain, make or give, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

SECTION 3.05 Company SEC Documents.

(a) The Company has filed or furnished, as applicable, with the SEC, on a timely basis, all reports, schedules, forms, statements and other documents required to be filed or furnished, as applicable, by the Company with the SEC pursuant to the Securities Act or the Exchange Act since March 19, 2019 (together with any exhibits and schedules thereto and other information incorporated therein, and as they have been amended, supplemented or otherwise modified since the time of filing, collectively, the “Company SEC Documents”) and, as of the applicable Closing, will have filed or furnished all other reports, schedules, forms, statements and other documents required to be filed or furnished by it subsequent to the date of this Agreement through applicable Closing with the SEC pursuant to the Securities Act or the Exchange Act (together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, collectively, the “Additional Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied, and the Additional Company SEC Document will comply, in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Documents or Additional Company SEC Documents, as applicable, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained, and none of the Additional Company SEC Documents will contain, any untrue statement of a material fact or omitted, or will have omitted, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Company is eligible to file a Registration Statement on Form S-3, (ii) none of the Company’s Subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents, (iv) to the Company’s Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation, and (v) there is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed in the Company SEC Documents and is not so disclosed. Each of the certifications and statements required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act, (B) 18 U.S.C. § 1350 (Section 906 of the Sarbanes–Oxley Act) or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents is, and with respect to the Additional Company SEC Documents will be, accurate and complete in all respects, and complies or will comply, as applicable, as to form and content with all applicable Laws.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in shareholders’ equity for the periods covered thereby (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments), (iii) have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods covered thereby (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X), and (iv) were prepared from, and are in accordance with, the books of account and other financial records of the Company and its Subsidiaries (except as may be indicated in the notes thereto).

(c) The Company has established and maintains, and at all times since March 19, 2019, has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act relating to the Company and its Subsidiaries, on a consolidated basis, that are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions. Since March 19, 2019, (A) neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of any “material weakness” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting and (B) there has not been any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Company’s Knowledge, there is no reason that its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due. The Company is, and has been at all times since March 21, 2019, in compliance in all material respects with the applicable listing and listing maintenance requirements and corporate governance rules and regulations of NASDAQ, and has not received any notice asserting any non-compliance with the listing requirements of NASDAQ.

(d) The Company’s auditor has at all times since March 19, 2019, been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes–Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Company’s Knowledge, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Company’s auditors for the Company that were required to be approved in accordance with Section 202 of the Sarbanes–Oxley Act were so approved.

(e) The Proxy Statement (including any amendment or supplement thereto) will comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law and will not, at the time it or any amendment or supplement thereto is filed with the SEC or at the time first published, sent or given to the shareholders of the Company, or at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Investors or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

SECTION 3.06 Legal Proceedings. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, there is no, and since March 19, 2019 has been no, (a) pending or, to the Knowledge of the Company, threatened Action against the Company or any of its Subsidiaries, or (b) outstanding order, Judgment, injunction, ruling, writ or decree of any Governmental Entity imposed upon the Company or any of its Subsidiaries.

SECTION 3.07 Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.07, the offer, sale and issuance of the Acquired Securities pursuant to this Agreement are exempt from the registration requirements and prospectus delivery requirements of the Securities Act and the blue sky laws of any applicable state. Without limiting the foregoing, neither the Company nor any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of or to investors with respect to offers or sales of the Acquired Securities, and neither the Company nor any Person authorized by the Company to act on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Acquired Securities under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Acquired Securities under this Agreement to be integrated with other offerings by the Company.

SECTION 3.08 No Broker. Except for fees payable to the Placement Agent and Duff & Phelps, LLC (which fees are payable by the Company), no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s, finder’s, financial advisor’s or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by, or on behalf of, the Company or any of its Subsidiaries.

SECTION 3.09 Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and listed on NASDAQ, and the Company has taken no action designed to (or which, to the Knowledge of the Company, is reasonably likely to) have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Company’s Common Shares from NASDAQ, nor has the Company received, as of the date hereof, any notification that the SEC or NASDAQ is contemplating terminating such registration or listing.

SECTION 3.10 Indebtedness. No default or event of default has occurred under the First Lien Credit Agreement or the Second Lien Credit Agreement (other than, if the applicable Closing Date occurs after June 30, 2020 as a result of failure to satisfy any financial covenants as of June 30, 2020, which default or event of default will be cured upon the Company’s receipt of the Purchase Price).

SECTION 3.11 No Takeover Statutes. The Company has taken all necessary action so that, assuming compliance by the Investors with their respective obligations hereunder and the accuracy of the representations and warranties made by the Investors herein, no state or foreign “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute, regulation or similar Laws that would (a) prohibit or restrict the Company’s ability to perform its obligations under this Agreement or to consummate the Transactions (including the issuance and sale of the Acquired Securities to the Investors), (b) have the effect of invalidating any of its rights under this Agreement or (c) subject any Investor to any impediment or condition in connection with the exercise of any of its rights under this Agreement.

SECTION 3.12 Tax Matters. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has been a “controlled foreign corporation” within the meaning of Section 957 of the Code at any time since March 19, 2019 as determined for purposes of Section 863(d) of the Code and the Treasury regulations promulgated thereunder (a “CFC”). To the Company’s Knowledge, the acquisition of the Acquired Securities by the Investors on the applicable Closing Date will not, taking into account facts existing on the applicable Closing Date, cause the Company or any of its Subsidiaries to be a CFC.

SECTION 3.13 No Other Investor Representations or Warranties. The Company hereby acknowledges and agrees that, in entering into this Agreement and the other Transaction Documents, it has relied solely on the representations and warranties expressly set forth in Article IV hereof and the representations and warranties set forth in the other Transaction Documents, and that neither the Investors nor any of their respective Affiliates, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Investors or any of their respective Affiliates, as applicable, or their respective businesses, operations, Liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives, in connection with or related to this Agreement, the other Transaction Documents or the Transactions.

ARTICLE IV

Representations and Warranties of each of the Investors

Each Investor, severally on behalf of himself, herself or itself only and not jointly, represents and warrants to the Company and, solely in the case of Sections 4.07, 4.09 and 4.10, the Placement Agent as of the date hereof and the applicable Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

SECTION 4.01 Organization and Authority. Such Investor is duly organized, validly existing and in good standing (or the equivalent thereof, if applicable, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of organization or formation, as applicable, and has all requisite corporate, limited liability company or other power and authority to carry on its business as presently conducted.

SECTION 4.02 Authorization; Enforceability. Such Investor has all requisite corporate, limited liability company or other power and authority to execute and deliver each Transaction Document to which it is or will be a party, to perform its obligations thereunder and to consummate the Transactions. The execution, delivery and performance of each Transaction Document to which it is or will be party by such Investor and the consummation by it of the Transactions and compliance with the provisions of each Transaction Document to which it is or will be party, by such Investor have been duly authorized (or, in the case of any Related Document entered into after the date hereof, will be, upon execution thereof) by all necessary corporate, limited liability company or other action on the part of such Investor. This Agreement has been, and each of the Related Documents to which it is or will be a party will be, upon execution thereof, duly executed and delivered by such Investor and, assuming this Agreement has been and each of the Related Documents to which such Investor is or will be a party, is or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the Company and/or the other Persons party thereto, this Agreement and each of the Related Documents to which it is or will be a party will be, upon execution thereof, a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms,

SECTION 4.03 No Conflict. The execution and delivery by such Investor of this Agreement and, as of the applicable Closing, the Related Documents to which it is party do not and will not, and the consummation of the Transactions by such Investor and the performance or compliance by such Investor with any of the terms or provisions of the Transaction Documents will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any right or benefit on the part of any third party under, or result in the creation of any Lien upon any of the properties or assets of such Investor under (i) the organizational or governing documents of such Investor or (ii) assuming that the authorizations, consents and approvals expressly referred to in Section 4.04 are obtained prior to the applicable Closing Date and the filings expressly referred to in Section 4.04 are made and any waiting periods thereunder have terminated or expired, (A) any term, condition or provision of any Contract to which such Investor or any of its Subsidiaries is a party or by which any of its properties or assets are bound and that is material to the business of such Investor and its Subsidiaries, taken as a whole, (B) any Law that is material to such Investor, or (C) any Judgment, permit, concession, grant or franchise, in each case, applicable to such Investor or any of its Subsidiaries or any of its properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on such Investor’s ability to consummate the Transactions.

SECTION 4.04 Governmental Approvals. Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing by the Company with the SEC of the Proxy Statement, (b) compliance with the rules and regulations of NASDAQ, including the Company obtaining the Shareholder Approval, (c) the filing by the Company of the Second A&R Articles with the Registrar General’s Department of The Bahamas pursuant to the IBC Act, and (d) any filings, authorizations, consents or approvals as may be required under the HSR Act, no consent or approval of, or filing with, license from, permit or authorization of, declaration of or registration with, or notice to, any Governmental Entity is necessary for the execution and delivery of this Agreement or the other Transaction Documents by such Investor, the performance by such Investor of its obligations hereunder or thereunder or the consummation by such Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations, registrations or notices that, if not obtained, made or given, would not, individually or in the aggregate, be material to such Investor’s ability to consummate the Transactions.

SECTION 4.05 Financing. Such Investor currently has, or will have at the applicable Closing, available funds necessary to consummate the applicable Purchase and pay his, her or its Investor Purchase Price on the terms and subject to the conditions contemplated by this Agreement.

SECTION 4.06 No Broker. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any broker’s, finder’s, financial advisor’s or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by or on behalf of such Investor or any of its Affiliates.

SECTION 4.07 Investment Intent. Such Investor acknowledges that the issuance of the Acquired Securities and Warrant Shares to such Investor will not have been registered under the Securities Act or under any state or other applicable securities Laws. Such Investor (a) acknowledges that it is acquiring the Acquired Securities (and the Warrant Shares) pursuant to an exemption from registration under the Securities Act solely for investment and for such Investor’s own account, not as nominee or agent, and with no present intention or view to distribute any of the Acquired Securities (or the Warrant Shares) to any Person in violation of the Securities Act, (b) will not sell or otherwise dispose of any of the Acquired Securities or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable state securities Laws, (c) is knowledgeable, sophisticated and experienced in financial and business matters, has previously invested in securities similar to the Acquired Securities and the Warrant Shares, fully understands the limitations on transfer and the restrictions on sales of such Acquired Securities and Warrant Shares, and is able to bear the economic risk of its investment and afford the complete loss of such investment, (d) (i) has such knowledge and experience in financial and business matters and in investments of this type, that it is capable of evaluating the merits and risks of its investment in the Acquired Securities and the Warrant Shares and of making an informed investment decision, (ii) has conducted an independent review and analysis of the business and affairs of the Company and its Subsidiaries that it considers sufficient and reasonable for purposes of making its investment in the Acquired Securities and the Warrant Shares and (iii) based thereon and on its own knowledge and the representations and warranties expressly set forth in Article III, has formed an independent judgment concerning the advisability of the Transactions, and (e) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

SECTION 4.08 No Other Company Representations or Warranties. Such Investor hereby acknowledges and agrees that, in entering into this Agreement and the Transaction Documents, it has relied solely on the representations and warranties expressly set forth in Article III hereof and the representations and warranties set forth in the other Transaction Documents, and that neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, Liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to such Investor or any of its Representatives or any information developed by any Investor or any of its Representatives, in connection with or related to this Agreement, the Transaction Documents or the Transactions.

SECTION 4.09 Arm’s Length Transaction. Such Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Transactions. Additionally, without limiting the representations and warranties of the Company in Article III, such Investor (a) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters and (c) shall be responsible for making its own independent investigation and appraisal of the Transactions.

SECTION 4.10 Private Placement Consideration. Such Investor understands and acknowledges that (a) its representations and warranties contained herein are being relied upon by the Company as a basis for availing itself of such exemption and other exemptions under the securities Laws of all applicable states and for other purposes, (b) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Acquired Securities or any recommendation or endorsement thereof and (c) the Acquired Securities are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a registered offering and that under applicable securities Laws such Acquired Securities (and the Warrant Shares) may be resold without registration under the Securities Act only pursuant to a valid exemption therefrom.

SECTION 4.11 Tax Matters. To the actual knowledge of Steiner, the acquisition of the Acquired Securities by Steiner on the applicable Closing Date will not, taking into account facts existing on the applicable Closing Date (including the limitations on voting of the Non-Voting Common Shares and the conversion of Voting Common Shares into Non-Voting Common Shares pursuant to Section 5.19), cause the Company or any of its Subsidiaries to be a CFC.

ARTICLE V

Additional Agreements

SECTION 5.01 Public Announcements. The Company and the Investors agree that the initial public announcement or any other press release or public announcement by the parties hereto or any of their Affiliates with respect to this Agreement or the transactions contemplated hereby shall be in such form or forms as shall be mutually agreed by the Company and the majority-in-interest of the Investors, except (i) as may be, as reasonably determined upon the advice of outside counsel, required by applicable Law or applicable stock exchange rules, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party hereto reasonable time to comment on and take into account in good faith such other party’s comments on such announcement in advance of the publication thereof, and (ii) that any party hereto may make a press release or public announcement if the information contained therein or so disclosed substantially reiterates (and is not inconsistent with) previous press releases or public announcements made by such party in compliance with this Section 5.01.

SECTION 5.02 Reasonable Best Efforts. Subject to the terms and conditions set forth in this Agreement, the Company and each Investor agree that each of the Company and each Investor shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied, and to consummate the Transactions as promptly as practicable, including, using reasonable best efforts to contest (i) any Action brought, or threatened to be brought, by any Governmental Entity seeking to enjoin, restrain, prevent, prohibit or make illegal the consummation of any of the Transactions or to impose any terms or conditions in connection with the Transactions and (ii) any Judgment that enjoins, restrains, prevents, prohibits or makes illegal the consummation of any of the Transactions or imposes any terms or conditions in connection with the Transactions. Each party hereto shall execute and deliver after the applicable Closing such further certificates, agreements and other documents and take such other actions as the other party or parties hereto may reasonably request and are reasonable necessary to consummate or implement the Transactions or to evidence such events or matters. Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.02 conflicts with any other covenant or agreement in this Article V that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

SECTION 5.03 Shareholder Approval.

(a) As promptly as reasonably practicable (but in no event later than ten calendar days after the execution of this Agreement, the Company shall prepare the Proxy Statement in preliminary form and file it with the SEC. The Board shall make the Company Board Recommendation to the Company’s shareholders and shall include such recommendation in the Proxy Statement. Each Investor shall, upon specific written request thereof, provide to the Company any information as may be reasonably requested by the Company in connection with the preparation of, and required for inclusion in, the Proxy Statement; provided, however, that the Company shall not use any such information for any purposes other than those contemplated by this Section 5.03 unless (i) the Company obtains the prior written consent of the applicable Investor to such use, or (ii) to the extent that use of such information is required to, as reasonably determined upon the advice of outside counsel, avoid violation of applicable Law. Each of the Company and the Investors shall promptly, upon having actual knowledge thereof, correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. Subject to Section 5.12, the Company shall notify each Investor promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and shall supply each Investor with copies of all written correspondence, and a summary of any oral comments, between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to (A) respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to promptly resolve such comments with the SEC and (B) cause the Proxy Statement to comply in all material respects with the Exchange Act and other applicable Law. Steiner and its counsel shall be given a reasonable opportunity to review any such comments and responses and the Company shall consider in good faith any such comments or responses and make the reasonable additions, deletions or changes suggested thereto by Steiner or its counsel. The Company shall use reasonable best efforts to cause the Proxy Statement to be disseminated to its shareholders as promptly as reasonably practicable after the resolution of any such comments, but in no event later than two (2) Business Days after the earlier of (x) the SEC confirming that it has no further comments to the Proxy Statement and (y) the tenth (10th) day after the filing of the Proxy Statement with the SEC if at such time the SEC has not provided any comments to the Proxy Statement. Prior to the filing of the preliminary form or any subsequent version of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the shareholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Steiner with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith.

(b) The Company shall, as promptly as reasonable practicable after the definitive Proxy Statement has been disseminated to the Company’s shareholders (and in any event no later than twenty (20) days thereafter), take all necessary actions in accordance with applicable Law, the Articles and the rules and regulations of NASDAQ to duly call, give notice of, set a record date for, convene and hold a meeting of its shareholders (including any adjournment, recess or postponement thereof, the “Company Shareholders’ Meeting”) for the purpose of obtaining the Shareholder Approval. The Company shall use its reasonable best efforts to promptly (and in any event within the time period described in the prior sentence) obtain the Shareholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may, adjourn, recess, or postpone the Company Shareholders’ Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement under applicable Law, as determined by the Company in good faith and after consultation with and taking into account the views of its outside legal counsel and of Steiner and its outside legal counsel, is provided to the shareholders of the Company within a reasonable amount of time in advance of the Company Shareholders’ Meeting, (ii) if as of the time for which the Company Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting, (iii) to solicit additional proxies necessary to obtain the Shareholder Approval or (iv) with the prior written consent of Steiner.

SECTION 5.04 NASDAQ Listing of Shares. The Company shall promptly following the date hereof apply to cause the Acquired Securities (other than the Warrants), to the extent not already approved for listing, and the Warrant Shares to be approved for listing on NASDAQ and shall otherwise use reasonable best efforts to obtain approval for the listing of such Acquired Securities (other than the Warrants) and Warrant Shares on NASDAQ, subject to official notice of issuance.

SECTION 5.05 Use of Proceeds. The Company shall use the proceeds from the Purchase Price (a) to pay any costs, fees and expenses incurred by it in connection with the Transactions, including the reimbursement of Steiner’s and its Affiliates’ costs, fees and expenses pursuant to Section 5.06, and (b) for working capital or other general corporate purposes; provided, that none of the proceeds shall be used to repay debt of the Company or any Subsidiaries on the date of the Steiner Closing unless mutually agreed in writing by the Company and Steiner.

SECTION 5.06 Expenses. Except as otherwise expressly provided herein, all fees, costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement, the Related Documents and the Transactions shall be paid by the party incurring such costs and expenses; provided, that the Company shall, at the Steiner Closing or in the circumstances required by Section 7.02, reimburse Steiner for or pay, as applicable, all of Steiner’s and its Affiliates’ reasonable and documented out-of-pocket fees, costs and expenses incurred by or on behalf of any of them in connection with the negotiation, preparation or execution of this Agreement or the Related Documents, the performance of any covenants or obligations hereunder or thereunder or the consummation of the Transactions (including travel expenses and the fees, costs and expenses of consultants, legal counsel, accountants, financial advisors and other Representatives in connection therewith, as well as for the avoidance of doubt, any fees, costs and expenses incurred in connection with (a) the negotiation, preparation or execution of the letter of intent entered into by Steiner and the Company and any tax or other diligence conducted by or on behalf of Steiner or any of its Affiliates in connection with or related to the Transactions or (b) any filings pursuant to Section 5.09 (including any administrative or filing fees); provided, further, that the maximum amount of such costs and expenses to be reimbursed by the Company pursuant to this Section 5.06 shall not exceed $1,250,000 in the aggregate.

SECTION 5.07 Governance Agreement; Board Composition .

(a) At least three (3) Business Days prior to the filing with the SEC of the Proxy Statement pursuant to Section 5.03(a) of this Agreement, (i) Steiner shall specify in writing to the Company one individuals to serve as a Class B director and one individual to serve as a Class C director of the Board immediately after the Steiner Closing, which directors will be subject to the designation rights described in the Governance Agreement (the “Initial Specified Steiner Designees”) and one individual to serve as a Class C director of the Board immediately following the Steiner Closing, which director seat will not be subject to the designation rights described in the Governance Agreement from and after the 2022 annual meeting of shareholders (the “Initial Non-Continuing Class C Steiner Designee”, and together with the Initial Specified Steiner Designees, collectively, the “Initial Steiner Designees”) and (ii) without limiting the generality of the rights of Steiner or any of the other SLL Investor Holders under the Governance Agreement from and after the Steiner Closing, Steiner (A) shall specify in writing one Initial Steiner Designee that will serve as a member of the compensation committee of the Board (the “Compensation Committee”) and one Initial Steiner Designee that will serve as a member of the nominating and governance committee of the Board (the “Nominating Committee”) and (B) may specify one Initial Steiner Designee that will serve as a Member of the audit committee of the Board (the “Audit Committee”); provided that the designees under this clause (ii) shall satisfy all applicable NASDAQ and SEC independence requirements for service on such committees.

(b) The Company and Steiner agree that at and prior to the Steiner Closing, the Company shall take all necessary and desirable actions such that, immediately following the Steiner Closing, (i) the Board is comprised of ten (10) directors, which continues to be divided into three (3) classes, designated Class A directors, Class B directors and Class C directors, (ii) the Initial Non-Continuing Class C Steiner Designee designated pursuant to Section 5.07(a) is a Class C director with a term ending at the 2022 annual meeting of the Company’s shareholders, the Initial Specified Steiner Designee designated pursuant to Section 5.07(a) as a Class C director is a Class C director with a term ending at the 2022 annual meeting of shareholders, the Initial Specified Steiner Designee designated pursuant to Section 5.07(a) as a Class B director is a Class B director with a term ending at the 2021 annual meeting of shareholders and each other individual serving on the Board is the individual, and serves in the class of directors, set forth on Schedule II attached hereto, unless otherwise agreed in writing by Steiner, and (iii) each committee of the Board is comprised of the same number of directors as of the date hereof, with the Initial Steiner Designees designated pursuant to Section 5.07(a) being members of the Compensation Committee, the Nominating Committee and, as applicable, the Audit Committee.

SECTION 5.08 No Solicitation; Transaction Support.

(a) From and after the execution of this Agreement and through the earlier of the Steiner Closing or termination of this Agreement in accordance with its terms, the Company shall not (whether through the Board or any committee thereof), and shall cause its Subsidiaries and its and their officers and directors to not, and use reasonable best efforts to cause each of its and their other respective Representatives to not, directly or indirectly: (i) initiate, solicit or encourage, or facilitate (including by way of furnishing information), any offer or proposal from any Person or Group which constitutes, or could reasonably be expected to result in, an Alternative Transaction or an inquiry with respect thereto; (ii) enter into, or authorize the Company or any of its Subsidiaries to enter into, any Contract (including any confidentiality or similar agreement), agreement in principle, letter of intent or other arrangement (including any non-binding term sheet or similar arrangement) with respect to any Alternative Transaction; (iii) engage in negotiations or discussions with, or provide any information or data or access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Person or Group, other than Steiner, its Affiliates or any of their respective Representatives, that the Company knows is seeking to make (or may reasonably be likely to seek to make), or has made, any offer or proposal that would constitute, or could reasonably be expected to result in, an Alternative Transaction, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any Person or Group to do or seek any of the foregoing; (iv) (A) fail to make, withdraw, qualify, amend or modify (or publicly propose or resolve to fail to make, withdraw, qualify, amend or modify), in any manner adverse to any of the Investors, the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) recommend, endorse, adopt or approve (or publicly propose or resolve to recommend, endorse, adopt or approve) any Alternative Transaction, (D) fail to either recommend against acceptance of any Alternative Transaction by the Company’s shareholders or reaffirm the Board’s recommendation for the transaction contemplated by this Agreement, in either case, within five (5) Business Days of the date such Alternative Transaction first becomes publicly known, (E) following a request in writing by Steiner that the Company Board Recommendation be reaffirmed publicly (it being agreed that Steiner may only make one (1) request pursuant to this clause (E)), fail to reaffirm publicly the Company Board Recommendation within five (5) Business Days after Steiner made such request or (F) agree to take or not take any of the foregoing actions in contravention of clauses (A) through (F) (any of the foregoing in this clause (iii), a “Company Adverse Recommendation Change”); (v) take any action to make any “moratorium”, “control share acquisition”, “fair price”, “supermajority”, “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations inapplicable to any Person (other than the Investors) or any Alternative Transaction; or (vi) fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of Equity Securities of the Company or any of its Subsidiaries.

(b) Without limiting or affecting the other covenants, agreements and obligations in this Section 5.08, the Company shall promptly notify Steiner (but in no event later than 24 hours after receipt) of any indication, inquiry, expression of interest, proposal or offer received by the Company, its Subsidiaries or any of their respective Representatives relating to, or that could reasonably be expected to lead to, any Alternative Transaction, which notice shall be in writing and indicate the material terms and conditions of, and the Person or Group making an indication, inquiry, expression of interest, proposal or offer (including any changes or modifications thereto).

(c) The Company shall, and it shall cause each of its Subsidiaries and each of its and its Subsidiaries’ officers and directors to, and use reasonable best efforts to cause each of their respective other Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Alternative Transaction.

(d) Nothing contained in this Agreement (including this Section 5.08) shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act.

(e) At the Company Shareholders’ Meeting, each Co-Investor (for the avoidance of doubt, excluding any of such Co-Investor’s Affiliates) that beneficially owns any Common Shares as of the date hereof (such Common Shares, collectively, the “Covered Shares”) shall (if such Co-Investor is the record holder of such Covered Shares) (i) appear at such meeting (if applicable) or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all Covered Shares (A) in favor of the Shareholder Approval, (B) in favor of any other matter considered at any Company Shareholders’ Meeting that the Board has determined is necessary or appropriate in furtherance of the Shareholder Approval, (C) in favor of any adjournment or postponement of the Company Shareholders’ Meeting recommended by the Company in order to obtain the Shareholder Approval and that is not in contravention of Section 5.03(b), and (D) against any proposal that does or would oppose, impede, frustrate, prevent or nullify the Shareholder Approval or any matter that is proposed in furtherance thereof. Until the earlier of the occurrence of the Company Shareholders’ Meeting or the termination of this Agreement in accordance with its terms, each Co-Investor shall not, directly or indirectly, (x) deposit or permit the deposit of the Covered Shares into a voting trust or enter into a tender, support, voting or similar agreement or arrangement with respect to the Covered Shares or (y) otherwise take any action with respect to any of the Covered Shares, in the case of each of clause (x) or clause (y), that would restrict, limit or interfere with the performance of the obligations under this Section 5.08(e).

SECTION 5.09 HSR Filings. As promptly as possible and, in any event, no later than five (5) Business Days following the date hereof, the Company and each Investor required to file shall file with the U.S. Federal Trade Commission (“FTC”) and the U.S. Department of Justice (“DOJ”) all forms and other documents required from each of them under the HSR Act for the consummation of the transactions contemplated hereby. Each of those filings shall request early termination of the waiting period under the HSR Act, and the Company and each Investor shall reasonably cooperate with each other in promptly producing such additional information as those authorities may reasonably require to allow for early termination to be granted. Each Investor required to so file shall pay all administrative or other filing fees associated with the filings submitted under the HSR Act in connection with, or related to, the Transactions (including by reason of any Investor’s investment pursuant hereto). The Company and each filing Investor shall: (a) reasonably cooperate with one another in preparing and submitting their respective filings under the HSR Act; (b) notify each other promptly of any material written or oral communication received from, and provide copies of written communication with, the FTC or the DOJ relating to those filings or the transactions contemplated hereby; (c) provide each other in advance, with a reasonable opportunity for comment thereon, drafts of any contemplated communication to the FTC or the DOJ relating to those filings or the transactions contemplated hereby; (d) provide each other reasonable advance notice of any non-ministerial meeting or conference with the FTC or the DOJ relating to those filings or the transactions contemplated hereby, and, unless prohibited by the FTC or the DOJ, permit each other to participate therein; provided, that, to the extent reasonably necessary to protect confidential information, the above communications and meetings may be redacted or limited to outside counsel for the relevant parties. The Company and each Investor shall use reasonable best efforts to comply with the HSR Act and satisfy the condition set forth in Section 6.01(d) hereto as promptly as possible and, in any event, no later than the Outside Date; provided, however, that nothing in this Section 6.2 shall, and the “reasonable best efforts” of Steiner shall in no event, require Steiner or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of the Company or any of its Subsidiaries or any entity, facility or asset of such Steiner or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements. The Company shall not agree to take, or otherwise take, any of the measures described in clauses (i) through (iv) of the immediately preceding sentence, except with the prior written consent of Steiner.

SECTION 5.10 Haymaker Deferred Shares. With respect to the Founder Deferred Shares (as defined in the BCA), the parties hereto agree that, effective as of the Steiner Closing, Section 2.6(a)(vi) of the BCA is hereby amended and restated in its entirety by replacing it with the following:

“(vi) “Trigger Event” means any of the following: (A) the first day on which the Dory Parent Common Share 5-Day VWAP is equal to greater than $10.50 (such share price as adjusted pursuant to this Section 2.6, the “Price Target”); (B) in the case of a Change in Control, if the price per Dory Parent Common Share paid or payable in connection with such Change in Control is equal to or greater than the Price Target; or (C) the two year anniversary of the Steiner Closing (as defined in the Investment Agreement, dated as of April 30, 2020, among Dory Parent, Steiner Leisure and each of the investors listed on the signature pages thereto).”

SECTION 5.11 Access to Information. From and after the date of this Agreement until the earlier of the Steiner Closing or the termination of this Agreement in accordance with its terms, upon reasonable notice, the Company shall, and shall cause each of its Subsidiaries to, provide to Steiner and its Representatives during normal business hours reasonable access to the books and records of the Company and its Subsidiaries (in a manner so as to not interfere with the normal business operations of the Company or any of its Subsidiaries); provided, however, that the Company shall not be required to provide such access if and to the extent doing so (a) would violate any Contract or Law to which the Company, any of its Subsidiaries or any of their respective Affiliates is a party or is subject or (b) could, as reasonably determined upon the advice of outside counsel, result in the loss of the ability to successfully assert attorney-client and work product privileges; provided that in the event either clause (a) or (b) of this Section 5.11 prevents disclosure or access contemplated by this Section 5.11, the Company shall use its reasonable best efforts to provide such information or such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) or in a manner without violating such privilege, Contract or Law.

SECTION 5.12 Certain Notices. From and after the date of this Agreement until the earlier of the Steiner Closing or the termination of this Agreement in accordance with its terms, unless prohibited by applicable Law, the Company shall give prompt notice to Steiner and Neuberger Berman if any of the following occur: (a) receipt of any notice in writing from any Person alleging that the consent or approval of, filings with, license from, permit or authorization of, declaration of, registration with, or notices to, such Person is or may be required in connection with the Transactions; or (b) receipt by the Company, any of its Subsidiaries or any of their respective Representatives of any material notice or other communication from any Governmental Entity related to the Transactions on the terms and subject to the conditions set forth in this Agreement. Any notice pursuant to this Section 5.12 shall not affect, modify or otherwise limit any other covenant, agreement representation or warranty contained in this Agreement. Notwithstanding the foregoing, each Investor shall have the right, at any time and from time to time, to elect to not receive any notice or other information that contains any material non-public information with respect to the Company or any of its securities that the Company or any other Investors are otherwise required to deliver pursuant to this Agreement by delivering to the Company and the other Investors a written statement signed by such Investor stating that such Investor does not want to receive such notice or information (an “ MNPI Opt-Out Request”), in which case and notwithstanding anything to the contrary in this Agreement, the Company and each other Investor shall not be required to, and shall not, deliver any such notice or information required to be provided to such Investor. An MNPI Opt-Out Request shall remain in effect indefinitely unless an Investor who previously has delivered an MNPI Opt-Out Request to the Company revokes such request, which an Investor may do at any time, and there shall be no limit on the ability of an Investor to issue and revoke subsequent MNPI Opt-Out Requests.

SECTION 5.13 Reservation for Issuance. From and after the applicable Closing, the Company (a) shall at all times keep available for issuance (i) a sufficient number of unissued Common Shares of the applicable class or series to permit the Company to satisfy its issuance obligations with respect to the exercise of the Warrants for Warrant Shares, and (ii) a sufficient number of unissued Voting Common Shares to permit the Company to satisfy its obligations with respect to the conversion of Non-Voting Common Shares into Voting Common Shares pursuant to the Second A&R Articles, and (b) without limiting the generality of clause (a), shall take all actions required to increase the authorized number of applicable class or series of Common Shares if at any time there shall be insufficient unissued Common Shares of the applicable class or series to permit such reservation. The Company shall not enter into any Contract that is in conflict with or would cause the Company to violate its obligations under the preceding sentence.

SECTION 5.14 Conduct of Business by the Company.

(a) From and after the date of this Agreement until the earlier of the Steiner Closing or the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (i) conduct its operations in the ordinary course of business, and (ii) preserve the goodwill and current relationships with material customers, material suppliers and other Persons with which the Company or any of its Subsidiaries has material business relations.

(b) Without limiting the generality of Section 5.14(a), from and after the date of this Agreement until the earlier of the Steiner Closing or the termination of this Agreement in accordance with its terms, except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall cause each of its Subsidiaries not to, take any of the following actions without the prior written consent of Steiner (not to be unreasonably withheld, conditioned or delayed):

(i) declare, set aside or make payment in respect of, any dividend or other distribution upon any Equity Securities of the Company or any of its Subsidiaries, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii) redeem, repurchase or acquire any Equity Securities of the Company or any of its Subsidiaries, other than redemption or repurchases of shares from terminated employees or officers of the Company or any of its Subsidiaries in the ordinary course of business pursuant to any of the Company’s Material Contracts or plans in effect as of the date hereof;

(iii) transfer, issue, reclassify, sell, grant or otherwise directly or indirectly dispose of Equity Securities of the Company or any of its Subsidiaries other than (A) the authorization and issuance of the Acquired Securities and (B) issuances pursuant to any of the Company’s agreements or plans in effect as of the date hereof of Equity Securities to (x) officers or directors of the Company or any of its Subsidiaries under a Company Stock Plan or (y) non-officer employees of the Company or any of its Subsidiaries under a Company Stock Plan;

(iv) amend, waive, rescind or otherwise modify any provision of the Articles (other than to implement the Second A&R Articles);

(v) (A) sell, assign, abandon, lease, license or otherwise dispose of any material assets or properties of the Company and its Subsidiaries, other than inventory or obsolete equipment in the ordinary course of business, or (B) create, subject or incur any Lien on any material assets or properties of the Company and its Subsidiaries;

(vi) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its Subsidiaries and (B) the reimbursement of expenses of employees in the ordinary course of business;

(vii) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its material Subsidiaries;

(viii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect or file for, a plan of complete or partial liquidation, dissolution, bankruptcy, restructuring, recapitalization, reorganization or similar transaction involving the Company or any of its material Subsidiaries;

(ix) (A) increase or decrease the size of the Board or (B) except for the sole purpose of effectuating Section 5.07, change the classes on which members of the Board serve;

(x) enter into any Contract (including any amendment or modification to any existing Contract) with or consummate, directly or indirectly, any transaction or series of related transactions with (A) any Affiliate of the Company (other than, in the case of the Company, any of its Subsidiaries or, in the case of any Subsidiary of the Company, the Company or another Subsidiary of the Company), (B) any Person that, to the Company’s Knowledge, is part of a Group that beneficially owns at least 5.00% of the issued and outstanding Common Shares, (C) any individual who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such individual does not presently serve in that role) an officer or director of the Company, or (to the Company’s Knowledge) any other Person described in the foregoing clauses (A) or (B) or any nominee for director of the Company or (D) any Immediate Family Member (to the Company’s Knowledge) of any Person described in the foregoing clauses (A) through (C), in each case other than (1) any Contract or transaction entered into or effected, as applicable, on arms’ length terms or on an arms’ length basis, as applicable, that are approved in accordance with the Company’s “Related Party Transaction Policy” as in effect as of the date hereof (or any successor policy thereto approved by the Company); provided, however, that in respect of any such transaction or series of related transactions involving or that could involve aggregate consideration (whether contingent or otherwise) in excess of $1 million (unless such transaction(s) are described in any of the following numbered clauses of this Section 5.14(b)(x), in which case the requirements of this proviso shall not apply), the Company will provide prior written notice of such transaction or series of transactions to Steiner and, if requested by Steiner, deliver an opinion to the Board as to the fairness to the Company and/or the applicable Subsidiary(ies) of the Company issued by an accounting, appraisal or investment banking firm of national standing; (2) ordinary course director compensation and expense reimbursement as permitted by the governing documents of the Company or its applicable Subsidiaries and approved by the Company’s Compensation Committee; (3) officer compensation (including severance) and expense reimbursement approved by the Compensation Committee; (4) director and officer indemnification agreements approved by the Board (or any applicable committee thereof) and the rights of indemnification and exculpation provided to directors and officers under the governing documents of the Company or any of its Subsidiaries; (5) any transaction with Steiner or any Affiliate thereof; (6) any transaction involving $120,000 or less in a calendar year; (7) redemptions or repurchases of Equity Securities from terminated employees or officers of the Company or any of its Subsidiaries in the ordinary course of business pursuant to any Company contracts or plans in effect as of the date hereof (or pursuant to contracts or plans entered into after the date hereof that are not prohibited by this Section 5.14(b)(x)); or (8) transactions pursuant to agreements that were in effect prior to the date hereof;

(xi) incur, assume or otherwise become liable for or guarantee (collectively, an “Incurrence”) any indebtedness for borrowed money (excluding any revolving credit) if, immediately after giving effect to such Incurrence, the ratio of the Company’s consolidated aggregate net indebtedness for borrowed money would be in excess of four (4) times the Company’s EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness for borrowed money is Incurred (calculated on a pro forma basis after giving effect to such Incurrence and the use of the proceeds therefrom);

(xii) materially alter the existing principal line of business of the Company and its Subsidiaries; or

(xiii) authorize or enter into a Contract or otherwise make any commitment to do any of the foregoing.

SECTION 5.15 Second A&R Articles. At least one day prior to the Closing, the Company shall take all necessary actions to cause the Second A&R Articles to be duly adopted and filed with the Registrar General’s Department of The Bahamas.

SECTION 5.16 Tax Forms. At least one day prior to the applicable Closing, each Investor shall deliver to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-8 or Form W-9, as applicable, certifying that such Investor is not subject to backup withholding.

SECTION 5.17 D&O Indemnification Agreement. At or prior to the Steiner Closing, the Company shall enter into an indemnification agreement, in the customary form entered into with other members of the Board (each, a “D&O Indemnification Agreement”), with each Initial Steiner Designee (other than any Initial Steiner Designee that is a member of the Board as of the date hereof) (such directors, the “New Steiner Designees”).

SECTION 5.18 Transaction Litigation. The Company shall promptly notify Steiner of any shareholder demands or other shareholder Actions (including derivative claims) commenced against it, its Subsidiaries and/or its or its Subsidiaries’ respective directors or officers relating to this Agreement, any Related Document or the Transactions or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep Steiner informed regarding any Transaction Litigation. Each of the Company and the Investors shall reasonably cooperate with the other in the defense or settlement of any Transaction Litigation, and the Company shall give Steiner the opportunity to consult with it regarding the defense and settlement of such Transaction Litigation, shall consider in good faith Steiner’s advice with respect to such Transaction Litigation and shall give Steiner the opportunity to participate in the defense and settlement of such Transaction Litigation; provided, that, notwithstanding the foregoing, in no event shall Steiner or any of its Affiliates be required to incur any out-of-pocket costs or expenses in connection with any Transaction Litigation in which it or its Affiliates is not also a defendant.

SECTION 5.19 Existing Steiner Warrants. Each of the Company and Steiner hereby agrees and consents that (a) all of the warrants held by Steiner or its controlled Affiliates that were issued under the Amended and Restated Warrant Agreement, dated as of March 19, 2019, by and between the Company and Continental Stock Transfer & Trust Company, shall be exercisable solely for Non-Voting Common Shares rather than Voting Common Shares and (b) the provisions of this Section 5.19(a) shall apply to any such warrant that has been or later is directly or indirectly transferred to a SLL Investor Holder. The foregoing agreement and consent shall not, for the avoidance of doubt, affect or otherwise modify the ability of any of such Non-Voting Common Shares to convert into Voting Common Shares upon the occurrence of a Contingent Conversion Triggering Event (as defined in the Second A&R Articles).

ARTICLE VI

Conditions to Closing

SECTION 6.01 Conditions to the Obligations of the Company and each Investor. The respective obligations of each of the Company and each Investor to effect the Transactions contemplated between the Company and each such Investor are subject to the satisfaction (as determined with respect to the Investors, by a majority-in-interest of the Investors (based on the number of Acquired Securities to be issued hereunder)) or (to the extent permitted by Law) waiver by each of the Company and a majority-in-

interest of Investors (based on the number of Acquired Securities to be issued hereunder) on or prior to the applicable Closing of each of the following conditions:

(a) no Governmental Entity of competent jurisdiction shall have issued any order, decree, ruling or other Judgment, no Action commenced by a Governmental Entity of competent jurisdiction and seeking such an order, decree, ruling or Judgment shall be pending, and no Law shall be in effect, in each case enjoining, restraining or otherwise prohibiting any of the Transactions;

(b) the Purchased Securities and Warrant Shares to be issued pursuant to this Agreement shall have been approved for listing on NASDAQ, subject only to official notice of issuance thereof;

(c) the Shareholder Approval shall have been obtained; and

(d) the waiting periods applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

SECTION 6.02 Conditions to the Obligations of the Company With Respect to Steiner. The obligations of the Company to effect the Transactions contemplated between Steiner and the Company are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Steiner Closing of each of the following conditions:

(a) all representations and warranties of Steiner set forth in this Agreement shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) at and as of the Steiner Closing as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Steiner to consummate the Transactions;

(b) Steiner shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Steiner Closing;

(c) Steiner shall have duly executed and delivered to the Company the Governance Agreement, the Registration Rights Agreement and the Warrant Agreement;

(d) the Company shall have received a certificate, signed by a duly authorized officer of Steiner, certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied;

SECTION 6.03 Conditions to the Obligations of the Company With Respect to each Co-Investor The obligations of the Company to effect the Transactions contemplated between each Co-Investor and the Company are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Co-Investor Closing of each of the following conditions:

(a) all representations and warranties of each Co-Investor set forth in this Agreement shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) at and as of the Co-Investor Closing as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on (i) the Company (solely with respect to the representations of such Co-Investor in Section 4.11) or (ii) the ability of such Co-Investor to consummate the Transactions;

(b) each Co-Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Co-Investor Closing;

(c) each Co-Investor shall have duly executed and delivered to the Company the Registration Rights Agreement and the Warrant Agreement;

(d) the Company shall have received a certificate, signed by a duly authorized officer of each Co-Investor, certifying that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied with respect to such Co-Investor.

SECTION 6.04 Conditions to the Obligations of the Investors. The obligations of the Investors to effect the Transactions are further subject to the satisfaction (as determined by a majority-in-interest of the Investors (based on the number of Acquired Securities to be issued hereunder)) or (to the extent permitted by Law) waiver by a majority-in-interest of Investors (based on the number of Acquired Securities to be issued hereunder) on or prior to the applicable Closing of each of the following conditions:

(a) (i) the representations and warranties of the Company set forth in Article III hereof (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) at and as of the applicable Closing as though made on and as of such time (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect, and (ii) the representations and warranties of the Company set forth in Section 3.01(a) (Organization; Standing) (other than the second and third sentences thereof), Section 3.02 (Capitalization), Section 3.03 (other than Section 3.03(b)(ii)) (Authority), Section 3.07 (Sale of Securities), Section 3.08 (No Broker) and Section 3.09 (Listing and Maintenance Requirements) (the “Company Fundamental Representations”) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) in all material respects at and as of the applicable Closing as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the applicable Closing;

(c) the Company shall have delivered to the Investors the Registration Rights Agreement duly executed by the Company and HYAC;

(d) the Company shall have delivered to the Investors the Registration Rights Agreement duly executed by the HYAC Sponsor Holders;

(e) the Company shall have executed and delivered to the Investors the Warrant Agreement;

(f) each Investor shall have received a certificate, signed by a duly authorized officer of the Company, certifying that the conditions set forth in Section 6.04(a) and Section 6.04(b) have been satisfied; and

(g) the Second A&R Articles shall be in full force and effect and shall not have been further amended or modified or otherwise been rescinded.

SECTION 6.05 Conditions to the Obligations of Steiner. The obligations of Steiner to effect the Transactions between the Company and Steiner are further subject to the satisfaction or (to the extent permitted by Law) waiver by Steiner on or prior to the Steiner Closing of each of the following conditions:

(a) the Company shall have delivered to Steiner the Governance Agreement duly executed by the Company and HYAC;

(b) the Board, and any committees thereof, shall be comprised of the individuals determined pursuant to, and be consistent in all respects with the requirements of, Section 5.07(b) immediately after the Steiner Closing;

(c) the Company shall have duly executed and delivered to each New Steiner Designee a D&O Indemnification Agreement;

(d) the Company shall have paid or reimbursed Steiner and its Affiliates for the amounts required to be paid and/or reimbursed pursuant to Section 5.06 substantially concurrently with the Steiner Closing; and

(e) the First Lien Credit Agreement Amendment and the Second Lien Credit Agreement Amendment shall remain in full force and effect and shall not have been repudiated, rescinded, modified or terminated by the parties thereto.

SECTION 6.06 Conditions to the Obligations of Neuberger Berman. The obligations of Neuberger Berman to effect the Transactions between the Company and Neuberger Berman are further subject to the satisfaction or waiver by Neuberger Berman on or prior to the applicable Closing of following conditions: the purchase by Steiner of no less than $50 million of Purchased Securities shall be consummated prior to or, simultaneously with, the purchase of the Purchased Securities by Neuberger Berman.

SECTION 6.07 Frustration of Closing Conditions. None of the parties hereto may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused of such party’s failure to use reasonable best efforts to cause the applicable Closing to occur, as required by Section 5.02, or a breach of this Agreement.

SECTION 6.08 Failure of Co-Investor Conditions.

(a) Notwithstanding anything to the contrary in this Article VI or otherwise in this Agreement, but without limiting the other rights and remedies of Steiner hereunder or otherwise (including those in Section 8.05(b)), in the event that (i) (A) the conditions to Steiner Closing set forth in Sections 6.01, 6.02, 6.04 and 6.05 have been satisfied (other than those conditions that by their nature are to be satisfied as of the Steiner Closing and that are then capable of being satisfied if the Steiner Closing occurs) or have been waived, (B) Steiner delivers written notice to the Company and each Co-Investor that it is ready, willing and able to consummate the Steiner Closing and (C) the Co-Investor Closing does not occur on the date that is two (2) Business Days following the receipt of the notification pursuant to clause (B), or

(ii) this Agreement is terminated by the Company with respect to any Co-Investor pursuant to Section 7.01(f) (any such Co-Investor, a “Defaulting Co-Investor”), then Steiner may, by giving written notice to the Company and any such Defaulting Co-Investor, elect (any such election, a “Defaulting Co-Investor Backstop Election”) to acquire the Acquired Securities, in the form of Non-Voting Common Shares and Warrants exercisable for Non-Voting Common Shares, that would otherwise be acquired by such Defaulting Co-Investor (such Acquired Securities, the “Backstop Securities”) on the terms and subject to the conditions herein. Upon receipt by the Company and any such Defaulting Co-Investor of a Defaulting Co-Investor Backstop Election, (i) without limiting the rights and remedies hereunder or otherwise of the other parties against, or the Liabilities of, such Defaulting Co-Investor, such Defaulting Co-Investor shall automatically and immediately have no further rights under this Agreement, including the right to acquire Acquired Securities, and (ii) the conditions with respect to such Co-Investor Closing shall automatically be deemed to be waived by the Company; provided, that Steiner acquires the Backstop Securities on the terms and subject to the conditions herein at such Co-Investor Closing.

(b) Notwithstanding anything to the contrary in this Article VI or otherwise in this Agreement, if there is one or more Defaulting Co-Investors (including as a result of a termination by the Company with respect to any Co-Investor pursuant to Section 7.01(f)), or if the conditions to Closing set forth in Section 6.03 are not satisfied or waived on the date that the Steiner Closing is required to occur pursuant to Section 2.02(a), then the Steiner Closing shall occur, irrespective of whether Steiner makes the election to purchase Backstop Securities.

ARTICLE VII

Termination; Survival

SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the applicable Closing Date:

(a) by mutual written consent of the Company and a majority-in-interest of the Investors (based on the number of Acquired Securities to be issued hereunder);

(b) by either the Company or a majority-in-interest of the Investors (based on the number of Acquired Securities to be issued hereunder) if:

(i) the applicable Closing has not have occurred on or prior to July 15, 2020 (as such date may be extended pursuant to this Section 7.01(b)(i), the “Outside Date”); provided, however, that if at the initial Outside Date the Company Shareholders’ Meeting has not been held but all other conditions to Closing set forth in Section 6.01 (other than Section 6.01(c)), Section 6.02, Section 6.04 and Section 6.05 have been satisfied (other than those conditions that by their nature are to be satisfied as of the applicable Closing and that are then capable of being satisfied if the applicable Closing occurs) or have been waived, then either Steiner or the Company may, by giving written notice to the Company (in the case of Steiner) or Steiner (in the case of the Company) on or prior to July 15, 2020, extend the Outside Date to July 22, 2020;

(ii) any Governmental Entity issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting any of the Transactions and such order, decree, ruling or other action shall have become final and non-appealable; or

(iii) if the Company Shareholders’ Meeting (including any adjournments or postponements thereof) shall have been held and concluded without the Shareholder Approval having been obtained;

(c) by a majority-in-interest of the Investors (based on the number of Acquired Securities to be issued hereunder), upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 6.04(a) or Section 6.04(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 30 days following written notice thereof is given by the Investors to the Company and (y) the Outside Date; provided, however, that Steiner is not then in breach of this Agreement so as to prevent the condition to the Steiner Closing set forth in Section 6.02(a) or Section 6.02(b) from being satisfied;

(d) by a majority-in-interest of the Investors (based on the number of Acquired Securities to be issued hereunder), in the event that (i) the Board shall have failed to recommend adoption and approval of the issuance of the Acquired Securities in the Proxy Statement as contemplated by this Agreement or the Board shall have withdrawn or modified in a manner adverse to the Investors such recommendation; (ii) the Board shall have recommended to the shareholders of the Company an Alternative Transaction; (iii) there has otherwise been a Company Adverse Recommendation Change; or (iv) the Company shall have breached any of its obligations under Section 5.08 in any material respect;

(e) by the Company upon written notice to Steiner, if there has been a breach of any representation, warranty, covenant or agreement made by Steiner in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 30 days following written notice thereof is given by the Company to Steiner and (y) the Outside Date; provided, however, that the Company is not then in breach of this Agreement so as to prevent the conditions to applicable Closing set forth in Section 6.04(a) or Section 6.04(b) from being satisfied; provided, further, that such termination shall only be in respect of Steiner, and not any Co-Investor;

(f) by the Company upon written notice to the Investors (including, for the avoidance of doubt, the Investor in respect of which the termination is to be effective) with respect to one or more Co-Investors, if there has been a breach of any representation, warranty, covenant or agreement made by a Co-Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 6.03(a) or Section 6.03(b) with respect to such Co-Investor would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 30 days following written notice thereof is given by the Company to the Investors and (y) the Outside Date; provided, however, that the Company is not then in breach of this Agreement so as to prevent the conditions to applicable Closing set forth in Section 6.04(a) or Section 6.04(b) from being satisfied; provided, further, that such termination shall only be in respect of the applicable Co-Investor that is in breach of this Agreement, and not Steiner or any other Co-Investor; or

(g) by Neuberger Berman (solely with respect to such Investor’s Purchase hereunder) upon written notice to the Company in the event of a termination of this Agreement by Steiner.

provided, however, that the right to terminate this Agreement pursuant to Sections 7.01(b) – (f) shall not be available to any party to this Agreement whose material breach of any of its representations, warranties, covenants or agreements contained in this Agreement shall have been the principal cause of, or shall have resulted in, the failure of any such condition.

SECTION 7.02 Effects of Termination. In the event of the termination of this Agreement as provided for in Section 7.01, this Agreement shall forthwith become wholly void and of no further force and effect without any Liability or obligation on the part of the Company or the Investor with respect to which this Agreement has been terminated, except that the provisions of Section 5.06, this Section 7.02, Section 7.04, Section 7.05 and Article VIII (other than Section 8.04) shall survive any termination of this Agreement; provided, that the termination of this Agreement (whether with respect to all parties or with respect to one or more Co-Investors) shall not relieve any party hereto from any Liability for Fraud or any willful and material breach by a party of the terms and provisions of this Agreement. Without limiting the generality of the foregoing, the Company shall, upon the termination of this Agreement (a) pursuant to Section 7.01(b)(iii) or Section 7.01(b)(i) (if at the time of such termination the Shareholder Approval has not been obtained), within thirty (30) Business Days thereof, or (b) pursuant to Section 7.01(c), Section 7.01(d) or Section 7.01(b)(i) (if at the time of such termination a majority-in-interest of the Investors (based on the number of Acquired Securities to be issued hereunder) would have been entitled to terminate this Agreement pursuant to Section 7.01(c) or Section 7.01(d)), promptly (and in any event within five (5) Business Days thereof), reimburse Steiner for or pay, as applicable, all of Steiner’s and its Affiliates’ reasonable and documented out-of-pocket fees, costs and expenses incurred by or on behalf of any of them in connection with the negotiation, preparation or execution of this Agreement or the Related Documents, the performance of any covenants or obligations hereunder or thereunder of the consummation of the Transactions (including travel expenses and the fees and expenses of consultants, legal counsel, accountants, financial advisors and other Representatives of Steiner and its Affiliates in connection therewith, as well as for the avoidance of doubt, any fees, costs and expenses incurred in connection with (a) the negotiation, preparation or execution of the letter of intent entered into by Steiner and the Company and any tax or other diligence conducted by or on behalf of Steiner or any of its Affiliates in connection with or related to the Transactions or (b) any filings pursuant to Section 5.09 (including any administrative or filing fees); provided, further, the maximum amount of such costs and expenses to be reimbursed by the Company pursuant to this Section 7.02 shall not exceed $1,250,000 in the aggregate.

SECTION 7.03 Survival. All of the covenants or other agreements of the parties contained in this Agreement shall expire and terminate at the applicable Closing, except for those covenants and agreements that contemplate performance in full or in part after the applicable Closing, which shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. All representations and warranties contained in this Agreement shall expire and terminate at the applicable Closing; provided, however, that the Company Fundamental Representations and the representations and warranties of each Investor set forth in Section 4.01 (Organization and Authority), Section 4.02 (Authorization; Enforceability), Section 4.06 (No Broker) and Section 4.07 (Investment Intent) shall survive for twelve (12) months following the applicable Closing Date and shall then expire and terminate; provided, that nothing herein shall relieve any party of Liability for any inaccuracy or breach of such representation or warranty that survives the applicable Closing to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement that survives the applicable Closing; and provided, further, that any representations and warranties contained in this Agreement that survive the applicable Closing shall survive until the resolution of a pending claim in the event a claim surrounding such representation or warranty has been brought before the expiry thereto pursuant to this provision. Notwithstanding the foregoing, nothing in this Section 7.03 or otherwise in this Agreement shall limit or otherwise affect the ability of any party hereto to bring a claim for Fraud.

SECTION 7.04 Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of Fraud, the Company shall not have any Liability to any Investor in connection with or otherwise related to the Transactions in excess of such Investor’s Investor Purchase Price, no Investor shall have any Liability to the other parties hereto in connection with or otherwise related to the Transaction in excess of his, her or its Investor Purchase Price, and no party hereto shall be liable for any punitive damages with respect to this Agreement, except to the extent such damages are payable to a third party, or any consequential damages.

SECTION 7.05 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Persons that are expressly identified as parties hereto, including Persons that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Company, and, subject only to the specific contractual provisions hereof, no former, current or future equityholders, controlling persons, directors, officers, employees, agents, Representatives or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent, Representative or Affiliate, successor or assignee of any of the foregoing (each, a “Non-Recourse Party”) shall have any Liability for any obligations or Liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party hereto or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

SECTION 7.06 Indemnification.

(a) Subject to the limitations set forth in Section 7.04 and Section 7.05, in consideration of each Investor’s execution and delivery of this Agreement and performance of its obligations hereunder, and in addition to all of the Company’s other obligations under this Agreement, from and after the applicable Closing, the Company shall indemnify and hold harmless each Investor, its Affiliates and all of its and their respective shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents and other Representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, Liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Investor Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any Company Fundamental Representation, or (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any Related Document to which such Investor or any of its Affiliates is a party that survives the applicable Closing in whole or in part. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law.

(b) Subject to the limitations set forth in Section 7.04 and Section 7.05, in consideration of the Company’s execution and delivery of this Agreement and performance of its obligations hereunder, and in addition to all of the Investors’ other obligations under this Agreement, from and after the applicable Closing, each Investor shall, severally and not jointly solely with respect to his, her or its applicable representations, warranties, covenants, agreements or obligations in this Agreement, indemnify and hold harmless the Company, its Affiliates and all of its and their respective shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other Representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by any Company Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by such Investor set forth in Section 4.01 (Organization and Authority), Section 4.02 (Authorization; Enforceability), Section 4.06 (No Broker), or Section 4.07 (Investment Intent) or (ii) any breach of any covenant, agreement or obligation of such Investor contained in this Agreement that survives the applicable Closing, in whole or in part, as provided in Section 7.04. To the extent that the foregoing undertaking by any Investor may be unenforceable for any reason, such Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law.

(c) Notwithstanding anything to the contrary in this Section 7.06 or otherwise in this Agreement, a majority-in-interest of the Investors (based on the number of Acquired Securities to be issued hereunder) is authorized and empowered to act on behalf of the Investors and all of the Investor Indemnitees for all purposes under this Section 7.06, including the bringing of or controlling the defense of any claim pursuant to this Section 7.06, and the Investors and all of the investor Indemnitees hereby irrevocably waive any right that he, she or it may have individually or otherwise to act pursuant to this Section 7.06, all of which is vested in a majority-in-interest of the Investors (based on the number of Acquired Securities to be issued hereunder).

(d) From and after the applicable Closing, the indemnification provided by the Company hereunder and the enforcement of such indemnification shall be the exclusive remedy available to the Investor Indemnitees under this Agreement for monetary damages, other than for Fraud. From and after the applicable Closing, the indemnification provided by the Investors hereunder and the enforcement of such indemnification shall be the exclusive remedy available to the Company Indemnitees under this Agreement for monetary damages, other than for Fraud.

SECTION 7.07 Transfer Restrictions. Following the applicable Closing, the Purchased Securities issued to the Investors (other than Purchased Securities issued to Neuberger Berman its Affiliates, provided that transfers by such persons are subject to the Articles and applicable securities Laws) in connection with the Purchase may not be transferred except for transfers:

(a) to Affiliates;

(b) in the case of Steiner or any of its Affiliates, to any direct or indirect investors of Steiner or any of its Affiliates (e.g., limited or general partner, member, etc.);

(c) pursuant to a tender or exchange offer, merger, consolidation, business combination, recapitalization or similar transactions involving the Common Shares;

(d) after commencement of any bankruptcy or other similar insolvency proceedings by the Company;

(e) that occur after the 12-month anniversary of the applicable Closing Date; or

(f) that have been approved in writing by the Board prior to such transfer;

provided, however, that any transfer pursuant to clauses (a) or (b) above shall be subject to such transferee agreeing in writing (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Section 7.07.

ARTICLE VIII

Miscellaneous

SECTION 8.01 Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by e-mail, facsimile sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by e-mail (having obtained electronic delivery confirmation thereof), by hand, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or e-mail accounts (or at such other address or e-mail accounts for a party as shall be specified by like notice):

(a)	If to the Company:

OneSpaWorld Holdings Limited

c/o One Spa World LLC

770 South Dixie Highway, Suite 200

Coral Gables, Florida 33146

Attention:     Leonard Fluxman

    Stephen Lazarus

E-mail:         lfluxman@onespaworld.com

        StephenL@onespaworld.com

with a copy to (which copy alone shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10069

Attention:     Sidney Burke

Stephen P. Alicanti

E-mail:          Sidney.Burke@us.dlapiper.com

Stephen.Alicanti@us.dlapiper.com

(b)	If to Steiner:

c/o Catterton Management Company L.L.C.

599 West Putnam Avenue

Greenwich, CT 06830

Attention:     J. Michael Chu

Marc Magliacano

Dave McPherson

E-mail:          Michael.Chu@lcatterton.com

Marc.Magliacano@lcatterton.com

Dave.McPherson@lcatterton.com

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:     Joshua Kogan, P.C.

Ryan Brissette

E-mail:          joshua.kogan@kirkland.com

ryan.brissette@kirkland.com

(c)	If to Neuberger Berman:

Attention:     Charles Kantor

E-mail:         CKantor@nb.com

with a copy to (which copy alone shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention:   Philip Richter

E-mail:        philip.richter@friedfrank.com

SECTION 8.02 Amendments, Waivers, etc. Except as otherwise provided herein, (a) no waiver of any provision of this Agreement shall be effective against any party hereto unless such waiver is approved in writing by such party and (b) no modification or amendment of any provision of this Agreement shall be effective against any party hereto unless such modification or amendment is approved in writing by the Company and a majority-in-interests of the Investors (based on the number of Acquired Securities to be issued hereunder); provided, that Article IV and Section 8.08 of this Investment Agreement may not be amended, terminated or waived in a manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent; provided, further, that Section 5.10 may not be amended, terminated or waived without the written consent of the majority-in-interest of Persons entitled to the Haymaker Deferred Shares. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 8.03 Counterparts and Facsimile. This Agreement may be executed in two or more identical counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by facsimile, electronic transmission or otherwise) to the other parties. Delivery of an executed counterpart of a signature page to this Agreement or any Related Document (including any of the closing deliverables contemplated hereby) by e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Related Document.

SECTION 8.04 Further Assurances. Each party hereto shall execute and deliver after the applicable Closing such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the Transactions.

SECTION 8.05 Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state or any other jurisdiction.

(b) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, in each case without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(c) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, the Delaware Superior Court or, if the Delaware Superior Court declines to accept jurisdiction, any state or federal court within the State of New York), for the purposes of any Action or other proceeding arising out of this Agreement and the rights and obligations arising hereunder and thereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.01 shall be effective service of process for any such Action or proceeding.

(d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED THERETO. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.05(D).

SECTION 8.06 Interpretation. The term “this Agreement” means this Investment Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if.” The words “made available to the Investor” and words of similar import refer to documents delivered in person or electronically to the Investor prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument, statute or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes or Laws) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Masculine gender shall also include the feminine and neutral genders, and vice versa. All references to “in the ordinary course of business” shall be deemed to be followed by the words “consistent with past practice”, unless otherwise specified. Financial terms shall have the meanings given to such terms under GAAP unless otherwise specified herein. The word “day” means calendar day unless Business Day is expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 8.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

SECTION 8.08 Third-Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise. The parties hereto agree that (a) the Placement Agent is an express third-party beneficiary of its express rights in Article III, Article IV, Section 8.02, this Section 8.08 and Section 8.11 of this Agreement and (ii) the Persons entitled to receive the Founder Deferred Shares are express third-party beneficiaries of their express rights in Section 5.10 and this Section 8.08 of this Agreement and (b) the Non-Recourse Parties are express third-party beneficiaries of their express rights in Section 7.05. The parties hereto acknowledge and agree that the Placement Agent and the Persons entitled to receive the Founder Deferred Shares shall be entitled to seek and obtain equitable relief against the Company (but not, for the avoidance of doubt, any of the Investors), without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of their respective rights referenced in the immediately preceding sentence. Notwithstanding anything to the contrary herein, the parties hereto agree that the rights and obligations hereunder are enforceable against an Investor solely by the Company and not by any of the other Investors, except that Steiner may enforce the covenants and agreements of the Co-Investors contained in Section 5.08(e).

SECTION 8.09 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that each Investors may assign his, her or its respective rights under this Agreement, in whole or in part, to any of their respective Affiliates without the prior written consent of the Company; provided, that such Investor shall remain liable for all of its obligations under this Agreement, except to the extent any such obligations have actually been performed.

SECTION 8.10 Acknowledgment of Securities Laws. Each Investor hereby acknowledges that it is aware, and that it shall advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

SECTION 8.11 Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Director Designation Agreement, dated as of November 1, 2018 (the “Director Designation Agreement”), by and among the Company, HYAC and Steiner, shall continue in full force and effect after the date hereof in accordance with its terms, but shall be superseded by the Governance Agreement subject to, and conditioned upon, the Steiner Closing, at which time the Director Designation Agreement shall automatically, without any further action of any party hereto or any other Person, terminate and be of no further force and effect.

SECTION 8.12 Placement Agent Exculpation. Each Investor agrees and acknowledges that (a) the Placement Agent, its affiliates and its representatives have not made, and will not make, any representations or warranties with respect to the Company or the Transactions, and such Investor will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary; and (b) it will be responsible for conducting its own due diligence investigation with respect to the Company and the Transactions. In light of the foregoing, to the fullest extent permitted by law, each Investor and the Company release the Placement Agent, its employees, officers, representatives and affiliates from any liability with respect to such Investor’s participation in the Transaction.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

ONESPAWORLD HOLDINGS LIMITED

By:	/s/ Stephen Lazarus
Name: Stephen Lazarus
Title: Chief Financial Officer

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

STEINER LEISURE LIMITED:

By:	/s/ Marc Magliacano
Name: Marc Magliacano
Title: Vice President and Assistant Secretary

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

CO-INVESTORS:

/s/ Stephen B. Lazarus
Name: Stephen B. Lazarus

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

CO-INVESTORS: FUSFIELD FAMILY IRREVOCABLE TRUST

By:	/s/ Glenn Fusfield
Name: Glenn Fusfield

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

CO-INVESTORS: FLUXMAN FAMILY HOLDINGS LLC

By:	/s/ Leonard Fluxman
Name: Leonard Fluxman

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

CO-INVESTORS: HEYER INVESTMENT MANAGEMENT LLC

By:	/s/ Andrew R. Heyer
Name: Andrew R. Heyer

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

CO-INVESTORS:

/s/ Andrew R. Heyer
Name: Andrew R. Heyer

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

CO-INVESTORS:

/s/ Steven J. Heyer
Name: Steven J. Heyer

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

CO-INVESTORS:

/s/ Jeffrey E. Stiefler
Name: Jeffrey E. Stiefler

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

CO-INVESTORS:

/s/ Walter F. McLallen
Name: Walter F. McLallen

[Signature page to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

CO-INVESTORS: NEUBERGER BERMAN INVESTMENT ADVISERS LLC, AS INVESTMENT ADVISER TO, NEUBERGER BERMAN ALTERNATIVE FUNDS, NEUBERGER BERMAN LONG SHORT FUND AND NB ALL CAP ALPHA MASTER LTD.

By:	/s/ Charles Kantor
Name: Charles Kantor
Title: Managing Director

[Signature page to Investment Agreement]

SCHEDULE I

SECURITY ALLOCATIONS

Investor	Investor Purchase Price	Non-Voting Common Shares	Voting Common Shares	Warrants
Steiner Leisure Limited	$60,075,000	15,018,750	—	4,004,999
Neuberger Berman Group LLC	$10,000,000	—	2,500,000	666,667
Andrew Heyer	$1,000,000	—	250,000	66,667
Heyer Investment Management LLC	$500,000	—	125,000	33,333
Fluxman Family Holdings LLC	$1,000,000	—	250,000	66,667
Steven Heyer	$1,000,000	—	250,000	66,667
Stephen Lazarus	$500,000	—	125,000	33,333
Fusfield Family Irrevocable Trust	$500,000	—	125,000	33,333
Jeffrey Stiefler	$100,000	—	25,000	6,667
Walter McLallen	$325,000	—	81,250	21,667

SCHEDULE II

POST-CLOSING BOARD COMPOSITION

1.	Steven Heyer (Class A)
2.	Andrew Heyer (Class A)
3.	Leonard Fluxman (Class A)
4.	Walter McLallen (Class B)
5.	Jeffrey Stiefler (Class B)
6.	Glenn Fusfield (Class C)
7.	Maryam Banikarim (Class C)

EXHIBIT A

FORM OF AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

CONFIDENTIAL

RESOLUTIONS BY UNANIMOUS WRITTEN CONSENT

IN LIEU OF A MEETING

OF THE BOARD OF DIRECTORS OF

ONESPAWORLD HOLDINGS LIMITED

IBC 202175 B

(an international business company organized under the laws of the Commonwealth of The Bahamas)

[    ], 2020

The undersigned, being all of the duly elected directors (the “Board”) of ONESPAWORLD HOLDINGS LIMITED, a company organized under the International Business Companies Act, 2000, as amended, of the Commonwealth of The Bahamas (the “Company”), hereby consent to the adoption of the following resolutions taken without a meeting, this consent (the “Consent”) to have the same force and effect as if the actions herein referred to had been taken at a timely called and duly held meeting of the Board and direct that this Consent be filed with the minutes of the proceedings of the Board of the Company:

SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

WHEREAS, pursuant to Clauses 16 and 17 of the Amended and Restated Memorandum of Association of the Company (together with the Amended and Restated Articles of Association of the Company, the “Articles”), the Company may amend its Articles by a resolution of Members or by a resolution of Directors.

NOW, THEREFORE, BE IT RESOLVED, that, effective immediately, the Board approves the deletion and substitution of the Articles of the Company with the attached Second Amended and Restated Memorandum and Articles of Association of the Company, which is hereby adopted as the effective Memorandum and Articles of Association of the Company to the exclusion of the existing Articles.

GENERAL AUTHORIZATION TO EFFECTUATE RESOLUTIONS.

RESOLVED, that the officers and the directors of the Company be, and each of them hereby is, authorized and directed, on behalf and in the name of the Company, to prepare or cause to be prepared and to execute, deliver, verify, acknowledge, file or record any documents, instruments, certificates, statements, papers, or any amendments thereto, as may be deemed necessary or advisable in order to effectuate the resolutions approved herein, and to take such further steps and do all such further acts or things as shall be necessary or desirable to carry out the actions contemplated by the foregoing resolutions.

RESOLVED FURTHER, that any and all actions heretofore or hereafter taken by any officer or officers or directors in furtherance of the things, matters or objectives set forth in any of the foregoing resolutions, and all transactions, agreements, documents or writings relating thereto, are hereby authorized, ratified, confirmed and approved in all respects.

This resolution may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument. These resolutions shall be filed with the minutes of the proceedings of the Board.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date first set forth above.

Maryam Banikarim

Michael J. Dolan

Leonard Fluxman

Glenn Fusfield

Andrew R. Heyer

Steven J. Heyer

Marc Magliacano

Walter F. McLallen

Stephen W. Powell

Jeffrey E. Stiefler

COMMONWEALTH OF THE BAHAMAS

New Providence

Company under the

International Business Companies Act 2000

SECOND AMENDED AND RESTATED

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

Incorporated the 5th day of October, 2018

COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

NAME

1. The name of the company is OneSpaWorld Holdings Limited (the “Company”).

REGISTERED OFFICE

2.	The registered office of the Company will be at Shirley House, 253 Shirley Street, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box N-624, Nassau, New Providence, Bahamas.

REGISTERED AGENT

3.

The Registered Agent of the Company will be Harry B. Sands, Lobosky Management Co. Ltd., Shirley House, 253 Shirley Street, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box N-624, Nassau, New Providence, Bahamas.

OBJECTS AND POWERS

4.	The objects for which the Company is established are to engage in any act or activity that is not prohibited under any law for the time being in force in The Bahamas.

5.

The Company shall have all such powers as are permitted by any law for the time being in force in The Bahamas, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the objects or purposes of the Company.

6.

The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

7.

Any mortgage or charge of the undertaking and property of the Company shall for the purposes of Section 80 of the Act be regarded as in the usual or regular course of the business carried on by the Company.

CURRENCY

8.	Shares in the Company shall be issued in the currency of the United States of America.

AUTHORISED CAPITAL

9.	The authorised capital of the Company is US$25,000.00.

1

CLASSES, NUMBER AND PAR VALUE OF SHARES

10.

The authorised capital is made up of 250,000,000 common shares, par value US$0.0001 per share (the “Common Shares”) and 0 preferred shares, par value US$0.0001 per share (the “Preferred Shares”). The Common Shares shall consist of two separate classes, of which [    ] shares shall be designated as Voting Common Shares (“Voting Common Shares”) and [    ] shares shall be designated as Non-Voting Common Shares (“Non-Voting Common Shares”). Unless otherwise specified in the documents providing for the issuance of such Common Shares or the Investment Agreement, any Common Shares issued prior to the Closing Date (as defined in the Investment Agreement) (the “Second Amendment Date”) (or contracted prior to the Second Amendment Date to be issued on or after such date) shall be Voting Common Shares. Any Common Shares issued on or after the Second Amendment Date (or contracted on or after the Second Amendment Date to be issued on or after such date) shall specify whether such Common Shares shall be specified as Voting Common Shares or Non-Voting Common Shares.

SHARE RIGHTS AND LIMITATIONS

11.

Subject to the Governance Agreement (as defined in the Articles of Association), the following is a statement fixing certain of the designations and the powers, voting rights, preferences and relative, participating, optional and other rights of the Common Shares and the Preferred Shares, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly granted to the Board of Directors of the Company (the “Board of Directors” or the “Board”) to fix any such provisions not fixed by this Memorandum of Association, as amended, restated, and/or otherwise modified from time to time in accordance with its terms (the “Memorandum”) or the Articles of Association of the Company, as amended, restated, and/or otherwise modified from time to time in accordance with its terms (the “Articles of Association”):

(a)

The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorised but unissued Preferred Shares, which shares may be issued from time to time, in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting rights, designations, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Shares and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively, the “Series Terms”), shall be such as are stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Shares (the “Series Terms Resolution”) adopted by the Board of Directors. The powers of the Board of Directors with respect to the Series Terms of a particular series (any of which powers may, by resolution of directors, be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, determination of the following:

(i)	The number of shares constituting that series and the distinctive designation of that series;

(ii)

The dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)	Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(iv)

Whether that series shall have conversion privileges with respect to shares of any other class or classes of shares or of any other series of any class of shares, and, if so, the terms and conditions of such conversion upon the occurrence of such events as the Board of Directors shall determine;

(v)

Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

2

(vi)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series by the Company, and, if so, the terms and amount of such sinking fund;

(vii)

The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series;

(viii)

The conditions or restrictions upon the creation of indebtedness of the Company or upon the issuance of additional Preferred Shares or other capital shares ranking on parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

(ix)

The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Shares or to any series thereof with respect to dividends or distribution of assets upon liquidation;

(x)

Any other designations, preferences, powers and rights and any qualifications, limitations or restrictions thereon as may be fixed by resolution or resolutions of the Board of Directors under the International Business Companies Act 2000; and

(xi)

Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside this Memorandum of Association and the Series Terms Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in this Memorandum of Association or in the Series Terms Resolution.

(b)

Subject to the rights of the holders of any series of Preferred Shares set forth in any Series Terms Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Shares of the Company.

(c)

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Company and the payment or setting aside for payment of any preferential amount due to the holders of any series of Preferred Shares, the holders of Common Shares, subject to the rights of the holders of any class or series of shares ranking on a parity with the Common Shares as to the payments or distributions in such event, shall be entitled to receive ratably any and all assets of the Company remaining to be paid or distributed.

(d)

Each holder of Common Shares shall be entitled to one vote for each such share held by such holder on any matter submitted to a vote or for the consent of the shareholders of the Company on which such holder is entitled to vote thereon or consent thereto, which, with respect to the Non-Voting Common Shares and for purposes of clarity, shall only apply with respect to the matters set forth in Article 11(k) below.

(e)	Unless otherwise expressly provided in this Memorandum or the Articles of Association, the holders of Common Shares entitled to vote or consent on any matter shall vote together as a single class.

(f)

Unless otherwise expressly provided in this Memorandum or the Articles of Association, each holder of Voting Common Shares, in his, her or its capacity as such, shall be entitled to vote the Voting Common Shares held by him, her or it on all matters submitted to a vote or for the consent of the shareholders of the Company.

(g)	Holders of Common Shares shall have no cumulative voting rights. Holders of Common Shares shall have no preemptive rights.

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(h)

Unless otherwise provided in a Series Terms Resolution with respect to a particular series of Preferred Shares, all Preferred Shares redeemed or acquired by the Company (as a result of conversion or otherwise) shall be retired and restored to the status of authorised but unissued shares.

(i)

Unless otherwise provided with respect to a particular series of Preferred Shares in a Series Terms Resolution, no holder of capital shares of the Company shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class or series of the Company, whether now or hereafter authorised, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class or series of the Company.

Certain Provisions Regarding the Non-Voting Common Shares:

(j)

Unless otherwise required by law or as expressly provided in Article 11(k) of this Memorandum, each holder of Non-Voting Common Shares, in his, her or its capacity as such, shall have no voting power in respect of his, her or its Non-Voting Common Shares and shall not be entitled to vote the Non-Voting Common Shares held by him, her or it on any matter submitted to a vote or for the consent of the shareholders of the Company.

(k)

Notwithstanding the foregoing or anything to the contrary in this Memorandum or the Articles of Association, each holder of Non-Voting Common Shares that is a Steiner Person (as defined in the Articles of Association) shall be entitled to vote the Non-Voting Common Shares held by him, her or it on matters submitted to a vote or for the consent of the shareholders of the Company with respect to the election or removal of any director (or director position, as applicable) that the applicable Steiner Persons have the right to designate for appointment or nomination pursuant to the Governance Agreement (but not any other matters).

(l)

Unless otherwise expressly provided in this Memorandum or the Articles of Association, Non-Voting Common Shares shall rank equally, share ratably and be identical in all respects, and carry the same rights and privileges, as Voting Common Shares (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Company) and be treated the same in all respects as Voting Common Shares (including in any merger, consolidation, share exchange, reclassification or other similar transaction, as described in Article 11(o) of this Memorandum). Without limiting the generality of the foregoing, if the Company shall in any manner split, subdivide or combine (including by way of a dividend or other distribution payable in shares of Voting Common Shares or Non-Voting Common Shares) the outstanding shares of Voting Common Shares or Non-Voting Common Shares, then the outstanding shares of the other such class of Common Shares shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share; provided, however, that no dividend or other distribution payable in Voting Common Shares shall be declared on the Non-Voting Common Shares and no dividend or other distribution payable in Non-Voting Common Shares shall be declared on the Voting Common Shares, but instead, in the case of a dividend or other distribution payable in any class of Common Shares, each class of Common Shares shall receive such dividend or other distribution in like shares.

(m)	Conversion of Non-Voting Common Shares.

(i)

Automatic Conversion of Non-Voting Shares. (A) Subject to Article 127(c) of the Articles of Association, each Non-Voting Common Share shall be automatically, without further action by the current or former holder thereof, converted into one duly authorized, validly issued, fully paid and nonassessable Voting Common Share, upon the occurrence of a Qualified Transfer of such Non-Voting Common Share and (B) with the prior consent of the Board (or any authorized committee thereof), each Non-Voting Common Share shall be automatically, without further action by any holder thereof, converted into an identical number of duly authorized, validly issued, fully paid and nonassessable Voting Common Shares at such date and time, or the occurrence of an event, specified in writing by the

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Steiner Representative. For purposes of this Article 11(m), a “Qualified Transfer” shall mean a Transfer of Non-Voting Common Shares by the holder thereof (x) to a third party that is not (1) an Affiliate of such holder nor (2) a person whose ownership thereof would result in such shares being treated as constructively owned by such holder under Section 958(b) of the Code, applicable Treasury Regulations and other official guidance (a Person described in this clause (x), an “Unrelated Person”), and (y) that either complies with the Transfer Restrictions (as defined in the Articles of Association), or is permitted pursuant to Article 127 of the Articles of Association (including by giving effect to Article 127(c), if applicable).

(ii)

Elective Conversion. Upon the occurrence of a Contingent Conversion Triggering Event, a number of Non-Voting Common Shares held by the Steiner Persons that are designated in writing by the Steiner Representative (as defined in the Governance Agreement) to the Company (a “Elective Conversion Notice”) shall be converted into an identical number of duly authorized, validly issued, fully paid and non-assessable Voting Common Shares; provided, that the number of Non-Voting Common Shares so converted shall not exceed the number of Non-Voting Common Shares that, if converted, would reasonably be expected to (1) cause the Company to become a CFC (as defined in the Articles of Association) as reasonably determined in good faith by the Company, upon the advice of its legal counsel, or (2) cause the Percentage Stock Ownership (by voting power, with such determination of voting power taking into account any continuing director designation rights of the Steiner Persons pursuant to the Governance Agreement as of such time) of any Steiner Person to exceed 44.9% (as reasonably determined in good faith by the Company). The determination contemplated by the immediately preceding sentence shall be made (A) promptly and in any event within five (5) business days of written request by the Steiner Representative, and (B) after permitting the Steiner Representative and its legal and tax advisors to have a reasonable opportunity to present their views and analysis relevant to such determination, but no Steiner Director shall be entitled to vote on any such determination. Any Non-Voting Common Shares converted pursuant to this Article 11(m)(ii) shall be converted into an identical number of duly authorized, validly issued, fully paid and nonassessable Voting Common Shares as of 11:59 p.m. Eastern Time on the date the number of such Non-Voting Shares to be so converted are determined pursuant to this Article 11(m)(ii). Unless otherwise determined in an Elective Conversion Notice, any conversion of Non-Voting Common Shares held by the Steiner Persons into Voting Common Shares pursuant to this sub-clause (ii) shall be pro rata among the Steiner Persons based on the aggregate number of Non-Voting Common Shares held by each Steiner Person as of immediately prior to such Conversion Event, except to the extent otherwise required to prevent the Company from becoming a CFC. For purposes of this Article 11(m)(ii), a “Contingent Conversion Triggering Event” shall mean (1) a decrease in the number of directors that the applicable Steiner Persons have the right to designate for appointment or nomination pursuant to the Governance Agreement or a decrease in the number of directors so designated by the applicable Steiner Persons as a result of an irrevocable waiver of such rights under the Governance Agreement, (2) the Transfer of Voting Common Shares by the Co-Investors (as defined in the Investment Agreement but excluding any Co-Investor who is a member of the Board, employee of the Company, a family member of any of the foregoing, a trust for the benefit of any of the foregoing, or an Affiliate of any of the foregoing) or any of its Affiliates on or prior to the one year anniversary of the Second Amendment Date (I) to an Unrelated Person, and (II) that complies with the Transfer Restrictions, or (3) the exercise by a Steiner Person of a warrant to purchase Non-Voting Common Shares (or a warrant for which such Steiner Person has previously agreed to receive Non-Voting Common Shares upon exercise); provided that, with respect to this clause (3), the number of shares designated by the Steiner Representative for conversion shall not exceed the number of Non-Voting Common Shares received upon exercise of such warrant.

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(iii)	For purposes of this Article 11(m), a “Conversion Event” shall mean the conversion of a Non-Voting Common Share into a Voting Common Share pursuant to Article 11(m)(i) or (ii).

(iv)

Each outstanding share certificate (if any) that, immediately prior to a Conversion Event, represented one or more Non-Voting Common Shares subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of Voting Common Shares, without the need for surrender or exchange thereof. The Company shall, upon surrender by such holder to the Company of the outstanding certificate(s) formerly representing such holder’s Non-Voting Common Shares (if any), issue and deliver to such holder certificate(s) representing the Voting Common Shares into which such holder’s Non-Voting Common Shares were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form upon the occurrence of such Conversion Event.

(v)	Each Non-Voting Common Share that is converted pursuant to this Article 11(m) shall thereupon be cancelled by the Company and shall not be available for reissuance.

(n)

The Company shall at all times have reserved for issuance out of its authorized but unissued shares the number of Voting Common Shares into which all outstanding Non-Voting Common Shares may be converted.

(o)

Mergers, Etc. Without limiting the generality of Article 11(l) of this Memorandum or any other provisions in this Memorandum or the Articles of Association, in the event of any merger, consolidation, business combination, share exchange, tender offer or other similar transaction, each Non-Voting Common Share shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Voting Common Shares, and the same amount per share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each Voting Common Share is entitled to receive as a result of, or in connection with, such transaction, provided that at the election of the holder thereof, in his, her or its sole discretion, any securities issued with respect to the Non-Voting Common Shares shall be non-voting securities under the resulting person’s (as defined in the Articles of Association) organizational documents and the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Non-Voting Common Shares then outstanding) and take such actions necessary to ensure that holders of the Non-Voting Common Shares shall retain securities with substantially the same privileges, limitations and relative rights as the Non-Voting Common Shares. Subject to the foregoing, in the event the holders of Voting Common Shares are provided the right to convert or exchange Voting Common Shares for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Shares shall be provided the same right based upon the number of Voting Common Shares such holders would be entitled to receive if such Non-Voting Common Shares were converted into Voting Common Shares immediately prior to such offering. In the event that the Company offers to repurchase Voting Common Shares from its shareholders generally, the Company shall offer to repurchase Non-Voting Common Shares pro rata based upon the number of Voting Common Shares such holders would be entitled to receive if such shares were converted into Voting Common Shares immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Voting Common Shares, the Company shall provide the holders of the Non-Voting Common Shares the right to participate based upon the number of Voting Common Shares such holders would be entitled to receive if such shares were converted into Voting Common Shares immediately prior to such offering; provided that at the election of the holder thereof, in his, her or its sole discretion, any shares issued with respect to the Non-Voting Common Shares shall be issued in the form of Non-Voting Common Shares rather than Voting Common Shares.

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VARIATION OF CLASS RIGHTS

12.

If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than a majority of the issued shares of that class or series and of the holders of not less than a majority of the issued shares of any other class or series of shares which may be affected by such variation.

13.

The rights conferred upon the holders of the shares of any class or series (including any class or series issued with preferred or other rights) shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking senior to or pari passu therewith.

REGISTERED SHARES

14.	Shares may be issued only as registered shares.

LIABILITY OF SHAREHOLDERS

15.	The liability of shareholders is limited to the amount, if any, unpaid on the shares respectively held by them.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

16.

The Company may amend this Memorandum and/or the Articles of Association by a resolution of shareholders or by a resolution of directors. Notwithstanding anything to the contrary in this Memorandum (including Clauses 11(m), 16 and 17 of this Memorandum), if any Steiner Person is a shareholder of the Company, the Company shall not amend, alter or repeal this Clause 16 or any of Articles 124 through 132 of the Articles of Association in manner that adversely affects any Steiner Person without the prior written consent of the Steiner Representative. Notwithstanding anything to the contrary in the Articles of Association, so long as any Steiner Person is a shareholder of the Company, the Company shall not amend, alter or repeal any of Articles 133 through 136 of the Articles of Association in a manner that adversely affects the Steiner Group or any Steiner Group Related Persons (each as defined in the Articles of Association) without the prior written consent of the Steiner Representative.

17.

In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind the Articles of Association, regulations and procedures of the Company not inconsistent with the provisions of the Transfer Restrictions for purposes of determining whether any Transfer of Company Securities would result in the Company’s (or any of its subsidiaries’) status as a CFC and for the orderly application, administration and implementation of the Transfer Restrictions.

DEFINITIONS

18.	Unless otherwise defined in this Memorandum of Association, the meanings of words in this Memorandum of Association are as defined in the Articles of Association of the Company.

Adopted: [    ], 2020

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COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

TABLE OF CONTENTS

Article	Description	Page
1-7	DEFINITIONS	1-3
8-12	REGISTERED SHARES	3-4
13-23	SHARES, AUTHORISED CAPITAL AND CAPITAL	4-5
24-26	LIEN ON SHARES	5-5
27-29	TRANSFER OF SHARES	6
30-34	TRANSMISSION OF SHARES	6
35-40	REDUCTION OR INCREASE IN AUTHORISED CAPITAL	6-7
41-66	MEETINGS AND CONSENTS OF SHAREHOLDERS	7-11
67-75	DIRECTORS	11-12
76-81	POWERS OF DIRECTORS	12-12
82-93	PROCEEDINGS OF DIRECTORS	12-13
94-97	OFFICERS	14
98-99	CONFLICT OF INTERESTS	14
100-111	LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION	14-17
112	SEAL	17
113-123	DIVIDENDS	17-18
124-132	RESTRICTIONS ON TRANSFER AND OWNERSHIP	18-24
133-136	BUSINESS OPPORTUNITIES	24-25
137	FISCAL YEAR	25
138	BOOKS AND RECORDS	25
139	NOTICES	25-25
140-141	VOLUNTARY WINDING UP AND DISSOLUTION	25
142	CONTINUATION	25
143	GOVERNING LAW	25

DEFINITIONS

1.

In these Articles of Association, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meaning
Act	The International Business Companies Act 2000 including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

Affiliate	The meaning set forth in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended

Articles of Association	These Articles of Association, as amended, restated and/or otherwise modified from time to time in accordance with its terms.

Auditor	The person for the time being performing the duties of auditor of the Company (if any).

Business Combination Agreement	The Business Combination Agreement, dated November 1, 2018, by and among Dory Intermediate LLC, SLL, Steiner U.S. Holdings, Inc., Nemo (UK) Holdco, Ltd., Steiner UK Limited, Steiner Management Services LLC, SLL, in its capacity as representative of Sellers, Haymaker Acquisition Corp, the Company, Dory US Merger Sub, LLC, Dory Intermediate LLC, Dory Acquisition Sub, Limited, and Dory Acquisition Sub, Inc., as amended, restated and/or otherwise modified from time to time in accordance with its terms.

capital

The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

(a)   the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

(b)   the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

cause	For removal of a director shall mean and be deemed to exist only if (a) the director whose removal is proposed has committed, been convicted of or pled guilty or nolo contendere to a criminal offence involving dishonesty or any felony by a court of competent jurisdiction, (b) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or extraordinary meeting of the directors called for that purpose, or by a court of competent jurisdiction, to have engaged in conduct that constitutes fraud, gross negligence or willful misconduct in the performance of such director’s duties to the Company, (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such person’s ability to perform his or her obligations as a director, or (d) the director has engaged in conduct which constitutes a breach of his or her fiduciary duties to the Company.

Governance Agreement	The Governance Agreement, dated [ ], 2020, by and among the Company, Haymaker Acquisition Corp., a Delaware corporation, SLL and the other parties from time to time party thereto, as amended, restated and/or otherwise modified from time to time in accordance with its terms.

Investment Agreement	The Investment Agreement, dated April [ ], 2020, by and among the Company, Steiner, and any other investors party thereto, as amended, restated, and/or otherwise modified from time to time in accordance with its terms.

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L Catterton	Catterton Management Company, L.L.C., a Delaware limited liability company.
Memorandum	The Memorandum of Association of the Company, as amended, restated and/or other modified from time to time in accordance its terms.

person	An individual, a corporation, a limited liability company, a trust, the estate of a deceased individual, a partnership, government (or an agency or subdivision thereof) or an unincorporated association of persons.

resolution of directors

(a)   A resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

b)  a resolution consented to in writing by a simple majority of all directors or of all members of the committee of directors, as the case may be;

except where a director is given more than one vote, he or she shall be counted by the number of votes he or she casts for the purpose of establishing a majority.

resolution of shareholders

(a)   A resolution approved at a duly constituted meeting of the shareholders of the Company by the affirmative vote of

(i) a simple majority of the votes of the shareholders present and entitled to vote thereon and who voted and did not abstain; or

(ii)  a simple majority of the votes of the shareholders of each class or series of shares present and entitled to vote thereon as a class or series and who voted and did not abstain and of a simple majority of the votes of the remaining shareholders present and entitled to vote thereon and who voted and did not abstain; or

(b)   a resolution consented to in writing by all of the votes of the shareholders entitled to vote thereon.

Seal	Any seal which has been duly adopted as the Common Seal of the Company.

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares or debt obligations.

shareholder	A person who holds shares in the Company.

SLL	Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas.

Steiner Director	Any person elected or appointed to the Board that has been designated by the applicable Steiner Persons pursuant to the Governance Agreement.

Steiner Group	Nemo Investor Aggregator, Limited, an exempted company incorporated under the laws of the Cayman Islands, L Catterton, SLL, and each of their respective Affiliates, and the respective successors of the foregoing.

Steiner Person	Any member of the Steiner Group.

surplus	The excess, if any, at the time of the determination of the total assets of the Company over the sum of its total liabilities, as shown in its books of account, plus its issued and outstanding share capital.

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treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2.

“Written” or any term of like import includes (a) words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, telefax, telegram, or cable and (b) electronic transmission. “Electronic transmission” is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

3.	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles of Association.

4.	Terms not defined in these Articles of Association or in the Act shall have the meaning given to them in the Memorandum.

5.	Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles of Association, it shall equally, where the context admits, include the others.

6.

The “realisable value” in relation to the assets of the Company shall mean such value as the directors may decide upon as the value of the assets, which value in the absence of fraud shall be conclusive unless a question of law is involved.

7.

A reference to money in these Articles of Association is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

REGISTERED SHARES

8.

The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Subject to such conditions as the directors may reasonably determine for the issue of Certificates, every shareholder holding registered shares in the Company shall be entitled, upon the request of such shareholder, to a certificate which shall be signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be stamped thereon; provided, that the Board has not provided for such shares to be uncertificated.

9.

All certificates (including global certificates) and book-entry positions evidencing uncertificated shares issued by the Company representing Company Securities shall bear a conspicuous legend substantially in the form as follows:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS PURSUANT TO THE SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF ONESPAWORLD HOLDINGS LIMITED (THE “COMPANY”), AS SUCH ARTICLES OF ASSOCIATION MAY BE AMENDED, RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “ARTICLES OF ASSOCIATION”). THE COMPANY WILL FURNISH A COPY OF THE ARTICLES OF ASSOCIATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

10.

The Company shall have the power to make appropriate notations upon its share transfer records and instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of the Transfer Restrictions for any uncertificated Company Securities or Company Securities held in an indirect holding system.

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11.

Any shareholder receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares be worn out or defaced, the directors may upon surrender thereof for cancellation issue a new one in its stead and if it be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction and upon such indemnity being given to the Company as it by resolution of directors may determine issue a new one in its stead.

12.	If several persons are registered as holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES, AUTHORISED CAPITAL AND CAPITAL

13.

Subject to the provisions of these Articles of Association, the Memorandum and to any resolution of shareholders, the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

14.

Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

15.

Shares in the Company may be issued for such amount of consideration as the Company may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares with par value constitutes capital to the extent of the par value and the excess constitutes surplus.

16.

A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

17.	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles of Association) as the Company may by resolution of directors determine.

18.

The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

19.

Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorised capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors shall designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

20.

The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account.

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21.	A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired:

(a)	pursuant to a right of a shareholder to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

(b)	in exchange for newly issued shares in the Company;

(c)	by virtue of the provisions of Section 81 of the Act; or

(d)	pursuant to a court order.

22.

Shares that the Company purchases, redeems or otherwise acquires pursuant to Article 20 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to Section 32 of the Act in which case they shall be cancelled.

23.

Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, the shareholders of the Company shall not be entitled to vote in respect of such shares or to have dividends paid thereon and such shares shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

LIEN ON SHARES

24.

The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a shareholder, whether singly or jointly with any other person or persons, for all the debts and liabilities of such shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such shareholder or his estate and any other person, whether a shareholder of the Company or not. The Company’s lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

25.

In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as it may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

26.

The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the binding obligation in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. In order to give effect to any such sale, the Board may authorise an agent to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares and such holder shall not be bound to see to the application of the purchase money, nor shall such holder’s title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

27.	Subject to the Transfer Restrictions, all transfers of shares may be effected by transfer in writing in the usual common form, or in such other form as the Board of Directors may accept.

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28.

The instrument of transfer of a share shall be signed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Shareholders in respect thereof.

29.

The Company or any transfer agent, on the application of the transferor or transferee of a share in the Company, shall enter in the share register the name of the transferee of the share except that (a) the Board or the transfer agent may decline to register a transfer of shares unless the instrument of transfer is accompanied by the certificate or certificates for the shares, if any, and such other evidence as the Board or the transfer agent may reasonably require to show the right of the transferor to make the transfer and (b) the registration of transfers may be suspended and the share register closed at such times and for such periods as the Board may from time to time determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months. Notwithstanding the foregoing, the Company or any transfer agent shall not be required to transfer shares that are subject to restrictive legends unless the conditions to transfer have been satisfied.

TRANSMISSION OF SHARES

30.

The executor or administrator of a deceased shareholder, the guardian of an incompetent shareholder or the trustee of a bankrupt shareholder shall be the only person recognized by the Company as having any title to his or her share but they shall not be entitled to exercise any rights as a shareholder of the Company until they have proceeded as set forth in the following three Articles.

31.

The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as personal representative of a deceased shareholder or of the appointment of a guardian of an incompetent shareholder or the trustee of a bankrupt shareholder shall be accepted by the Company even if the deceased, incompetent or bankrupt shareholder is domiciled outside The Bahamas if the document evidencing the grant of probate or letters of administration, confirmation as personal representative, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

32.

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may be registered as a shareholder upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a shareholder shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt shareholder and the directors shall treat it as such.

33.

Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

34.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN AUTHORISED CAPITAL

35.

The Company may by resolution of directors amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares, increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

36.	The Company may amend the Memorandum to

(a)	divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

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(b)	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series;

provided, however, that where shares are divided or combined under (a) or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

37.	The capital may by a resolution of directors be increased by transferring an amount out of the surplus of the Company to capital.

38.	Subject to the provisions of the two (2) next succeeding Articles, the capital may by resolution of directors be reduced by:

(a)	returning to shareholders any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company,

(b)	cancelling any capital that is lost or not represented by assets having a realisable value or

(c)	transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the directors have resolved to purchase, redeem or otherwise acquire.

39.

No reduction of capital shall be effected that reduces the capital to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

40.

No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable value of the assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company, and its remaining issued and outstanding share capital.

MEETINGS AND CONSENTS OF SHAREHOLDERS

41.	Annual meetings of the shareholders shall be held during each fiscal year of the Company. The date, time and place of annual meetings of shareholders shall be as determined by resolution of directors.

42.

The directors of the Company may convene special meetings of the shareholders of the Company at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors consider necessary or desirable.

43.

Upon the written request of shareholders holding not less than a majority of the outstanding Voting Common Shares in the Company, the directors shall convene a meeting of shareholders. If a special meeting is requested by such shareholders, a written request, specifying the business proposed to be transacted, shall be delivered personally or sent by first class mail, by express delivery or electronic transmission, to the Secretary of the Company. Upon receipt of such a request, the Secretary shall cause notice of such meeting to be given, within 45 days after the date the request was delivered to the Secretary, to the shareholders entitled to vote on such proposal, in accordance with the provisions of these Articles of Association. Except as provided below, if the notice is not given by the Secretary within 45 days after the date the request was delivered to the Secretary, then the person or persons requesting the meeting may specify the time and place of the meeting and give notice thereof; provided, however, that at least 10 days’ notice of such meeting is required to be given to the shareholders.

44.

In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or consent to any matter by unanimous written consent, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the directors may fix, but shall not be required to so fix, a record date; provided, however, that such record date shall not precede the date upon which the action of the directors fixing such record date is taken.

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45.

Notice of the place (if any), date, hour, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of shareholders shall be given by the Company not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by the Act) to every shareholder entitled to vote at the meeting as of the record date for determining the shareholders entitled to notice of the meeting. Notice of any meeting need not be given to any shareholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened.

46.	A meeting of shareholders may be held in contravention of the requirement to give notice if shareholders holding not less than ninety (90) percent of;

(a)	the total number of shares of the shareholders entitled to vote on all matters to be considered at the meeting, or

(b)

the votes of each class or series of shares where shareholders are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes, have waived notice of the meeting; and for this purpose presence at the meeting shall be deemed to constitute waiver.

47.	The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received notice, shall not invalidate the meeting.

48.

If a quorum pursuant to Article 55 is present at any meeting, (a) in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, and (b) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the applicable directors, unless a different vote is required by these Articles of Association or the Memorandum or under applicable law, in which case such express provision shall govern and control the decision of such question. Shareholders may act only at meetings duly called and shareholders may not act by written consent or otherwise outside of such meeting. Only those matters set forth in the notice of a special meeting may be considered or acted upon at that meeting, unless otherwise required by law.

49.

If shareholder approval is required (a) for the adoption of any agreement for the merger of the Company with or into any other entity or for the consolidation of the Company with or into any other entity or (b) to authorise any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person, the affirmative vote of at least 66 2/3% of the shares entitled to vote thereon is required to approve such transaction; provided, however, that if such transaction is approved in advance by the directors, such transaction may be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

50.

A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder including otherwise than on a poll and that proxy need not to be a shareholder.

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51.	An instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

52.

An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the shareholder appointing the proxy. Only shareholders who are individuals may appoint proxies.

53.	The following shall apply in respect of co-ownership of shares:

(a)	if two (2) or more persons hold shares together each of them may be present in person or by proxy at a meeting of shareholders and may speak as a shareholder;

(b)	if only one of them is present in person or by proxy such person may vote on behalf of all of them, and

(c)	if two (2) or more are present in person or by proxy they must vote as one.

54.

A shareholder shall be deemed to be present at a meeting of shareholders if such shareholder participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other.

55.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy shareholders representing not less than fifty (50) percent of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by the proxy form or a copy thereof shall constitute a valid resolution of shareholders. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chair of the meeting or the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Article 57, until a quorum shall be present or represented.

56.

At every meeting of shareholders, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the shareholders present shall choose some one of their number to be the chairman. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of Voting Common Shares present in person or appointed under an instrument of proxy in prescribed form at the meeting shall preside as chairman failing which the oldest individual shareholder or representative of a shareholder present shall take the chair.

57.

Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

58.

If within one hour from the time appointed for the meeting a quorum is not present or represented, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it may be adjourned in accordance with Articles 55 and 57 until a quorum is present or represented.

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59.

At any meeting of the shareholders, the chairman shall be responsible for deciding in such manner as he or she shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he or she shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

60.

Any person other than an individual shall be regarded as one shareholder and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any shareholder.

61.	Directors of the Company may attend and speak at any meeting of shareholders of the Company and at any separate meeting of the holders of any class or series of shares of the Company.

62.

Any person other than an individual which is a shareholder of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of shareholders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which such representative represents as that person could exercise if it were an individual shareholder of the Company.

63.

The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a copy of such proxy or authority authenticated by the certificate of a Notary Public which shall be produced within seven (7) days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

64.	Reserved.

65.

Any action required or permitted to be taken by the shareholders of the Company may be effected at either a duly called meeting of the shareholders of the Company or by any unanimous consent of the shareholders entitled to so vote thereon.

66.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other applicable requirements, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, (b) brought before the meeting by or at the direction of the directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary and be present at the meeting. To be timely for the first annual meeting of shareholders after the Company’s initial public offering of its shares, a shareholder’s notice must be received at the corporate office of the Company not later than the later of (a) the 75th day prior to the scheduled date of the annual meeting and (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For all subsequent annual meetings, a shareholder’s notice shall be timely if received by the Company at its corporate office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a notice shall be timely if received by the Company at its corporate office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. A shareholder’s notice to the Secretary shall set forth as to each matter the

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shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at such annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) the names of any other beneficial owners of such shares, (e) any material interest of the shareholder in such business and (f) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal and the class and numbers of shares beneficially owned by such shareholders. Notwithstanding anything in these Articles of Association to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article 66. If the directors or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the procedures of this Article 66 or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Article 66 in any material respect (a “Non-Compliance Determination”), such proposal shall not be presented for action at the annual meeting in question. If neither the directors nor such committee makes a determination as to the validity of any shareholder proposal in the manner set forth above, the presiding officer of an annual meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Article 66. If such presiding officer makes a Non-Compliance Determination with respect to such proposal, such proposal shall not be presented for action at the annual meeting in question. If the directors, a designated committee thereof or the presiding officer determines that a shareholder proposal was made in accordance with the requirements of this Article 66, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

DIRECTORS

67.

The directors shall be elected by the shareholders or the directors for such term as the shareholders or the directors, as the case may be, determine, subject to the terms of these Articles of Association, the Governance Agreement, and the Business Combination Agreement (as defined in Article 125(c)).

68.

The minimum number of directors shall be one (1) and the maximum number shall be ten (10), and the number of directors shall be determined from time to time by the directors. The directors shall be divided into three (3) classes designated as Class A, Class B and Class C, respectively. At the first annual meeting of the Company the term of office of the Class A Directors shall expire and Class A Directors shall be elected for a full term of three (3) years. At the succeeding annual meeting of the Company, the term of office of the Class B Directors shall expire and Class B Directors shall be elected for a full term of three (3) years. At the third annual meeting of the Company, the term of office of the Class C Directors shall expire and Class C Directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of the Company, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article 68, each director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the directors shall shorten the term of any incumbent director.

69.

Each director shall hold office for the term, if any, fixed by resolution of shareholders or by resolution of directors, as the case may be, or until his earlier death, resignation or removal, or in the case of a company upon the making of an order for the winding up or dissolution of the company or upon the removal of a defunct company by the Registrar otherwise than pursuant to a winding up order.

70.

Subject to any rights of the holders of Preferred Shares, if and when issued, to elect directors and to remove any directors whom the holders of any such shares have the right to elect, any director of the Company may be removed from office (a) with or without cause by a vote of a majority of the directors then in office or (b) with cause by shareholder resolution.

71.

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

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72.	A vacancy in the Board of Directors may be filled by a resolution of shareholders or by a resolution of a majority of the remaining directors.

73.	The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

74.	A director shall not require a share qualification, and may be an individual or a company.

75.	Articles 67 through 74 shall be subject to the Governance Agreement in all respects.

POWERS OF DIRECTORS

76.

The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles of Association required to be exercised by the shareholders of the Company, subject to any delegation of such powers as may be authorised by these Articles of Association and to such requirements as may be prescribed by a resolution of shareholders; but no requirement made by a resolution of shareholders shall prevail if it be inconsistent with these Articles of Association nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

77.

The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company and the directors may remove any such person so appointed.

78.

Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles of Association or in the resolution of directors appointing the officer or agent but the directors may revoke or vary such powers. No officer or agent has any power or authority with respect to matters requiring a resolution under this Article or under Articles 73, 77 and 81.

79.

Any director which is a body corporate may appoint in writing any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors and the person so appointed shall be entitled to exercise the same powers on behalf of such body corporate as the body corporate could exercise if it were an individual director.

80.

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles of Association as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of shareholders.

81.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

PROCEEDINGS OF DIRECTORS

82.

The directors or any committee thereof may meet at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors may determine to be necessary or desirable; however, the directors shall hold an annual meeting each year as soon as practicable after the annual meeting of the shareholders.

83.

A director shall be deemed to be present at a meeting of directors if he or she participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

84.

A director shall be given not less than forty-eight (48) hours’ notice of meetings of directors, but a meeting of directors held without forty-eight (48) hours’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part.

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85.

A meeting of directors is duly constituted for all purposes if there are present not less than one half of the total number of directors, unless there are only two (2) directors in which case the quorum shall be two (2). Where any director is participating in a meeting in accordance with the provisions of Article 83 he or she shall be counted for the purpose of determining whether the meeting is duly constituted.

86.

If the Company shall have only one (1) director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company. In all matters as are not by the Act or the Memorandum or these Articles of Association required to be exercised by the shareholders of the Company, in lieu of minutes of a meeting such sole director shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

87.

At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or the Chairman of the Board of Directors is not present at the meeting, the directors present shall choose some one of their number to be chairman of the meeting.

88.

An action that may be taken by the directors or a committee of directors at a meeting may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

89.	The directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of directors, shareholders, committees of directors, committees of officers and committees of shareholders;

(b)	copies of all resolutions consented to by directors, shareholders, committees of directors, committees of officers and committees of shareholders; and

(c)	such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

90.	The books, statutory registers, records and minutes shall be kept at the registered office of the Company.

91.	Subject to the provisions of the Governance Agreement, the directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

92.

Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles of Association, to appoint directors, fix the emoluments of directors, or to appoint officers or agents of the Company.

93.

The meetings and proceedings of each committee of directors consisting of two (2) or more directors shall be governed mutatis mutandis by the provisions of these Articles of Association regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

94.

The Company may by resolution of directors appoint officers of the Company at such time as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

95.

The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of shareholders, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and shareholders and to manage the day to day affairs of the Company, and the other officers to perform such duties as may be delegated to them by the directors or the Chairman of the Board.

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96.	The emoluments of all officers shall be fixed by resolution of directors.

97.

The officers of the Company shall hold office until their successors are duly elected, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of the remaining directors.

CONFLICT OF INTERESTS

98.

No contract or other transaction between the Company and one or more interested directors shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorises, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

(a)

The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorises, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(b)	the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorise, approve or ratify such contract or transaction by vote or written consent; or

(c)	the contract or transaction is fair and reasonable as to the Company at the time it is authorised by the board, a committee or the shareholders.

99.	A director who has an interest in any particular business to be considered at a meeting of directors or shareholders may be counted for purposes of determining whether the meeting is duly constituted.

LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION

100.

No person who may be entitled to indemnification hereunder (a “Covered Person”) shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions as a director, officer, employee or agent of the Company (or, to the extent requested to be performed by the Company, their functions as an officer director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) unless that liability arises through the actual fraud or willful misconduct by such person. No person shall be found to have committed actual fraud or willful misconduct under the Indemnification Provisions (as defined below) unless or until a court of competent jurisdiction shall have made a finding to that effect. Each shareholder agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any director or officer of the Company on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud or willful misconduct which may attach to such director or officer.

101.

The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law (as now or, to the extent providing greater benefit to any Covered Person, as hereafter in effect) any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) directly or indirectly by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, is or was serving (at the request of the Company) any other corporation, partnership, joint venture, trust or other enterprise in any capacity, against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement

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actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, in no event shall any person be entitled to be indemnified, held harmless or advanced any amounts hereunder in respect of any liability, damage, cost, expense, judgment, fine or amount paid in settlement (if any) that such person may incur by reason of their own actual fraud or intentional misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding this Article 101 or the provisions of Article 102 hereof, except as otherwise provided in Article 106 hereof, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorised in the specific case by the directors.

102.

The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law (as now or, to the extent providing greater benefit to any Covered Person, as hereafter in effect) any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, is or was serving (at the request of the Company) another corporation, partnership, joint venture, trust or other enterprise in any capacity against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defence or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

103.

Any indemnification under Articles 101 or 102 (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Articles 101 or 102. Such determination shall be made, with respect to a person who is a director, officer, employee or agent at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders.

104.

Expenses incurred by any Covered Person, officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised in these Articles of Association. Any such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. Without duplication of the foregoing, to the extent that a present or former director, officer, employee or agent of the Company shall be successful on the merits or otherwise in defence of any action, suit or proceeding referred to in Articles 101 or 102, or in defence of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. If it shall be determined by a final judgment or other final adjudication that any such indemnified person was not entitled to indemnification with respect to or advancements of such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the indemnified person.

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105.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Indemnification Provisions shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may at any time be entitled under any other Article, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of the Indemnification Provisions shall not be deemed to preclude the indemnification of (or advancement of expenses to) any person who is not specified in Article 101 or 102 but whom the Company has the power or obligation to indemnity under the provisions of applicable law or otherwise.

106.

If a claim for indemnification (following the final disposition of a proceeding) or advancement of expenses under the Indemnification Provisions is not paid in full within 90 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

107.

The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles of Association.

108.

Neither the repeal nor modification of any Article of these Articles of Association under the heading Limitation of Liability of Directors; Indemnification (the “Indemnification Provisions”), nor the adoption of any provision in these Articles of Association or in the Memorandum inconsistent with any of the Indemnification Provisions, shall adversely affect any right or protection afforded to any person described in Article 100 by any of the Indemnification Provisions prior to such repeal, modification or adoption of an inconsistent provision.

109.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Indemnification Provisions shall, unless otherwise provided when authorised or ratified, be contract rights and continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request another corporation, partnership, joint venture, trust or other enterprise in any capacity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust or other enterprise.

110.

The directors may authorise the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the directors so determine, greater than those provided in the Indemnification Provisions.

111.

For the purposes of the Indemnification Provisions, (a) references to (i) the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the Indemnification Provisions with respect to the resulting or surviving corporation as he or she would have

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with respect to such constituent corporation if its separate existence had continued, (ii) “other enterprises” shall include employee benefit plans, (iii) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan, and (iv) “serving at the request of the Company” shall include service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and (b) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” as referred to in the Indemnification Provisions.

SEAL

112.

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or an officer or any other person so authorised from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a stamp of the Seal and of the signature of any director, officer or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS

113.

The Company may by a resolution of directors declare and pay dividends in money, shares, or other property. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

114.	The directors may from time to time pay to the shareholders such interim dividends as appear to the directors to be justified by the profits of the Company.

115.

The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

116.

No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its issued and outstanding share capital.

117.

Notice of any dividend that may have been declared shall be given to each shareholder in manner hereinafter mentioned and all dividends unclaimed for three (3) years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

118.

No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than fifty (50) percent of the vote in electing directors.

119.	A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

120.

In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

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121.

In the case of a dividend of authorised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors shall designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

122.

A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value shall not constitute a dividend of shares.

123.	The record date for shareholders entitled to receive dividends shall be established in accordance with Article 41.

RESTRICTIONS ON TRANSFER AND OWNERSHIP

124.

Purpose. It is in the best interests of the Company and its shareholders that certain restrictions on the Transfer of Company Securities (each defined below) be established, as more fully set forth in these Articles of Association under the heading Restrictions on Transfer and Ownership (the “Transfer Restrictions”), as any such Transfer may threaten the preservation of certain tax attributes of the Company and its subsidiaries.

125.

Definitions. The following capitalized terms shall have the following respective meanings (and any references to any portions of the Code or the Treasury Regulations thereunder shall include any amendment thereto and any successor provisions):

(a)

“Acquire” means the acquisition, directly or indirectly and including by operation of law, of ownership of Company Securities by any means, including, without limitation: (i) the acquisition of any option, warrant, convertible security, pledge or other security interest or similar right to acquire Company Securities or the exercise of such an existing right that results in an acquisition of Company Securities; (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic benefits of ownership of Company Securities from the owner of such Company Securities; or (iii) any other direct or indirect acquisition (including the direct or indirect acquisition of an ownership interest in a Prohibited Transferee) resulting in the direct, indirect, or constructive ownership of such Company Securities under Section 958 of the Code. The terms “Acquires” and “Acquisition” shall have the same meaning, mutatis mutandis.

(b)

“Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934, as amended, including the provision that any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.

(c)

“CFC” shall mean a foreign corporation that is a “controlled foreign corporation” within the meaning of Section of 957 of the Code for purposes of Section 863(d) of the Code and the Treasury regulations promulgated thereunder, determined without regard to any attribution under Section 958 of the Code of stock of such foreign corporation to any subsidiary of the Company.

(d)	“Closing Date” shall have the meaning ascribed to it in the Business Combination Agreement.

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” means the Board, or a committee of the Board to which the Board has delegated authority with respect to the Transfer Restrictions.

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(g)

“Company Securities” means: (i) Common Shares; (ii) Preferred Shares; (iii) any other interests that would be treated as “stock” of the Company for purposes of Section 958 of the Code, including pursuant to Treasury Regulation Section 1.958-2(e); and (iv) warrants, rights or options to acquire shares or interests described in clauses (i)-(iii) and “Company Security” shall have a corresponding meaning.

(h)

“Disposition” means, with respect to any Person other than the Company, the sale, transfer, exchange, assignment, conveyance, pledge, distribution, contribution, or other disposition of such Company Securities by such Person. A “Disposition” also shall include the issuance or grant of a warrant, right or option to acquire Company Securities held by such Person.

(i)	“Ownership Cap” means 9.99%.

(j)

“Percentage Stock Ownership” means, with respect to any Person, such Person’s percentage stock ownership of Company Securities as determined under Section 958 of the Code, applicable Treasury Regulations and other official guidance.

(k)

“Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or entity within the meaning of Section 958 of the Code and applicable Treasury Regulations.

(l)	“Prohibited Transferee” means a Person whose Percentage Stock Ownership is in excess of the Ownership Cap.

(m)	“Signing Date” means the date of the execution of the Business Combination Agreement.

(n)	“Transfer” means any Acquisition or Disposition of Company Securities.

(o)	“Treasury Regulation” means any Treasury regulation, in effect from time to time, promulgated under the Code.

(p)	“United States” means the United States of America.

(q)	“United States Person” means any United States person within the meaning of Section 7701(a)(30) of the Code.

126.	Transfer Limitations.

(a)

Except as otherwise provided in Article 126(b) or Article 127, no Person shall be permitted to make a Transfer, whether in a single transaction (with any transactions occurring on the same day being treated as a single transaction) or series of related transactions, and any such purported Transfer will be void ab initio, (i) if and to the extent that, after giving effect to such purported Transfer, the purported transferee (or any other Person by reason of the purported transferee’s Acquisition) would become a Prohibited Transferee; or (ii) if the purported transferee is a Prohibited Transferee or the purported Transfer would increase the Percentage Stock Ownership of any Prohibited Transferee (any such purported Transfer described in this Article 126(a), a “Prohibited Transfer”).

(b)

The restrictions set forth in Article 126(a) shall not apply to a proposed Transfer, and the proposed Transfer shall not be treated as a Prohibited Transfer hereunder, if the transferor or the transferee obtains approval of the proposed Transfer by the Committee (at a meeting of the Committee or by written consent of the Committee). As a condition to granting its approval pursuant to this Article 126(b), the Committee may, as determined in its sole discretion, require and/or obtain (at the expense of the transferor and/or transferee) such documentation, information and action, if any, as it determines, including, without limitation, representations and warranties from the transferor and/or transferee, such opinions of counsel to be rendered by counsel selected by (or acceptable to) the Committee, and such other advice, in each case as to such matters as the Committee determines in its sole discretion is appropriate. Any such approval, once granted, shall be irrevocable, provided that such information, documentation and representations and warranties upon which such approval was based remain true, accurate and complete prior to the applicable Transfer.

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(c)

The restrictions set forth in Article 126(a) shall not preclude the settlement of any transaction in the Company Securities through the facilities of The Depository Trust Company (or any successor or similar settlement service), it being understood, however, that any such settlement shall not negate or otherwise affect the treatment of a Transfer as a Prohibited Transfer hereunder.

127.	Exceptions to Transfer Limitations.

(a)

The Transfer of Company Securities to any Steiner Person pursuant to the Business Combination Agreement or the Investment Agreement (or, in each case, any related agreement) shall not be treated as a Prohibited Transfer and such Steiner Person(s) shall not be considered to be a Prohibited Transferee for purposes of such Transfer;

(b)

Any Transfer of Company Securities by or to a Steiner Person that, based on the facts and information available to the Company, (i) would not result in an increase in the total combined Percentage Stock Ownership (by vote) of Prohibited Transferees that are United States Persons, (ii) would not reasonably be expected to cause the Company to become a CFC as reasonably determined in good faith by the Company, upon the advice of its legal counsel, and (iii) would not cause the Percentage Stock Ownership (by voting power, with such determination of voting power taking into account any continuing director designation rights of the Steiner Persons pursuant to the Governance Agreement as of such time) of any Steiner Person to exceed 44.9% of the total voting power (as reasonably determined in good faith by the Company) shall not be treated as a Prohibited Transfer, and neither the transferor nor the transferee thereof shall be considered a Prohibited Transferee for purposes of any such Transfer. In making the determination described in clauses (i), (ii) and (iii) of the preceding sentence, the Steiner Representative and its legal and tax advisors shall have a reasonable opportunity to present their views and analysis relevant to such determination, but no Steiner Director shall be entitled to vote on any such determination. Any determination pursuant to clause (i), (ii) or (iii) of the second preceding sentence shall be made by the Company within five (5) business days of written request by the Steiner Representative.

(c)

Notwithstanding anything to the contrary in the Memorandum or these Articles of Association, in the event that a Transfer would not be described by the first sentence of Article 127(b) as a result of the conversion of Non-Voting Common Shares to Voting Common Shares pursuant to Article 11(m)(i)(A) of the Memorandum but would satisfy the requirement in clause (ii) of Article 127(b) taking into account Percentage Stock Ownership (by value), then the number of Non-Voting Common Shares that so convert upon Transfer thereof shall be automatically decreased to the extent required for such Transfer to be described by the first sentence of Article 127(b) (with any such determination, for the avoidance of doubt, being made in accordance the second and third sentences of Article 127(b)).

(d)

Any Transfer of Company Securities by any Steiner Person (i) to an underwriter or similar financial institution not purchasing such Common Shares for investment purposes or (ii) through a brokered transaction on a securities exchange in which the identity of the transferee is not known to the transferring Steiner Person(s), shall not be treated as a Prohibited Transfer and the applicable transferee shall not be considered to be a Prohibited Transferee for purposes of such Transfer.

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128.	Treatment of Excess Securities.

(a)

(i)

No employee or agent of the Company shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Company for any purpose whatsoever in respect of the Company Securities that are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities, to receive dividends or distributions, whether liquidating or otherwise, in respect thereof and to effect any Transfer thereof. Once the Excess Securities have been acquired in a Transfer that is in accordance with this Article 128 and is not a Prohibited Transfer, such Company Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Article 128 shall also be a Prohibited Transfer.

(ii)

The Company may require, including, but not limited to, as a condition to the registration of the Transfer of any Company Securities or the payment of any dividend or distribution on any Company Securities, that the proposed transferee or payee furnish to the Company all information reasonably requested by the Company with respect to all the direct or indirect ownership interests in such Company Securities. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Committee to be necessary or advisable to implement this Article 128, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed transferee or payee regarding such Person’s direct, indirect, and constructive ownership of stock and other evidence that a Transfer will not be prohibited by the Transfer Restrictions as a condition to registering any Transfer or paying any dividend or distribution.

(b)

(i)

If a Prohibited Transfer has occurred: (1) the Prohibited Transfer and, if applicable, the registration of such Prohibited Transfer, shall be void ab initio and have no legal effect; and (2) upon written demand by the Company, the Purported Transferee (if identified by the Company or otherwise) shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Company with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated and controlled by the Committee (the “Agent”).

(ii)

If a Prohibited Transfer has occurred, the Agent shall thereupon sell to a buyer or buyers the Excess Securities transferred to it pursuant to this Article 128(b)(ii) in one or more arm’s-length transactions (including over a national securities exchange on which the Company Securities may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s sole discretion, such sale or sales would disrupt the market for the Company Securities or otherwise would adversely affect the value of the Company Securities; provided further that any such sale by the Agent must not constitute a Prohibited Transfer. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon identify and sell any non-cash consideration to a buyer or buyers in one or more arm’s-length transactions (including over a national securities exchange, if possible), except to the extent the Company grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Article 128(c) if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

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(c)

Except for Prohibited Distributions that are to be returned to the Purported Transferor in accordance with Article 128(b)(ii), the Agent shall apply any proceeds or any other amounts received by it by and in accordance with this Article 128 as follows:

(i)	first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

(ii)

second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Prohibited Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer); and

(iii)

third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code selected by the Committee; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a Percentage Stock Ownership interest in the Company greater than the Ownership Cap, then such remaining amounts shall be paid to two or more unrelated organizations qualifying under Section 501(c)(3) of the Code selected by the Committee, such that no organization qualifying under Section 501(c)(3) of the Code shall possess Percentage Stock Ownership in the Company in excess of the Ownership Cap.

(iv)

The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) above. Except to the extent used to cover the reasonable and documented out-of-pocket costs and expenses incurred by the Agent in performing its duties hereunder, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article 128 inure to the benefit of the Company.

(d)

If the Purported Transferee or the Purported Transferor fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Company makes a demand pursuant to Article 128(b), then the Company shall, in such manner and at such time, as determined by the Committee, use its best efforts to enforce the provisions hereof, which may include the institution of legal proceedings to compel the surrender. Nothing in this Article 128(d) shall (i) be deemed inconsistent with any Prohibited Transfer of the Excess Securities provided in the Transfer Restrictions being void ab initio or (ii) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand.

(e)

In the event of any Prohibited Transfer that does not involve a transfer of Company Securities within the meaning of the Act, the application of Article 128(b)-(d) shall be modified as described in this Article 128(e). In such case, no such Purported Transferee shall be required to dispose of any interest that is not a Company Security, but such Purported Transferee and/or any Person whose ownership of Company Securities is attributed to such Purported Transferee (such Purported Transferee or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Company Securities (which Company Securities shall be disposed of in the inverse order in which they were acquired) to cause such Purported Transferee, following such disposition, not to be in violation of the Transfer Restrictions. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Company Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Article 128(b)-(d), except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the Prohibited Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the Prohibited Transfer. All expenses

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incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due to such Remedial Holder. The purpose of this Article 128(e) is to extend the restrictions in Article 128(b)-(d) to situations in which there is a Prohibited Transfer without a direct Transfer of Company Securities, and this Article 128(e), along with the other provisions of the Transfer Restrictions, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

129.

Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of the Transfer Restrictions who knowingly violates the provisions of the Transfer Restrictions shall be liable to the Company for, and shall indemnify and hold the Company and its subsidiaries harmless against, any and all damages suffered by the Company or its subsidiaries as a result of such violation, including, but not limited to, United States federal, state or local taxes, together with any interest, penalties and additions to tax, imposed on the Company or any of its subsidiaries as a result of the Company or any of its subsidiaries being treated as a CFC and attorneys’, accountants’ and auditors’ fees incurred in connection with such violation.

130.	Compliance.

(a)

The Committee shall have the power to, in good faith, decide all matters necessary for determining compliance with the Transfer Restrictions, including, without limitation, determining (A) the identification of Prohibited Transferees, (B) whether a Transfer is a Prohibited Transfer, (C) whether to exempt a Transfer, (D) the Percentage Stock Ownership of any Prohibited Transferee or other Person, (E) whether an instrument constitutes a Company Security, (F) the amount (or fair market value) due to a Purported Transferee or Purported Transferor pursuant to the Transfer Restrictions, (G) to interpret any provision of the Transfer Restrictions, and (H) any other matter that the Committee determines to be relevant. The good faith determination of the Committee, upon the advice of outside counsel, on such matters shall be conclusive and binding on all persons and entities for the purposes of the Transfer Restrictions.

(b)

Without affecting or limiting any of the rights of SLL under the Business Combination Agreement, nothing contained in the Transfer Restrictions shall limit the authority of the Committee to take such other action to the extent permitted by law as it deems reasonably necessary or advisable to assist the Company and its shareholders in preventing the Company or any of its subsidiaries from being treated as a CFC. Without limiting the generality of the foregoing but subject to the rights of SLL under the Business Combination Agreement, in the event of a change in law making one or more of the following actions reasonably necessary or desirable, the Committee may, by adopting a written resolution, (A) modify the ownership interest percentage in the Company or the Persons covered by the Transfer Restrictions, (B) modify the definitions of any terms set forth in the Transfer Restrictions or (C) modify the terms of the Transfer Restrictions as appropriate, in each case, in order to prevent the Company or any of its subsidiaries from being treated as a CFC, as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Committee shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to prevent the Company or any of its subsidiaries from being treated as a CFC or that the continuation of these restrictions is no longer reasonably necessary to prevent the Company or any of its subsidiaries from being treated as a CFC.

(c)

In the case of an ambiguity in the application of any of the provisions of the Transfer Restrictions, including any definition used herein, the Committee shall have the power to, determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event the Transfer Restrictions require an action by the Committee but fails to provide specific guidance with respect to such action, the Committee shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of the Transfer Restrictions. All such actions, calculations, interpretations and determinations that are done or made by the Committee shall be conclusive and binding on the Company, the Agent, and all other parties for all other purposes of the Transfer Restrictions.

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131.

Severability. If any provision or provisions of the Transfer Restrictions shall be held invalid, illegal or unenforceable as applied to any person or entity or circumstances for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Transfer Restrictions (including, without limitation, each portion of any sentence of the Transfer Restrictions containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

132.

The restrictions on transfer and ownership imposed by the Transfer Restrictions will expire on the close of business on the date the Committee publicly announces that it has determined that such restrictions are no longer necessary or desirable to prevent the Company or any of its subsidiaries from being treated as a CFC.

BUSINESS OPPORTUNITIES

133.

In recognition and anticipation of the facts that: (a) directors, managers, officers, shareholders, partners, managing members, employees and/or agents of the Steiner Group (each of the foregoing, a “Steiner Group Related Person”) may serve as directors, officers, employees and agents of the Company or one or more of its subsidiaries); and (b) the Steiner Group engages, and shall continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company or any of its subsidiaries, directly or indirectly, may engage, the provisions of Articles 133 through 137 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the shareholders and the Steiner Group Related Persons, and the powers, rights, duties and liabilities of the Company and its officers, directors and shareholders in connection therewith.

134.

To the fullest extent permitted by applicable law, the Steiner Group and the Steiner Group Related Persons shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest, duty or expectancy of the Company or any of its subsidiaries in, or in being offered an opportunity to participate in, or being presented with, any potential transaction or matter which may be a corporate opportunity for either the Steiner Group or any Steiner Group Related Person, on the one hand, and the Company and its subsidiaries, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law (including the Statute), the Steiner Group and the Steiner Group Related Persons shall have no duty to communicate or offer any such corporate opportunity to the Company or any of its subsidiaries and shall not be liable to the Company, any of its subsidiaries or any of their respective equityholders for breach of any fiduciary or other duty (of whatever nature) as a director, officer, employee, equityholder or agent of the Company or any of its subsidiaries by reason of the fact that such party directly or indirectly pursues, exploits or acquires such corporate opportunity for the Steiner Group, itself, himself or herself, directs such corporate opportunity to another person (including any Steiner Group member or any Steiner Group Related Person), or does not communicate information regarding such corporate opportunity to the Company.

135.

Except as provided elsewhere in these Articles of Association, the Company, on behalf of itself and its subsidiaries, hereby renounces any interest or expectancy of the Company or any of its subsidiaries in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company or any of its subsidiaries and the Steiner Group, about which a director and/or officer of the Company who is also a Steiner Group Related Person acquires knowledge.

136.

To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in these Articles of Association to be a breach of duty to the Company, its subsidiaries or any of their equityholders, the Company, on behalf of itself and its subsidiaries, hereby waives, to the fullest extent permitted by applicable law, any and all claims and causes of action that the Company or any of its subsidiaries may have for such activities. To the fullest extent permitted by applicable law, the provisions of these Articles of Association apply equally to activities conducted in the future and that have been conducted in the past.

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FISCAL YEAR

137.	The fiscal year of the Company shall be determined by the Board of Directors.

BOOKS AND RECORDS

138.

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection by the shareholders not being directors, and no shareholder (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the directors.

NOTICES

139.

Any notice, information or written statement to be given by the Company to shareholders shall be in writing and delivered personally or mailed to the shareholders at their address appearing on the books of the Company. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice, information or written statement may be given to shareholders by means of electronic transmission in accordance with the Act.

VOLUNTARY WINDING UP AND DISSOLUTION

140.	The Company may voluntarily commence to wind up and dissolve by resolution of shareholders or by resolution of directors.

141.

If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a resolution of shareholders, divide among the shareholders in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he or she deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

CONTINUATION

142.

The Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside The Bahamas in the manner provided under those laws.

GOVERNING LAW

143.	Except as otherwise specifically provided for herein, Bahamian law shall govern all aspects of these Articles of Association.

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COMMONWEALTH OF THE BAHAMAS

New Providence

Company under the International Business

Companies Act 2000

SECOND AMENDED AND RESTATED

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

Incorporated the 5th day of October, 2018

Prepared by:

Harry B. Sands, Lobosky Management Co. Ltd.

Shirley House

253 Shirley Street

Nassau, New Providence

Bahamas

EXHIBIT B

FORM OF WARRANT AGREEMENT

WARRANT NUMBER: [_]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2 BELOW.

FURTHER, THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS PURSUANT TO THE SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF ONESPAWORLD HOLDINGS LIMITED (THE “COMPANY”), AS IT MAY BE AMENDED FROM TIME TO TIME (THE “ARTICLES”). THE COMPANY WILL FURNISH A COPY OF ITS ARTICLES TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF [_], 2020, EXECUTED BY THE COMPANY.

WARRANT TO PURCHASE COMMON SHARES

Company: OneSpaWorld Holdings Limited

Number of Shares: [_]

Class: Common shares, $0.0001 par value per share

Warrant Price: $[_] per share, subject to adjustment1

Original Issue Date: [_], 2020

Expiration Date: [_], 2025; see also Section 3.2

Investment

Agreement: This Warrant to Purchase Common Shares (“Warrant”) is issued pursuant to that certain Investment Agreement, dated as of [_], 2020, by and among the investors set forth on the signature pages thereto and the Company (as may be further amended and/or modified and in effect from time to time, the “Investment Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Investment Agreement.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, [__________________] (together with any successor or permitted assignee or transferee of this Warrant, “Holder”) is entitled to purchase up to [_] of fully paid and non-assessable common shares, par value $0.0001 per share (the “Common Shares”), of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), at the Warrant Price, all as set forth above and subject to the provisions and upon the terms and conditions set forth in this Warrant.

1. [RESERVED]

2. Warrants.

2.1 Form of Warrant. This Warrant, together with all of the other warrants to purchase Common Shares issued pursuant to the Investment Agreement, including any warrants issued upon the transfer of such warrants (collectively, the “Warrants”), shall be issued in certificated form.

2.2 Registration.

2.2.1 Warrant Register. The Company shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of this Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Holder.

This Warrant shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon this Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

[1]

Note to Draft: This will initially be set at the lower of (x) $5.75 per share and (y) 1.5x lower of (i) $4.00 and (ii) the volume weighted average price per share of the Common Shares for the five consecutive trading days ending on the day immediately prior to the day the Investment Agreement is signed.

2.2.1 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2.2.2 Registration of Transfer. The Company shall register the transfer, in whole or in part, from time to time, of this Warrant upon the Warrant Register, upon surrender of this Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Registered Holder a new Warrant of like tenor, in the name of the Registered Holder, which shall be exercisable for such number of Common Shares with respect to which rights under this Warrant were not so transferred.

2.3 Transferability. This Warrant may be transferred by the Registered Holder, subject to the transfer restrictions set forth in Section [7.07] of the Investment Agreement and in the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Charter”).

2.4 Procedure for Surrender of Warrants. This Warrant may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that if the Warrant so surrendered bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange thereof until the Company has received an opinion of counsel reasonably acceptable to the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

3. Terms and Exercise of Warrants.

3.1 Warrant Price. This Warrant shall entitle the Registered Holder, subject to the provisions hereof, to purchase from the Company the number of Common Shares set forth above, at the price of $[_] per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant shall mean the price per share at which Common Shares may be purchased at the time a Warrant is exercised.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the Original Issue Date, and terminating at 5:00 p.m., New York City time on the earlier to occur of: (y) the date that is five (5) years after the Original Issue Date, or (z) the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Except with respect to the right to receive the Redemption Price (as defined below) in the event of a redemption (as set forth in Section 6 hereof), each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date.

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions hereof, this Warrant may be exercised by the Registered Holder thereof by surrendering it to the Secretary of the Company at its principal offices, along with a copy of the Notice of Warrant Exercise attached hereto as Exhibit A, duly executed, and by paying in full the Warrant Price for each full Common Share as to which this Warrant is exercised and any and all applicable taxes due in connection with the exercise of this Warrant, the exchange of this Warrant for the Common Shares and the issuance of such Common Shares, as follows:

(a) in lawful money of the United States, by wire transfer or in good certified check or good bank draft payable to the Company;

(b) in the event of a redemption pursuant to Section 6 hereof in which the Registered Holder has elected to exercise such Warrants on a “cashless basis,” by surrendering each Warrant for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying such Warrant, multiplied by the difference between the Warrant Price and the Fair Market Value (as defined in this subsection 3.3.1(b)) by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(b) and Section 6.3, the “Fair Market Value” shall mean the average last sale price of the Common Shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants, pursuant to Section 6 hereof;

2

(c) by surrendering this Warrant for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying this Warrant, multiplied by the difference between the Warrant Price and the Fair Market Value (as defined in this subsection 3.3.1(c)) by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(c), the “Fair Market Value” shall mean the average last sale price of the Common Shares for the ten (10) trading days ending on the third trading day prior to the date on which the Notice of Warrant Exercise is sent to the Company; or

(d) as provided in Section 7.4 hereof.

3.3.2 Issuance of Common Shares on Exercise. As soon as practicable after the exercise of this Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder a book-entry position or certificate, as applicable, for the number of Common Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if this Warrant shall not have been exercised in full, a new countersigned Warrant for the number of Common Shares as to which this Warrant shall not have been exercised. No Warrant shall be exercisable and the Company shall not be obligated to issue Common Shares upon exercise of a Warrant unless the Common Shares issuable upon such Warrant exercise have been registered, qualified or are exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”) and under the securities laws of the state of residence of the Registered Holder of this Warrant. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to this Warrant, the Registered Holder shall not be entitled to exercise this Warrant and this Warrant may have no value and expire worthless. The Company may require the Registered Holder to settle this Warrant on a “cashless basis” pursuant to Section 7.4. If, by reason of any exercise of warrants on a “cashless basis”, the Registered Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a Common Share, the Company shall round down to the nearest whole number, the number of Common Shares to be issued to the Registered Holder. Common Shares issued to a Registered Holder, whether upon payment of the Warrant Price pursuant to subsection 3.3.1(a), or pursuant to a cashless exercise under subsection 3.3.1(b) or Section 7.4, shall bear a restrictive legend in the form attached hereto as Exhibit B, unless the Company has received an opinion of counsel acceptable to the Company stating that such Common Shares need not bear any such legend.

3.3.3 Valid Issuance. All Common Shares issued upon the proper exercise of this Warrant shall be duly authorized, validly issued, fully paid and non-assessable.

3.3.4 Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Common Shares is issued shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which this Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Company’s transfer agent are closed, such person shall be deemed to have become the holder of such Common Shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5 Nonvoting Common Shares. This Warrant shall initially be exercisable solely for “Non-Voting Common Shares” as such term is defined in the Charter. Upon a transfer of this Warrant, or any partial transfer thereof, that would, if such transfer were instead a transfer of the Common Shares issuable upon the exercise of this Warrant, be considered a “Qualified Transfer” pursuant to the Charter, this Warrant, or any applicable part thereof in the case of a partial transfer, shall immediately become exercisable for “Voting Common Shares” as such term is defined in the Charter. Any Warrant issued upon a transfer described in the preceding sentence shall not, upon issuance, contain this subsection 3.3.5. Any part of this Warrant that is retained by the Holder upon a partial transfer shall continue to be exercisable for “Non-Voting Common Shares” and shall contain this subsection 3.3.5.2

3.3.6 Treatment of Exercise. If the Registered Holder exercises this Warrant pursuant to subsection 3.3.1(c) on a “cashless” basis, then the Company and the Registered Holder agree (i) the Registered Holder’s surrender of this Warrant in exchange for the receipt of Common Shares issuable in accordance with this Warrant (or the portion thereof being cancelled) is intended to be treated as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended and (ii) not to file any tax return inconsistent with the foregoing unless otherwise required by a change in law or by the Internal Revenue Service or other governmental authority following an audit or examination.

4. Adjustments.

4.1 Stock Dividends.

4.1.1 Split-Ups. If after the Original Issue Date, and subject to the provisions of Section 4.6 below, the number of outstanding Common Shares is increased by a stock dividend payable in Common Shares, or by a split-up of Common Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Common Shares issuable on exercise of this Warrant shall be increased in proportion to such increase in the outstanding Common Shares. A rights offering to holders of the Common Shares entitling holders to purchase Common Shares at a price less than the Fair Market

[2]	Note to Draft: This section shall only appear in the warrants issued to the SLL Investor Holders (as defined in the Investment Agreement).

3

Value (as defined below) shall be deemed a stock dividend of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Shares) and (ii) one (1) minus the quotient of (x) the price per Common Share paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Common Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2 Extraordinary Dividends. If the Company, at any time while this Warrant is outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Shares on account of such Common Shares (or other shares of the Company’s capital stock into which this Warrant is convertible), other than (a) as described in subsection 4.1.1 above, or (b) Ordinary Cash Dividends (as defined below) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each Common Share in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Shares during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Common Shares issuable on exercise of this Warrant) does not exceed $0.50.

4.2 Aggregation of Shares. If after the Original Issue Date, and subject to the provisions of Section 4.6 hereof, the number of outstanding Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Common Shares issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding Common Shares.

4.3 Adjustments in Exercise Price. Whenever the number of Common Shares purchasable upon the exercise of this Warrant is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of Common Shares so purchasable immediately thereafter.

4.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Shares (other than a change under subsections 4.1.1 or 4.1.2 or Section 4.2 hereof or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Shares), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Registered Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Registered Holder would have received if the Registered Holder had exercised this Warrant immediately prior to such event (the “Alternative Issuance”) and the Company shall not enter into any such consolidation, merger, sale or conveyance unless the successor or purchasing entity agrees to provide for delivery of such Alternative Issuance; provided, however, that (i) if the holders of the Common Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which this Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Shares in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Shares under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding Common Shares, the Registered Holder shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which the Registered Holder would actually have been entitled as a shareholder if the Registered Holder had exercised this Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Shares held by the Registered Holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4;

4

provided, further, that if less than 70% of the consideration receivable by the holders of the Common Shares in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises this Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (but in no event less than zero) (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of this Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each Common Share shall be the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Shares consists exclusively of cash, the amount of such cash per Common Share, and (ii) in all other cases, the amount of cash per Common Share, if any, plus the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Common Shares covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

4.5 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Common Shares issuable upon exercise of a Warrant, or upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice thereof to the Registered Holders, at the last address set forth for each such Registered Holder in the Warrant Register, of the record date or the effective date of the event. The notice shall state the adjusted Warrant Price, if applicable, and the increase or decrease, if any, in the number of Common Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6 No Fractional Shares. Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional Common Shares upon the exercise of this Warrant. If, by reason of any adjustment made pursuant to this Section 4, the Registered Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Common Shares to be issued to the Registered Holder.

4.7 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of this Warrant in order to (i) avoid an adverse impact on this Warrant and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint, with the consent of the Registered Holder, which consent shall not be unreasonably withheld, conditioned or delayed, a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by this Warrant is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of this Warrant in a manner that is consistent with any adjustment recommended in such opinion.

5. [RESERVED]

6. Redemption.

6.1 Redemption. Not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Company, upon notice to the Registered Holders of the Warrants, as described in Section 6.2 below, at the price of $0.01 per Warrant (the “Redemption Price”), provided that the last sales price of the Common Shares reported has been at least $14.50 per share (subject to adjustment in compliance with Section 4 hereof), on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third Business Day prior to the date on which notice of the redemption is given and provided that the Common Shares issuable upon such Warrant exercise have been registered, qualified or are exempt from registration or qualification under the Securities Act and under the securities laws of the states of residence of the Registered Holders.

6.2 Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the Warrants, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

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6.3 Exercise After Notice of Redemption. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date, in the sole discretion of the Registered Holder. On and after the Redemption Date, the Registered Holder shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Shareholder. This Warrant does not entitle the Registered Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its sole discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as this Warrant. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3 Reservation of Common Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to the Investment Agreement.

7.4 Cashless Exercise at Company’s Option. If the Common Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, require the Registered Holder (who independently submits a Notice of Warrant Exercise to the Company) to exercise his, her or its Warrants on a “cashless basis” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the difference between the Warrant Price and the Fair Market Value (as defined below) by (y) the Fair Market Value. Solely for purposes of this Section 7.4, “Fair Market Value” shall mean the volume weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the date that a completed Notice of Warrant Exercise is received by the Company from the Registered Holder of such Warrants or its securities broker or intermediary. Common Shares issued to a Registered Holder pursuant to such a cashless exercise shall bear a restrictive legend in the form attached hereto as Exhibit B, unless the Company has received an opinion of counsel acceptable to the Company stating that such Common Shares need not bear any such legend.

8. Miscellaneous Provisions.

8.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of Common Shares upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Common Shares.

8.2 Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Registered Holder shall bind and inure to the benefit of their respective successors and assigns.

8.3 Notices. All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed as follows: (i) if to the Registered Holder, at his, her or its address as shown in the Warrant Register; and (ii) if to the Company, at its principal office, to the attention of the Chief Financial Officer. Any party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

8.4 Applicable Law. The validity, interpretation, and performance of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and the Registered Holder hereby agree that any action, proceeding or claim against either party arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Registered Holder hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

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8.5 Persons Having Rights under this Agreement. Nothing in this Warrant shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy, or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant shall be for the sole and exclusive benefit of the parties hereto.

8.6 Counterparts. This Warrant may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

8.8 Amendments. This Warrant may only be amended or modified by written instrument executed by both the Company and the Registered Holder.

8.9 Severability. This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10 Complete Agreement. This Warrant (together with the Investment Agreement and the Registration Rights Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ONESPAWORLD HOLDINGS LIMITED

By:
Name:	Stephen Lazarus
Title:	Chief Operating Officer and Chief Financial Officer

Name and Address of Warrant Holder:

[Name]

[Address]

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EXHIBIT A

NOTICE OF EXERCISE

1. The undersigned Registered Holder hereby exercises its right to purchase ____________ common shares of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), in accordance with the attached Warrant To Purchase Common Shares, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ]	check in the amount of $ [___] payable to order of the Company enclosed herewith

[ ]	Wire transfer of immediately available funds to the Company’s account

[ ]	Cashless Exercise pursuant to Section 3.3.1 of the Warrant

[ ]	Other [Describe]

2. Please issue a certificate or certificates, or book-entry interest, representing the Common Shares in the name specified below:

Holder’s Name

(Address)

HOLDER:

By:

Name:

Title:

(Date):

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHER, THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS PURSUANT TO THE SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF ONESPAWORLD HOLDINGS LIMITED (THE “COMPANY”), AS IT MAY BE AMENDED FROM TIME TO TIME (THE “ARTICLES”). THE COMPANY WILL FURNISH A COPY OF ITS ARTICLES TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF [_], 2020, EXECUTED BY THE COMPANY.”

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EXHIBIT C

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2020, is made and entered into by and among OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (including its successors and assigns, “SLL”) and the other parties identified as “Other Holders” on the signature pages of this Agreement (each signatory and SLL, a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, Haymaker Acquisition Corp., a Delaware corporation (“Haymaker”), and Haymaker Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), entered into that certain Registration Rights Agreement, dated as of October 24, 2017 (the “Original RRA”);

WHEREAS, on March 19, 2019, Haymaker, the Company, SLL and certain other parties consummated the transactions contemplated by that certain Business Combination Agreement, dated as of November 1, 2018 (as amended, the “BCA”), and in connection therewith the parties to the Original RRA amended and restated the Original RRA (the “A&R RRA”);

WHEREAS, pursuant to Sections 5.2 and 5.11 of the A&R RRA, the Sponsor made a distribution of all “Registrable Securities” (as defined in the A&R RRA) held by it to its direct and/or indirect equity holders and subsequently dissolved;

WHEREAS, in connection with the Sponsor’s distribution of its Registrable Securities, certain of the Sponsor’s distributees entered into joinder agreements, pursuant which such distributees entered into the A&R RRA; and

WHEREAS, the Company, SLL and certain other investors (the “Third Party Investors”) have entered into that certain Investment Agreement, dated as of April [•], 2020 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Investment Agreement”), pursuant to which, among other things, the Company will issue to SLL and the Third Party Investors certain common equity of the Company, including common shares, par value $0.0001 per share, of the Company (the “Common Shares”), and warrants to purchase Common Shares (the “Warrants”), and in connection with the closing of the transactions contemplated by the Investment Agreement, the parties hereto desire to amend and restate the A&R RRA.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any person, any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” shall have the meaning given in the Preamble.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“BCA” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.1.

“Holders” shall have the meaning given in the Preamble.

“Holder Information” shall have the meaning given in subsection 4.1.2.

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“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Minimum Takedown Threshold” shall have the meaning given in subsection 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Permitted Transferee” shall mean, in the case of any Holder, a person to whom, or entity to which, Registrable Securities are transferred by such Holder; provided, that (i) such transfer does not violate the Company’s governing documents or (ii) any agreements between such Holder and the Company or any of the Company’s subsidiaries.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rules 430A or 430B under the Securities Act or any successor rule thereto), as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean at any time any outstanding Common Shares (including Common Shares issuable under the BCA) or any other equity security (including any Warrants and Common Shares issued or issuable upon the exercise, exchange or conversion of any other equity security) of the Company held by a Holder other than any security received pursuant to an incentive plan adopted by the Company; provided, however, that, as to any particular Registrable Security, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (y) the date on which such securities have been sold, transferred, disposed of or exchanged pursuant to an effective registration statement under the Securities Act; and (z) the date on which such securities cease to be outstanding.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Shares are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

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(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by a majority in interest of the SLL Investor Holders participating in an Underwritten Offering.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall mean any Holder requesting piggyback rights pursuant to this Agreement with respect to an Underwritten Shelf Takedown.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall have the meaning given in subsection 2.1.1.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“SLL Investor Holders” shall mean, collectively, SLL and each person or entity to which SLL makes an assignment of its rights, duties or obligations under this Agreement pursuant to subsection 5.2.2 hereof.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Subsequent Shelf Registration” shall have the meaning given in subsection 2.1.2.

“Third Party Investors” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean any investment banker(s) and manager(s) appointed to administer the offering of any Registerable Securities as principal in an Underwritten Offering.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.1.3.

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“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Withdrawal Notice” shall have the meaning given in subsection 2.1.5.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall file, within 30 days of the date of this Agreement, a Registration Statement for a Shelf Registration on Form S-3, or shall amend or supplement an already effective Registration Statement on Form S-3 (the “Form S-3 Shelf”), or if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis; provided, however, that the plan of distribution in such Shelf with respect to the resale of the warrants issued pursuant to the Investment Agreement shall be limited to non-underwritten transactions in compliance with applicable state securities laws. The Company shall use its commercially reasonable efforts to cause the Shelf to become effective as soon as practicable after such filing. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent

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Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, the Company shall only be required to cause such Registrable Securities to be so covered once annually after inquiry of the Holders unless the Registrable Securities are delivered pursuant to the BCA in which case the Company shall register such shares as soon as reasonably possible.

2.1.3 Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the Commission, any SLL Investor Holder may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10.0 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The SLL Investor Holders representing a majority in interest of the Registrable Securities participating in such offering shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed. The SLL Investor Holders may collectively demand three Underwritten Shelf Takedowns in any 365-day period.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise the Company, the participating SLL Investor Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the participating SLL Investor Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell and all other Common Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the SLL Investor Holders; (ii) second, the Registrable Securities of the

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Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Shares or other equity securities of other persons or entities that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Withdrawal. The SLL Investor Holders shall have the right to withdraw from a Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Shelf Takedown. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of subsection 2.1.3, unless either (i) such withdrawal occurs during a period the Company has deferred taking action pursuant to Section 3.4 hereof or (ii) the SLL Investor Holders reimburse the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this subsection 2.1.5, other than if the SLL Investor Holders elect to pay such Registration Expenses pursuant to the second sentence of this subsection 2.1.5.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company or the SLL Investor Holders propose to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities of the Company, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities of the Company, for its own account or for the account of equity holders of the Company (including, without limitation, an Underwritten Shelf Takedown pursuant to subsection 2.1.3 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all of the Holders as soon as practicable but not less than five days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within three days after receipt of

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such written notice (such registered offering, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering. The Holders, other than SLL Investor Holders and Third Party Investors, shall have rights to Piggyback Registration under this subsection 2.2.1 only for so long as (i) the beneficial owner of such Registrable Securities (with respect to such Holder’s Registrable Securities, the “Holder Representative”) is a member of the board of directors of the Company and (ii)(a) the Underwritten Shelf Takedown subject to such Piggyback Registration includes a roadshow pursuant to subsection 3.1.15 or (b) the Underwritten Shelf Takedown subject to such Piggyback Registration subjects such Holders to a lock-up in excess of 45 days from the date of pricing such offering, and any notice requirement set forth in this subsection 2.2.1 shall, with respect to such Holders, be satisfied by delivery of such applicable notice to the applicable Holder Representative in lieu of the applicable Holder.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders participating in the Piggyback Registration in writing that the dollar amount or number of the Common Shares or other equity securities that the Company desires to sell, taken together with (i) the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders hereunder, (ii) the Common Shares or other equity securities, if any, as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Shares or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata based on the respective number of Registrable Securities requested be included in such offering (with the Registrable Securities of all participating SLL Investor Holders taken together as one Holder), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

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(b) If the Registration or registered offering is pursuant to a request by persons or entities other than the SLL Investor Holders, then the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities, if any, of such requesting persons or entities which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Offering (with the Registrable Securities of all participating SLL Investor Holders taken together as one Holder), which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual piggyback registration rights with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to subsection 2.1.5, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under subsection 2.1.3 hereof.

2.3 Restrictions on Transfer. In connection with any Underwritten Offering of equity securities of the Company, each Holder agrees that it shall not transfer any Common Shares (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven days prior to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering

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otherwise agrees by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, with respect to an Underwritten Offering, a Holder shall not be subject to this Section 2.3 with respect to an Underwritten Offering unless each shareholder of the Company that (together with their Affiliates) hold at least 5% of the issued and outstanding Common Shares and each of the Company’s directors and officers have executed a lock-up agreement on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders. A Holder’s obligations under the second sentence of this Section 2.3 shall only apply for so long as such Holder (together with its Affiliates) holds at least 5% of the issued and outstanding Common Shares.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with effecting any Shelf Registration and/or Shelf Takedown, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Holder that holds at least five percent of the Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

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3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement (other than the Warrants issued pursuant to the Investment Agreement);

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the the SLL Investor Holders, the Underwriters, if any, and any attorney or accountant retained by the SLL Investor Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

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3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $35.0 million, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

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3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in subsections 2.1.3 and 3.1.15 of this Agreement, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 45 days, determined in good faith by the Company to be necessary for such purpose; provided that such right to delay or suspend shall be exercised by the Company not more than two times, which may be consecutive, in any 12-month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

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3.6 Other Obligations. In connection with a sale or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, the Company shall, subject to the receipt of the any customary documentation required from the applicable Holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned sales or transfers; provided, however, that the Company shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any sale or transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the

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statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference

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to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 770 South Dixie Highway, #200, Coral Gables, Florida 33146 or by email to StephenL@onespaworld.com, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective 30 days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 The Holders may assign or delegate its rights, duties or obligations under this Agreement, in whole or in part, to (a) in the case of the SLL Investor Holders, collectively, to up to five Permitted Transferees, provided, however, that each such Permitted Transferee holds, after giving effect to such assignment or delegation, at least five percent of the then-outstanding Common Shares, (b) an Affiliate of such Holder, (c) direct and/or indirect equity holders of such Holder or (d) any person with the prior written consent of the Company. No other Holder may assign or delegate its rights, duties or obligations under this Agreement.

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5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.5 TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6 Amendments and Modifications. Upon the written consent of the Company and a majority in interest of the SLL Investor Holders, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding

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the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so adversely affected or a majority in interest of the group of such Holders so adversely affected, as applicable. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. Other than the registration rights conferred in certain subscription agreements with respect to equity securities of the Company issued in connection with the closing of the transactions contemplated by the BCA, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities; provided, however, that if after such termination, a Holder is issued Deferred Shares (as defined in the BCA) in accordance with the terms of the BCA, such Deferred Shares shall be treated as Registrable Securities under this Agreement and such Holder shall be entitled to all of the rights under this Agreement with respect to such Deferred Shares. The provisions of Section 3.5 and Article IV shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder, including, without limitation, for purposes of Section 5.8 hereof.

5.10 Adjustments. If, and as often as, there are any changes in the Common Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Shares as so changed.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

ONESPAWORLD HOLDINGS LIMITED

By:
Name: Stephen Lazarus
Title: Chief Financial Officer

SLL:

STEINER LEISURE LIMITED

By:
Name:
Title:

OTHER HOLDERS:

ANDREW R. HEYER

HARRIS REID HEYER TRUST

By:
Name:
Title:

HEYER INVESTMENT MANAGEMENT, LLC

By:
Name:
Title:

[Signature Page to Second Amended and Restated Registration Rights Agreement]

JAMES HEYER TRUST

By:
Name:
Title:

STIEFLER TRUST U/T/D 5/31/07

By:
Name:
Title:

PETER JUSTIN HEYER TRUST

By:
Name:
Title:

STEVEN J. HEYER

WALTER F. MCLALLEN

[Signature Page to Second Amended and Restated Registration Rights Agreement]

WILLIAM HEYER TRUST

By:
Name:
Title:

THE KATE J HEYER 2013 TRUST, DATED DECEMBER 5, 2013, ANDREW R. HEYER, AS TRUSTEE

By:
Name:
Title:

THE DAVID H HEYER 2013 TRUST DATED DECEMBER 5, 2013, ANDREW R. HEYER, AS TRUSTEE

By:
Name:
Title:

[THIRD PARTY INVESTORS]

By:
Name:
Title:

[Signature Page to Second Amended and Restated Registration Rights Agreement]

EXHIBIT D

FORM OF GOVERNANCE AGREEMENT

Confidential

Final Form

GOVERNANCE AGREEMENT

This Governance Agreement (this “Agreement”) is made as of [•], 2020, by and among OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”), each other Person that becomes party to this Agreement after the date hereof in accordance with the terms hereof as an SLL Investor Holder Party and, solely for purposes of Section 18 and any other provisions herein to the extent relating thereto, Haymaker Acquisition Corp., a Delaware corporation (“HYAC”). All of the capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement (as defined below).

WHEREAS, the Company, HYAC, and Steiner Leisure entered into that certain Director Designation Agreement, dated as of November 1, 2018 (the “Prior Agreement”);

WHEREAS, the Company, Steiner Leisure and each other Investor party thereto entered into that certain Investment Agreement, dated as of April [•], 2020 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Investment Agreement”) whereby, among other things, Steiner Leisure and such other Investors will acquire or will otherwise be issued, as applicable, the Acquired Securities on the terms and subject to the conditions contained therein;

WHEREAS, pursuant to the Investment Agreement, the parties hereto are required to enter into this Agreement at the Closing;

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain covenants and agreements with respect to the board of directors of the Company (the “Company Board”) and certain other governance matters with respect to the Company, in each case, on the terms and subject to the conditions contained in this Agreement; and

WHEREAS, the parties hereto desire for this Agreement to supersede the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Steiner Directors.

(a) Upon the terms and subject to the conditions of this Agreement, from and after the Closing, the Company will take all necessary and desirable actions within its control (including calling meetings of the Company Board and the shareholders and recommending, supporting and soliciting proxies), such that:

(i) from and after the Closing and for so long as the SLL Investor Holders, in the aggregate, beneficially own at least 15.00% of the issued and outstanding Company Common Shares, the Majority SLL Investor Holders shall have the right, but not the obligation, to designate one individual to be appointed or nominated, as the case may be, as a Class B director of the Company Board and one individual to be appointed or nominated, as the case may be, as a Class C director of the Company Board, or if the Company Board does not contain classes, two (2) individuals to be appointed or nominated, as the case may be, as directors of the Company Board; and

(ii) from and after the time at which the ownership threshold set forth in clause (i) of this Section 1(a) is no longer satisfied and for so long as the SLL Investor Holders, in the aggregate, beneficially own at least 5.00% of the issued and outstanding Company Common Shares, the Majority SLL Investor Holders shall have the right, but not the obligation, to designate one individual to be appointed or nominated, as the case may be, as a Class B director or Class C director of the Company Board, or if the Company Board does not contain classes, as directors of the Company Board.

If the ownership threshold(s) set forth in clauses (i) and/or (ii) of this Section 1(a) is or are, as applicable, no longer satisfied, then the Steiner Representative shall, and shall cause each other SLL Investor Holder to, take all actions necessary and desirable within its control to cause the requisite number of Steiner Directors to, as promptly as practical thereafter (and in any event within five (5) Business Days), deliver a resignation letter to the Nominating Committee for purposes of this paragraph, determined based on the number of directors that would need to resign in order for the number of Steiner Directors to match the number of directors that the Majority SLL Investor Holders then have the right to designate pursuant to this Section 1(a); provided that if the ownership threshold set forth in clause (i) of this Section 1(a) is no longer satisfied prior to the end of the Non-Continuing Class C Director Term, then the Non-Continuing Class C Steiner Director shall (if then-serving as a director) be one of the Steiner Directors that submits his or her resignation to the Nominating Committee and, for the avoidance of doubt, one of the Specified Steiner Directors shall remain on the Company Board. The Majority SLL Investor Holders shall, in their sole discretion, determine which Steiner Directors will deliver his or her resignation as required pursuant to the immediately preceding sentence, and any such resignation delivered pursuant to the immediately preceding sentence must be either accepted or rejected by the Nominating Committee within ten (10) Business Days of receipt thereof (it being understood and agreed that (A) if the Nominating Committee does not accept such resignation within such ten (10) Business Day period, then, unless such resignation specifically states that it supersedes this proviso, the Nominating Committee shall be deemed to have rejected such resignation and (B) the Nominating Committee may accept such resignation, effective as of a later specified date or event, unless such resignation specifically states that it supersedes this proviso, is not conditioned on acceptance by the Nominating Committee, and will be effective immediately). For illustrative purposes only, if the SLL Investor Holders, in the aggregate, beneficially own 16% of the issued and outstanding Common Shares on the date that is nine (9) months after the date hereof and, immediately after giving effect to a transfer of Common Shares as of such date, would beneficially own 6% of the issued and outstanding Common Shares, then the Steiner Representative and the other SLL Investor Holders shall cause one (1) Specified Steiner Director and the Non-Continuing Class C Steiner Director to deliver a resignation letter as provided in this paragraph.

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(b) If a vacancy on the Company Board occurs because of the death, disability, disqualification, resignation, or removal of any Specified Steiner Director by the Majority SLL Investor Holders or any Specified Steiner Director ceases to be on the Company Board for any other reason, then the Majority SLL Investor Holders shall, so long as the Majority SLL Investor Holders are entitled to designate an individual to such director position for appointment or nomination, as applicable, pursuant to Section 1(a), be entitled to designate an individual to fill such director position by giving written notice to the Company, and the Company shall, within ten (10) days of such designation, take all necessary and desirable actions so that such director position is filled with such individual designated in writing pursuant to this Section 1(b) within such ten (10) day period. Notwithstanding anything to the contrary in this Agreement, the Investment Agreement or the Governing Documents of Company, subject to Section 1(d), neither the Company Board nor any other Person (other than the Majority SLL Investor Holders pursuant to this Section 1(b)) may appoint, elect or designate any Person to fill any such director position described in the preceding sentence.

(c) If a vacancy on the Company Board occurs because of the death, disability, disqualification, resignation, or removal of the Non-Continuing Class C Steiner Director by the Majority SLL Investor Holders prior to the end of the Non-Continuing Class C Director Term or the Non-Continuing Class C Steiner Director ceases to be on the Company Board for any other reason prior to the earlier of (i) the end of the Non-Continuing Class C Director Term and (ii) the time at which the ownership threshold set forth in Section 1(a)(i) is no longer satisfied, then the Majority SLL Investor Holders shall be entitled to designate an individual to fill such director position for the remainder of the Non-Continuing Class C Director Term by giving written notice to the Company, and the Company shall, within ten (10) days of such designation, take all necessary and desirable actions so that such director position is filled with such individual designated in writing pursuant to this Section 1(c) within such ten (10) day period. Notwithstanding anything to the contrary in this Agreement, the Investment Agreement or the Governing Documents of Company, subject to Section 1(d), neither the Company Board nor any other Person (other than the Majority SLL Investor Holders pursuant to this Section 1(c)) may appoint, elect or designate any Person to fill any such director position described in the preceding sentence. Notwithstanding anything to the contrary contained herein, the Company Board (and/or the Nominating Committee) shall determine in its sole discretion whether or not to nominate the individual (if any) then serving as the Non-Continuing Class C Steiner Director for re-election at the 2022 annual meeting of the Company’s shareholders; provided, that, for the avoidance of doubt, this sentence shall not limit or affect the Majority SLL Investor Holders’ rights to designate such individual to serve as a Specified Steiner Director.

(d) If an individual designated by the Majority SLL Investor Holders is not appointed, nominated or elected pursuant to Section 1(a) through (c) or this Section 1(d) because of such individual’s death, disability, disqualification or withdrawal as a designee or nominee or for any other reason (other than as a result of the Majority SLL Investor

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Holders ceasing to be entitled to designate such individual pursuant to the other applicable provisions of Section 1), then the Majority SLL Investor Holders shall be entitled to designate a replacement to fill such director position by giving written notice to the Company, and the Company will, within ten (10) days of such designation, take all necessary and desirable actions so that such director position is filled with such person designated in writing pursuant to this Section 1(d) within such ten (10) day period. Notwithstanding anything to the contrary in this Agreement, the Investment Agreement or the Governing Documents of the Company, neither the Company Board nor any other Person (other than the Majority SLL Investor Holders pursuant to this Section 1(d)) may appoint, elect or designate any Person to fill any such director position described in the preceding sentence.

(e) As promptly as reasonably practicable following the request of any Steiner Director, the Company shall enter into an indemnification agreement with such Steiner Director, in the form entered into with the other members of the Company Board or, if not entered into by other members of the Company Board, a customary form. The Company shall pay the reasonable, documented and out-of-pocket expenses incurred by each Steiner Director related to his or her service to the Company, including attending meetings of the Company Board or any committee or sub-committee thereof or events attended on behalf of the Company or any of its Subsidiaries at the Company’s request.

(f) From and after the Closing and for so long as the SLL Investor Holders, in the aggregate, beneficially own at least 15.00% of the issued and outstanding Company Common Shares, the Company will, promptly upon (and in any event within five (5) Business Days (or within ten Business Days if any change requested by the Majority SLL Investor Holders would require any change to the composition of such committee other than the replacement of one Steiner Director with another Steiner Director) of) the written request of the Majority SLL Investor Holders, take all necessary and desirable actions within its control, so that the composition of each committee of the Company Board (other than any special committee with responsibility for a matter with respect to which any Steiner Person would have a conflict of interest or would not be disinterested) is comprised of a number of Steiner Directors in proportion to the number of Steiner Directors then serving on the Company Board as compared to the aggregate number of directors then serving on the Company Board (rounded up to the nearest whole number of directors, unless such rounding would result in a majority of any committee being comprised of Steiner Directors), with the Steiner Directors serving on each such committee at any time being determined in the sole discretion of the Majority SLL Investor Holders as provided in any such written request, unless the committee membership of such Steiner Director(s) would (together with any combination of non-Steiner Directors) violate the Listing Rules, the rules or regulations of the U.S. Securities and Exchange Commission, or applicable law based on a good faith determination of the Company Board (after consultation with applicable outside legal counsel). Without limiting the rights of the Majority SLL Investor Holders pursuant to the immediately preceding sentence, from and after the Closing and for so long as the SLL Investor Holders, in the aggregate, beneficially own at least 15.00% of the issued and outstanding Company Common Shares, if a committee of the Company Board (other than any special committee with responsibility for a matter with respect to which any Steiner Person would have a conflict of interest or would not be disinterested)

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does not have a Steiner Director as a member as of any determination time, then the Majority SLL Investor Holders shall be entitled to designate a Steiner Director (a “Steiner Committee Observer”) who shall be entitled to attend all meetings of such committee in a non-voting capacity, by giving written notice to the Company Board. The Company or the committee of the Board on which such Steiner Director is a Steiner Committee Observer shall simultaneously provide (or cause to be provided) to such Steiner Committee Observer copies of all notices, consents, minutes and other materials that are provided to the members of such committee of the Company Board. A Steiner Committee Observer may be removed and/or, subject to the ownership thresholds required to appoint a Steiner Committee Observer, replaced at any time by the Majority SLL Investor Holders upon written notice to the Company Board of the same, and if after the appointment of a Steiner Committee Observer, a Steiner Director becomes a member of a committee of the Board, then such Steiner Committee Member shall no longer be entitled to serve as a Steiner Committee Observer for so long as a Steiner Director is a member of such committee.

(g) For so long as any Steiner Director serves as a director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Steiner Director as and to the extent consistent with applicable law, including but not limited to under the Governing Documents of the Company (whether such right is contained in the Governing Documents of the Company or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(h) Subject to compliance with the Listing Rules, each Steiner Director may, but is not required to, qualify as “independent” pursuant to the Listing Rules.

(i) Each Steiner Director who is an employee of L Catterton or any affiliated “L Catterton” entity (it being understood that portfolio companies of investment vehicles advised by L Catterton (or advised by affiliates of L Catterton) shall not be considered an “affiliated “L Catterton” entity”) will have the option, in his or her sole discretion, to receive cash in lieu of any Equity Securities as compensation for his or her service as a director, determined based on the arithmetic average of the volume-weighted average price per Company Common Share for the period of the five (5) consecutive trading days ending on the trading day immediately preceding the date of such payment.

Section 2. Negative Covenants.

(a) From and after the Closing, for so long as the SLL Investor Holders, in the aggregate, beneficially own at least 15.00% of the issued and outstanding Company Common Shares, the Company shall not, and shall cause each of its Subsidiaries not to, in each case, without the prior written consent of the Majority SLL Investor Holders (such written consent to be given in the sole and absolute discretion of the Majority SLL Investor Holders):

(i) amend, waive, rescind or otherwise modify any provision of the Governing Documents of the Company or any of its Subsidiaries in a manner that adversely affects any of the rights of the SLL Investor Holders under (A) the Governing Documents of the Company, (B) this Agreement or (C) any other shareholders’ or similar agreement between the Company, on the one hand, and any SLL Investor Holder, on the other hand; provided that the prior written consent of the

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Majority SLL Investor Holders shall not be required pursuant to this Section 2(a)(i) with respect to any amendment of any provision of the Governing Documents of the Company or any Subsidiary for purposes of effectuating the creation or issuance of Equity Securities that have a preference on distributions or dividends that is senior to the Company Common Shares if (and only if) such amendment does not result in different economic, liquidity or similar rights or obligations of the Company Common Shares beneficially owned by the SLL Investor Holders as compared to those beneficially owned at any time by any other holders of Company Common Shares (including, for the avoidance of doubt, those that would be held by any holder upon conversion of any economically senior Equity Securities);

(ii) enter into, consummate or take any action in furtherance of any liquidation, dissolution, recapitalization, reorganization, bankruptcy or similar transaction or event, other than with respect to any immaterial Subsidiary of the Company;

(iii) (A) increase or decrease the size of the Company Board or (B) except for the sole purpose of effectuating the SLL Investor Holders’ rights hereunder, change the classes on which members of the Company Board serve; and

(iv) enter into any agreement (including any amendment or modification to any existing agreement) with or consummate, directly or indirectly, any transaction or series of related transactions with (A) any Affiliate of the Company (other than, in the case of the Company, any of its Subsidiaries or, in the case of any Subsidiary of the Company, the Company or another Subsidiary of the Company), (B) any Person that, to the Company’s actual knowledge, is part of a “group” that beneficially owns at least 5.00% of the issued and outstanding Company Common Shares, (C) any individual who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such individual does not presently serve in that role) an officer or director of the Company, or (to the Company’s actual knowledge) any other Person described in the foregoing clauses (A) or (B) or any nominee for director of the Company or (D) any Immediate Family Member (to the Company’s actual knowledge) of any Person described in the foregoing clauses (A) through (C), in each case other than (1) any agreement or transaction entered into or effected, as applicable, on arms’ length terms or on an arms’ length basis, as applicable, that are approved in accordance with the Company’s “Related Party Transaction Policy” as in effect as of the date hereof (or any successor policy thereto approved by the Company Board (including at least one Steiner Director)); provided, however, that in respect of any such transaction or series of related transactions involving or that could involve aggregate consideration (whether contingent or otherwise) in excess of $1 million (unless such transaction(s) are described in any of the following numbered clauses of this Section 2(a)(iv), in

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which case the requirements of this proviso shall not apply), the Company will provide prior written notice of such transaction or series of transactions to the Steiner Representative and, if requested by the Steiner Representative, deliver an opinion to the Company Board as to the fairness to the Company and/or the applicable Subsidiary(ies) of the Company issued by an accounting, appraisal or investment banking firm of national standing, (2) ordinary course director compensation and expense reimbursement as permitted by the Governing Documents of the Company or its applicable Subsidiaries and approved by the Compensation Committee, (3) officer compensation (including severance) and expense reimbursement approved by the Compensation Committee, (4) director and officer indemnification agreements approved by the Company Board (or any applicable committee thereof) and the rights of indemnification and exculpation provided to directors and officers under the Governing Documents of the Company or any of its Subsidiaries, (5) any transaction with Steiner Leisure or any Affiliate thereof, (6) any dividend in respect of (or Company Board-approved, broad-based repurchases of) Equity Securities permitted by, and in accordance with, the Governing Documents of the Company; provided, that any such dividend must be paid on a pro rata basis among holders of Company Common Shares (based on the number of Company Common Shares held by such holders); (7) any transaction involving $120,000 or less in a calendar year; (8) redemptions or repurchases of Equity Securities from terminated employees or officers of the Company or any of its Subsidiaries in the ordinary course of business pursuant to any Company contracts or plans in effect as of the date hereof (or pursuant to contracts or plans entered into after the date hereof that are not prohibited by this Section 2(a)(iv)); (9) the transactions contemplated by the Investment Agreement (including the issuance of Equity Securities pursuant thereto); and (10) transactions pursuant to agreements that were in effect as of the date of the Investment Agreement.

(b) From and after the Closing, for so long as the SLL Investor Holders, in the aggregate, beneficially own at least 25.00% of the issued and outstanding Company Common Shares, the Company shall not, and shall cause each of its Subsidiaries not to, in each case, without the prior written consent of the Majority SLL Investor Holders (such written consent to be given in the sole and absolute discretion of the Majority SLL Investor Holders):

(i) issue (by reclassification or otherwise), or enter into any agreement providing for the issuance (by reclassification or otherwise) of, any Equity Securities of the Company or any of its Subsidiaries that have, or may be entitled to upon the occurrence of any future event (such as conversion, exchange or exercise thereof), preferences, rights or privileges that are senior to the Company Common Shares (whether economic or otherwise) that, together with one or more series of related issuances of Equity Securities of the Company or any of its Subsidiaries, would require Company Shareholder Approval (whether upon issuance, conversion, exchange or exercise thereof or otherwise);

(ii) enter into any definitive agreement to effect, or effect, any Company Sale that would result in net consideration per Company Common Share to the SLL Investor Holders that is less than $4.00 (subject to adjustment as provided in Section 10);

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(iii) approve, adopt or enter into any incentive equity or similar plan or amend or modify any such existing plan if such approval, adoption, entry into, amendment or modification would require Company Shareholder Approval;

(iv) incur, assume or otherwise become liable for or guarantee (collectively, an “Incurrence”) any indebtedness for borrowed money (excluding any revolving credit) if, immediately after giving effect to such Incurrence, the ratio of the Company’s consolidated aggregate net indebtedness for borrowed money (interpreted consistently with any similar definition or construct under the Existing Credit Agreement) would be in excess of four (4) times the Company’s EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness for borrowed money is Incurred (calculated on a pro forma basis after giving effect to such Incurrence and the use of the proceeds therefrom);

(v) enter into any definitive agreement to effect, or effect, (A) any acquisition (whether in one or more series of transactions and whether by merger, consolidation, recapitalization, sale, exchange, issuance or transfer of Equity Securities, by sale, exchange or transfer of assets or otherwise) by the Company or any of its Subsidiaries that would require Company Shareholder Approval, or (B) a sale or disposition of all or substantially all of the Company’s assets determined on a consolidated basis (whether in one or more series of transactions and whether by sale, exchange or transfer of the Company’s consolidated assets or otherwise); and

(vi) materially alter the existing principal line of business of the Company and its Subsidiaries (i.e., the principal line of business as of immediately following the Closing).

Section 3. Information Rights. In addition to any other information or similar rights that the SLL Investor Holders may be entitled to as equityholders of a Bahamian public company, from and after the Closing and so long as the SLL Investor Holders are entitled to designate an individual on the Company Board pursuant to Section 1(a), (a) the Company shall simultaneously provide, or cause to be provided, to Steiner Representative copies of all notices, consents, minutes and other materials received by the Company Board, and the Steiner Representative shall be entitled to share all such information with any other SLL Investor Holders and its and their respective Representatives (collectively, the “Information Recipients”); provided, that (i) the Company shall not be obligated to provide any information to the Steiner Representative if the provision thereof would result in the loss of attorney-client, work product or similar legal privileges, as reasonably determined based on the advice of the Company’s counsel (provided, that the Company shall use its reasonable best efforts to provide or convey such information in a manner without violating such privilege) and (ii) (A) the Steiner Representative shall (as a condition to receiving any such information from the Company), and (B) each Information Recipient shall (as a condition to receiving any information from the Steiner Representative)

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execute and deliver to the Company (and, in the case of an Information Recipient, to the Steiner Representative), a customary agreement under which it agrees to abide by applicable restrictions on the trading of the Company’s Equity Securities and to keep such information confidential if the Steiner Representative or such Information Recipient (as applicable) is not already subject to trading restrictions with respect to the Company’s Equity Securities and confidentiality obligations with respect to such information that are at least as restrictive as such customary agreement would require, and (b) the Company shall use commercially reasonable efforts (it being understood that the Company shall not have the obligation to incur any out-of-pocket, third party expenses) to provide the Steiner Representative with such other information and data in the Company’s possession or control as the Steiner Representative may reasonably request to assist any SLL Investor Holder in preparing its tax, regulatory or other similar filings or as otherwise required for administrative purposes. The Steiner Representative may, in its sole discretion, decline to receive any information it may otherwise receive pursuant to clause (a) of this Section 3 upon written notice to the Company (it being understood and agreed that if the Steiner Representative declines any such information, it shall in no way affect or limit its right to receive the same information pursuant to this Section 3 subsequently).

Section 4. D&O Insurance. The Company shall, for so long as any director designated pursuant to the terms of this Agreement serves as a director of the Company Board, maintain directors’ and officers’ liability insurance in an amount determined by the Company Board to be reasonable and customary and that provides coverage with respect to each such director; provided, that upon such director ceasing to serve on the Company Board for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from the time at which such director ceases to serve on the Company Board in respect of any act or omission occurring at or prior to such cessation of service.

Section 5. Definitions and Interpretation.

(a) As used herein, the following terms shall have the following meanings:

“beneficially own” has the meaning ascribed to it in Section 13(d) of the Exchange Act.

“Company Common Shares” means any series or class of common shares of the Company (whether voting or non-voting).

“Company Sale” means an acquisition by any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) of any Equity Securities (or beneficial ownership thereof), including rights or options to acquire such ownership, tender or exchange offer, merger, consolidation, amalgamation, scheme of arrangement, business combination, issuance, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with or involving the Company or any of its Affiliates, in each case as a result of which such Person or “group” would (a) beneficially own securities representing more than 50.00% of the Equity Securities by voting power or economic rights (including upon exercise, exchange or conversion of any other security) of the Company or (b) acquire the right to designate, appoint or nominate a majority of the directors of the Company Board.

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“Company Shareholder Approval” means any approval of the shareholders of the Company required under the Listing Rules or applicable Law (including the Laws of the Company’s jurisdiction of incorporation).

“EBITDA” means “Consolidated EBITDA”, as defined in the Existing Credit Agreement, or, if the Existing Credit Agreement is of no further force and effect, the definition of “Consolidated EBITDA” (or, if no such definition, a similar construct) under the credit agreement governing the Company’s senior-most credit facility.

“Equity Securities” means, as applicable, (a) any capital stock, membership interests or other share or equity capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share or equity capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share or equity capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share or equity capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Existing Credit Agreement” means the First Lien Credit Agreement, dated as of March 19, 2019, by and among the Company, Dory Intermediate LLC, Dory Acquisition Sub, Inc., the lenders party thereto and Goldman Sachs Lending Partners LLC, as the Administrative Agent and as the Collateral Agent, as such agreement may be further amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms; provided that if the Existing Credit Agreement has been terminated and no other credit agreement is then in effect, then the Existing Credit Agreement shall refer to the Existing Credit Agreement most recently in effect, as in effect at the time of its termination or expiration.

“Immediate Family Member” means, with respect to any individual, any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such individual, or any Person (other than a tenant or an employee) sharing the household of such individual.

“Listing Rules” means the listing standards and rules of Nasdaq applicable to the Company (or, if the Company’s equity securities are listed on another exchange, such other exchange’s listing standards and rules).

“L Catterton” means Catterton Management Company, L.L.C., a Delaware limited liability company.

“Majority SLL Investor Holders” means, as of any determination time, the SLL Investor Holders that beneficially own a majority of the Company Common Shares beneficially owned by all of the SLL Investor Holders as of such time.

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“Nasdaq” means The NASDAQ Stock Market LLC, or any successor thereto.

“Non-Continuing Class C Director Term” means the period beginning on the date hereof and ending immediately prior to the 2022 annual meeting of the Company’s shareholders.

“Non-Continuing Class C Steiner Director” means the Initial Non-Continuing Class C Steiner Designee and any other individual elected or appointed to the Company Board that has been designated by the Majority SLL Investor Holders pursuant to this Agreement to fill the vacancy of such director position.

“Representative” means, with respect to any Person, his, her or its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

“SLL Investor Holders” means, collectively, the Steiner Persons that beneficially own Company Common Shares as of any determination time.

“SLL Investor Holder Party” means, as of any determination time, any SLL Investor Holder that is a party to or bound by this Agreement.

“Specified Steiner Directors” the Initial Specified Steiner Directors and any other individual elected or appointed to the Company Board that has been designated by the Majority SLL Investor Holders pursuant to this Agreement as a director of the Company Board (other than the Non-Continuing Class C Steiner Director). .

“Steiner Person” means Steiner Leisure, L Catterton, and any Affiliate either of the foregoing.

“Steiner Directors” means, collectively, the Initial Steiner Designees and any other individual elected or appointed to the Board that has been designated by the Majority SLL Investor Holders pursuant to this Agreement (whether as a Specified Steiner Director, a Non-Continuing Class C Steiner Director or, if there are no classes of the Company Board as of any time, otherwise pursuant to this Agreement). For the avoidance of doubt, a decrease in the number of directors that the Majority SLL Investor Holders are entitled to designate pursuant to Section 1(a) shall not affect an individual’s status as a Steiner Director for purposes of this Agreement or under the Governing Documents of the Company.

“Steiner Representative” means, as applicable, Steiner Leisure or any successor “Steiner Representative” appointed pursuant to Section 22.

(b) Except as otherwise expressly provided in this Agreement, all references to ownership of the Company Common Shares in this Agreement (including any reference to the issued and outstanding Company Common Shares) shall (i) mean the Company Common Shares determined based on the number of issued and outstanding Common Shares as of any determination time (including, for the avoidance of doubt, any Company Common Shares acquired by the SLL Investor Holders prior to or after the Closing,

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including upon exercise of the Warrants) and, for the avoidance of doubt, on a non-fully diluted basis (e.g., without taking into account any Equity Securities of the type described in clauses (b) through (d) of the definition thereof unless and until, in the case of clause (b) and (c) only, any such Equity Securities are converted into, or exercised or exchanged for, Company Common Shares) and (ii) shall be deemed to refer to both voting and non-voting Company Common Shares, collectively as a single class.

(c) All references to “all actions necessary and desirable within its control” (or words of similar import) shall, when used in reference to the Company, also include, for the avoidance of doubt, any actions necessary or desirable by the Company Board and any Subsidiary of the Company, to the extent such actions are within their control, and subject to applicable law.

(d) The term “this Agreement” means this Governance Agreement together with the schedules and exhibits hereto, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if.” All references to “$” mean the lawful currency of the United States of America. The definitions contained in, or incorporated by reference into, this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument, statute or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes or Laws) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assignees of rights and obligations under this Agreement. Masculine gender shall also include the feminine and neutral genders, and vice versa. The word “day” means calendar day unless Business Day is expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 6. Essential Consideration. The parties hereto acknowledge and agree that the rights and obligations of the parties hereunder, including under Section 1 through 4, are given in consideration for the rights and obligations undertaken under the Investment Agreement, and without limiting the generality of the foregoing, constitute essential and integral consideration to the parties hereto for their execution or authorization of the Investment Agreement.

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Section 7. Assignment; Benefit of Parties; Transfer. No party hereto may assign this Agreement or any of its rights or obligations hereunder and any assignment hereof will be null and void, except that, at or following the date that any Steiner Person that is not already party to or bound by this Agreement becomes a beneficial owner any Company Common Shares, such Steiner Person may become a party to this Agreement as an SLL Investor Holder Party by executing a joinder agreement, in substantially the form attached hereto as Exhibit A, and the Steiner Representative as of any determination may assign its rights under Section 22 to any other SLL Investor Holder as provided in Section 22. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assignees for the uses and purposes set forth and referred to herein and, for the avoidance of doubt, any references to the SLL Investor Holders shall, as the context requires, refer to any permitted assignees of the SLL Investor Holders’ rights and/or obligations hereunder.

Section 8. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party hereto, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the other parties hereto as follows:

(a) If to Steiner Leisure, the Steiner Representative, or any of the SLL Investor Holders party to or bound by this Agreement, to:

c/o Catterton Management Company L.L.C.

599 West Putnam Avenue

Greenwich, CT 06830

Attention:     J. Michael Chu

Marc Magliacano

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Dave McPherson

Facsimile:     (203) 629-4903

E-mail:          Michael.Chu@lcatterton.com

Marc.Magliacano@lcatterton.com

Dave.McPherson@lcatterton.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:     Joshua Kogan, P.C.

Ryan Brissette

Facsimile:     (212) 446-6460

E-mail:         joshua.kogan@kirkland.com

ryan.brissette@kirkland.com

(b)	If to the Company or HYAC, to:

c/o One Spa World LLC

770 South Dixie Highway, #200

Coral Gables, Florida 33146

Attn:             Leonard Fluxman

Stephen Lazarus

Email:           lfluxman@onespaworld.com

slazarus@onespaworld.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention:     Sidney Burke

Stephen Alicanti

Facsimile:     (212) 335-4501

E-mail:         sidney.burke@dlapiper.com

stephen.alicanti@dlapiper.com

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 10. Adjustments. If, and as often as, there are any changes in the Company Common Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Common Shares as so changed.

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Section 11. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

Section 12. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the parties hereto and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything to the contrary in this Agreement, (a) each Steiner Director shall be an express third-party beneficiary of the provisions set forth in Section 1(e) and Section 4 and (b) each SLL Investor Holder who is not an SLL Investor Holder Party shall be an express third-party beneficiary of the provisions set forth in Section 1, Section 2 and Section 3.

Section 13. Further Assurances. Each of the parties hereto hereby agrees that it will, upon request of the Company (in the case of an SLL Investor Holder) and upon request of the Steiner Representative (in the case of the Company or HYAC) and without any consideration, hereafter execute and deliver any further documents, agreements, instruments of assignment, transfer or conveyance and take such further actions as may be necessary or desirable to effectuate the purposes hereof.

Section 14. Expenses. Except as otherwise expressly set forth herein or in the Investment Agreement, each of the parties hereto hereby agrees that each party hereto shall bear any fees and expenses incurred by or on behalf of, or paid or payable by, such party as a result of or in connection with this Agreement and the transactions contemplated herein.

Section 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state or any other jurisdiction.

Section 17. Jurisdiction; Venue; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, the Delaware Superior Court or, if the Delaware Superior Court declines to accept jurisdiction, any state or federal court within the County of New York in the State of New York), for the purposes of any Action or other proceeding arising out of this Agreement and the rights and obligations arising hereunder and thereunder, and irrevocably and unconditionally waives any objection to the

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laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 9 shall be effective service of process for any such Action or proceeding.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED THERETO. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17(B).

Section 18. Complete Agreement; Inconsistent Agreements. This Agreement, together with the Investment Agreement and the Governing Documents of the Company, represent the complete agreement between the parties hereto as to all matters covered hereby, and supersede any prior agreements or understandings between the parties. For the avoidance of doubt, the Prior Agreement is superseded by this Agreement and, upon the execution and delivery hereof, the Prior Agreement shall automatically, without any further action of any party hereto or any other Person, terminate and be of no further force and effect. In the event of any conflict between the terms of this Agreement, on the one hand, and the Investment Agreement and/or the Governing Documents of the Company, on the other hand, the terms of this Agreement shall govern and control.

Section 19. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 20. Amendment and Waiver. Except as otherwise provided herein, (a) no waiver of any provision of this Agreement shall be effective against any party hereto unless such waiver is approved in writing by such party and (b) no modification or amendment of any provision of this Agreement shall be effective against any party hereto unless such modification or

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amendment is approved in writing by the Company and the Steiner Representative. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 21. Termination. This Agreement shall terminate, and be of no further force and effect, upon the earliest to occur of: (a) the consummation of a Company Sale; (b) mutual written consent of the Company and the Steiner Representative; and (c) the SLL Investor Holders, in the aggregate, beneficially own less than 5% of the issued and outstanding Company Common Shares; provided that the last sentence of Section 1(e), Section 1(g), Section 1(i), Section 4, and Sections 5 through 22 (to the extent related to the foregoing) shall not terminate upon the occurrence of the event described in clause (c) and shall continue to be in full force and effect (notwithstanding clause (c) hereof) until the time at which a Steiner Director no longer serves as a director of the Company.

Section 22. Ability to Act on Behalf of the SLL Investor Holders.

(a) The parties hereto acknowledge and agree that Steiner Representative is hereby appointed, authorized and empowered to act as the representative of the SLL Investor Holders and as the exclusive agent, proxy and attorney-in-fact for the SLL Investor Holders for all purposes of this Agreement (including the full power and authority on behalf of the SLL Investor Holders, as well as the Majority SLL Investor Holders, as applicable, (i) to execute and deliver any consents and other documents contemplated by this Agreement and any and all supplements, amendments, waivers or modification thereto, and otherwise to consummate the transactions contemplated herein and therein, (ii) to execute and deliver on behalf of the SLL Investor Holders any amendment or waiver hereto or to any other agreement contemplated hereunder, (iii) to dispute, compromise, settle and pay any claims made in connection with this Agreement and (iv) to do each and every act and exercise any and all rights which the SLL Investor Holders or the Majority SLL Investor Holders are permitted or required to do or exercise under this Agreement).

(b) Steiner Leisure shall serve as the initial Steiner Representative until it assigns its rights and obligations hereunder as the Steiner Representative to another SLL Investor Holder Party. All power, authority, rights, privileges and obligations conferred in this Agreement to a Steiner Representative shall apply to any successor Steiner Representative. The Steiner Representative shall promptly notify the Company in writing upon any change in the identity of the Steiner representative. The Company shall be entitled to treat Steiner Leisure (or any successor Steiner Representative of which the Company has received notice in accordance with the preceding sentence) as the Steiner Representative until the Company has received the notice described in the preceding sentence.

(c) The appointment of the Steiner Representative by each Steiner Investor Holder is coupled with an interest and may not be revoked in whole or in part (including upon the death or incapacity of the Steiner Representative). Such appointment shall be binding upon the heirs, executors, administrators, estates, personal representatives, officers, managers, successors and assigns of each Steiner Investor Holder. All decisions

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of the Steiner Representative shall be final and binding on all of the Steiner Investor Holders, and no Steiner Investor Holder shall have the right to object, dissent, protest or otherwise contest the same. The Company shall be entitled to rely upon, without independent investigation, any act, notice, instruction or communication from the Steiner Representative and any document executed by the Steiner Representative on behalf of the Steiner Investor Holders or Majority SLL Investor Holders, and the Company shall be fully protected in connection with any action or inaction taken or omitted to be taken in reliance thereon.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

Company:

ONESPAWORLD HOLDINGS LIMITED

By:

Name:
Title:

HYAC, solely for purposes of Section 18 and any other provisions herein to the extent relating thereto:

HAYMAKER ACQUISITION CORP.

By:
Name:
Title:

Steiner Leisure:

STEINER LEISURE LIMITED

By:
Name:
Title:

[Signature Page to Governance Agreement]

Exhibit A

Form of Joinder Agreement

[To Come]